                                                Filed pursuant to Rule 424(b)(5)
                                                File No. 333-63305

PROSPECTUS SUPPLEMENT
(To Prospectus dated February 23, 1999)

                          $1,176,000,000 (Approximate)

                                  GREEN TREE

                              Seller and Servicer

                       Certificates for Home Equity Loans
                                 Series 1999-A

                               ----------------
     The Certificates will consist of 13 classes, but we are offering only the following classes now:

                             Approximate      Pass-Through                    Underwriting    Proceeds to
Class                    Principal Amount(1)     Rate      Price to Public(2)   Discount       Company(3)
-----                    ------------------- ------------- ------------------ ------------   --------------
A-1A ARM................   $  150,000,000         (4)          100.0000000%        0.235%       99.7650000%
A-1B ARM................   $  150,000,000         (5)          100.0000000%        0.235%       99.7650000%
A-1.....................   $  282,000,000        5.59%          99.9962715%        0.175%       99.8212715%
A-2.....................   $  135,000,000        5.78%          99.9836439%        0.250%       99.7336439%
A-3.....................   $  131,000,000        5.98%          99.9840713%        0.300%       99.6840713%
A-4.....................   $   59,500,000        6.18%          99.9967807%        0.375%       99.6217807%
A-5.....................   $   67,500,000        6.13%          99.9918169%        0.385%       99.6068169%
A-6 IO..................         (6)             5.50%          10.2075679%        0.100%(7)    10.1973603%
M-1.....................   $   72,000,000        6.92%(8)       99.9921438%        0.500%       99.4921438%
M-2.....................   $   61,200,000        7.45%(8)       99.9701441%        0.550%       99.4201441%
B-1.....................   $   43,800,000        8.97%(8)       99.9852310%        0.600%       99.3852310%
B-2A....................   $   24,000,000        7.44%(8)       99.9984801%        0.600%       99.3984801%
                           --------------                    --------------    ----------    --------------
Total...................   $1,176,000,000                    $1,188,157,419    $3,527,649    $1,184,629,770
                           ==============                    ==============    ==========    ==============

--------
(1) May vary plus or minus 5%.
(2) Plus any accrued interest beginning on March 18, 1999.
(3) Before deducting expenses, which we estimate to be $500,000.
(4) The lesser of one-month LIBOR plus 0.26% or the Available Funds Pass-Through Rate, but in no case more than 14%.
(5) The lesser of one-month LIBOR plus 0.28% or the Available Funds Pass-Through Rate, but in no case more than 14%.
(6) Interest on the Class A-6 IO Certificates will be based on a notional principal amount. That notional principal amount will equal $120,000,000 (or the Pool Scheduled Principal Balance, if less) for the first 24 months and will equal zero thereafter.
(7) The underwriting discount for the Class A-6 IO Certificate has been calculated as a percentage of the dollar amount of the price to public for such Certificate.
(8) Or the weighted average of the rates on the loans, if less.

      Investing in the Certificates involves certain risks. Prospective investors should consider carefully the Risk Factors beginning on page S-13 in this prospectus supplement and on page 8 in the prospectus.

                               ----------------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

  The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

  These Certificates will be delivered through the Same-Day Funds Settlement System of the Depository Trust Company on or about March 18, 1999.

  The underwriters named below will offer these securities to the public at the offering price listed on this cover page and they will receive the discount listed above. See "Underwriting" on page S-80 in this prospectus supplement and on page 51 in the prospectus.

                               ----------------

Merrill Lynch & Co.
              Chase Securities Inc.
                           Credit Suisse First Boston
                                        First Union Capital Markets
                                                                Lehman Brothers

          The date of this prospectus supplement is February 23, 1999.

                               TABLE OF CONTENTS
                             Prospectus Supplement

                                                                          Page
                                                                          ----
Summary of the Terms of the Certificates.................................  S-4
Risk Factors............................................................. S-13
Structure of the Transaction............................................. S-14
Use of Proceeds.......................................................... S-14
The Loans................................................................ S-15
Yield and Prepayment Considerations...................................... S-36
Green Tree Financial Corporation......................................... S-46
Description of the Certificates.......................................... S-47
Description of the Class B-2 Limited Guaranty............................ S-74
Certain Federal Income Tax Consequences.................................. S-75
ERISA Considerations..................................................... S-76
Underwriting............................................................. S-80
Legal Matters............................................................ S-81
Annex I..................................................................  A-1
                                   Prospectus
Important Notice about Information Presented in this Prospectus and the
 Accompanying Prospectus Supplement......................................    2
Reports to Holders of the Certificates...................................    2
Where You Can Find More Information......................................    2
Summary of the Terms of the Certificates ................................    3
Risk Factors.............................................................    8
The Trust Fund...........................................................    9
Use of Proceeds..........................................................   10
Green Tree Financial Corporation.........................................   10
Yield Considerations.....................................................   11
Maturity and Prepayment Considerations...................................   11
Description of the Certificates..........................................   12
Certain Legal Aspects of the Loans; Repurchase Obligations...............   23
ERISA Considerations.....................................................   32
Certain Federal Income Tax Consequences..................................   34
Legal Investment Considerations..........................................   50
Ratings..................................................................   51
Underwriting.............................................................   51
Legal Matters............................................................   52
Experts..................................................................   52

  No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this prospectus supplement or the prospectus in connection with the offering covered by this prospectus supplement and prospectus. If given or made, such information or representations must not be relied upon as having been authorized by Green Tree Financial Corporation or the underwriters. This prospectus supplement and prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Certificates in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus supplement and prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus supplement and prospectus or in the affairs of the Green Tree Home Equity Loan Trust 1999-A since the date hereof.

  This document consists of a prospectus supplement and a prospectus. The prospectus provides general information about Green Tree Financial Corporation ("Green Tree" or the "Company"), about Green Tree's home equity lending business, and about any series of certificates for home equity loans that Green Tree may wish to sell. This prospectus supplement contains more detailed information about this series of certificates. Since the terms of this series may differ from the general information provided in the prospectus, you should rely on the information in this prospectus supplement rather than any different information in the prospectus.

  If you have received a copy of this prospectus supplement and prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and prospectus from Green Tree or an underwriter by asking for it.

  No prospectus regarding these Certificates has been or will be prepared in the United Kingdom pursuant to the United Kingdom Public Offers of Securities Regulation 1995. These Certificates may not be offered or sold, or re-offered or re-sold, to persons in the United Kingdom, except (1) to persons whose ordinary activities involve them in acquiring, holding, managing and disposing of investments (as principal or agent) for the purpose of their businesses, or
(2) in circumstances that will not constitute or result in an offer to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulation 1995. You may not pass this prospectus supplement and prospectus, or any other document inviting applications or offers to purchase Certificates or offering Certificates for purchase, to any person in the United Kingdom who (1) does not fall within article 11(3) of the Financial Services Act 1986 (Investment Advisements) (Exemptions) Order 1996 or
(2) is not otherwise a person to whom passing this prospectus supplement and prospectus would be lawful.

                    SUMMARY OF THE TERMS OF THE CERTIFICATES

   This summary highlights selected information regarding the Certificates, and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the Certificates, read this entire prospectus supplement and the accompanying prospectus.

  The 13 classes of Certificates for Home Equity Loans, Series 1999-A (the "Certificates") listed on the table below will represent interests in a trust consisting of a pool of home equity loans.

                                  Pass-Through     Approximate      S&P   Fitch
Class                                 Rate     Principal Amount(1) Rating Rating
-----                             ------------ ------------------- ------ ------
A-1A ARM.........................     (2)         $150,000,000      AAA    AAA
A-1B ARM.........................     (3)          150,000,000      AAA    AAA
A-1..............................    5.59%         282,000,000      AAA    AAA
A-2..............................    5.78%         135,000,000      AAA    AAA
A-3..............................    5.98%         131,000,000      AAA    AAA
A-4..............................    6.18%          59,500,000      AAA    AAA
A-5..............................    6.13%          67,500,000      AAA    AAA
A-6 IO...........................    5.50%             (4)          AAAr   AAA
M-1..............................    6.92%(5)       72,000,000       AA     AA
M-2..............................    7.45%(5)       61,200,000        A      A
B-1..............................    8.97%(5)       43,800,000      BBB    BBB
B-2A.............................    7.44%(5)       24,000,000      BBB    BBB
B-2(6)...........................    8.97%(5)       24,000,000      BBB-   BBB+

-------
(1) May vary plus or minus 5%.
(2) The lesser of one-month LIBOR plus 0.26% or the Available Funds Pass-Through Rate, but in no case more than 14%.
(3) The lesser of one-month LIBOR plus 0.28% or the Available Funds Pass Through Rate, but in no case more than 14%.
(4) Interest on the Class A-6 IO Certificates will be based on a notional principal amount. That notional principal amount will equal $120,000,000 (or the Pool Scheduled Principal Balance, if less) for the first 24 months and will equal zero thereafter.
(5) Or the weighted average of the rates on the loans, if less.
(6) Green Tree will retain the Class B-2 Certificates initially, but may sell them later pursuant to this prospectus supplement.

Seller and Servicer........  Green Tree Financial Corporation, 1100 Landmark
                             Towers, 345 St. Peter Street, St. Paul, Minnesota 55102, telephone: (651) 293-3400.

Trustee....................  U.S. Bank Trust National Association, St. Paul,
                             Minnesota.

Payment Date...............  The fifteenth day of each month, or if that day is not a regular business day, the next regular business day. The first payment date will be April 15, 1999.

Record Date................  The business day immediately prior to the payment date (for example, if the payment date is April 15, the record date would be April 14, assuming that April 14 is a regular business day).

Description of
Certificates...............  The Class A-1A ARM, Class A-1B ARM, Class A-1,
                             Class A-2, Class A-3, Class A-4, Class A-5, and Class A-6 IO Certificates are senior certificates. We call all of these certificates the "Class A Certificates."

                             The Class M-1 and Class M-2 Certificates are subordinated certificates. We call these certificates the "Class M Certificates."

                             The Class B-1, Class B-2A and Class B-2
                             Certificates are also subordinated certificates. We call these certificates the "Class B Certificates."

Distributions on the
   Certificates............  Distributions on the Certificates on any payment date will be made primarily from amounts collected during the prior calendar month on the home equity loans comprising the pool (the "Amount Available"). On each payment date, the Trustee will apply these amounts to make distributions of principal and interest on the Certificates in the following order of priority:

                               - payment of the monthly servicing fee, if Green Tree is no longer the servicer;

                               -  Class A interest;

                               -  Class M-1 interest;

                               -  Class M-2 interest;

                               -  Class B-1 interest;

                               - Class A principal (other than the Class A-6 IO Certificates);

                               -  Class M-1 principal;

                               -  Class M-2 principal;

                               -  Class B-1 principal;

                               -  Class B-2A interest;

                               -  Class B-2A principal;

                               -  Class B-2 interest;

                               -  Class B-2 principal;

                               - payment of any additional amounts due on the Class A-1A ARM and Class A-1B ARM Certificates because of the "Available Funds Pass-Through Rate" limitation on their respective Pass-Through Rates;

                               -  payment of the monthly servicing fee to
                                  Green Tree; and

                               -  Class B-2A additional principal.

                             See "Description of the Certificates--Payments on Loans" for a detailed description of the amounts that will constitute the Amount Available for any payment due.

A. Interest on the Class
   A, Class M-1, Class M-2
   and Class B-1
   Certificates............  Interest will be payable first to each class of
                             Class A Certificates concurrently, then to the Class M-1 Certificates, then to the Class M-2 Certificates, and then to the Class B-1 Certificates, to the extent of the Amount Available. See "Description of the Certificates-- Distributions on Certificates" and "--Losses on Liquidated Loans" for a more detailed description of the calculation of interest payable on the Certificates.

B. Principal on the Class
   A, Class M and
   Class B-1 Certificates
   ........................  After payment of the interest due on the
                             Certificates described above, the Trustee will then apply any remaining Amount Available to pay principal on the Class A (except the Class A-6 IO Certificates, which will receive no principal), Class M and Class B-1 Certificates in the amounts and order of priority set forth below:

                             First, the Trustee will distribute a formula amount dictated by the amount of principal due (whether or not collected) on the adjustable rate home equity loans for that payment date, to the Class A-1A ARM and Class A-1B ARM Certificates.

                             Second, the Trustee will distribute a portion of a formula amount dictated by the amount of principal due (whether or not collected) on the fixed-rate home equity loans for that payment date, to the other Class A and the Class M Certificates. These distributions will be made in the following order:

                               - a specified portion of the formula principal amount will be payable to the Class A-5 Certificates, then

                               - to the Class A-1 Certificates until retired, then

                               - to the Class A-2 Certificates until retired, then

                               - to the Class A-3 Certificates until retired, then

                               - to the Class A-4 Certificates until retired, then

                               - to the Class A-5 Certificates until retired, then

                               - to the Class M-1 Certificates until retired, and then

                               -  to the Class M-2 Certificates until retired.

                             After paying the amounts of principal due on the Class A and Class M Certificates described above, the Trustee will then apply any remaining Amount Available to pay principal on the Class B-1 Certificates until retired. Generally, the amount of principal payable on the Class B-1 Certificates will be zero until April 2002, and thereafter will depend on the satisfaction of certain tests relating to the performance of the home equity loans and the amount of principal previously paid on the Class A and Class M Certificates.

                             See "Description of the Certificates--
                             Distributions on Certificates" for a more detailed description of the calculation of principal payable on the Certificates.

C. Class B-2A Interest.....  After paying the amount of interest and principal due on the Certificates described above, the Trustee will then apply the remaining Amount Available to pay interest on the Class B-2A Certificates. See "Description of the Certificates--Distributions on Certificates" for a more detailed description of the calculation of interest payable on the Class B-2A Certificates.

D. Class B-2A Principal....  After paying the amounts of interest and principal due on the Certificates described above, the Trustee will then apply the remaining Amount Available to pay a specified portion of the formula principal amount as principal on the Class B-2A Certificates until retired. See "Yield and Prepayment Considerations" and "Description of the Certificates--Distributions on Certificates--Class B-2A Principal" for a more detailed description of the timing and amount of principal distributions to be paid on the Class B-2A Certificates.

E. Class B-2 Interest......  After paying the amounts of interest and principal due on the Certificates described above, the Trustee will then apply any remaining Amount Available to pay interest on the Class B-2 Certificates. See "Description of the Certificates--Distributions on Certificates" for a more detailed description of the calculation of interest payable on the Class B-2 Certificates.

F. Class B-2 Principal.....  After paying the amounts of interest and principal due on the Certificates described above, the Trustee will then apply the remaining Amount Available to pay a specified portion of the formula principal amount as principal on the Class B-2 Certificates.

G. Class B-2A Additional     After paying the amounts of interest and
Principal..................  principal due on the Certificates described above, and after paying the Monthly Servicing Fee to the Servicer, the Trustee will apply 50% of the remaining Amount Available, if any, to the payment of additional principal on the Class B-2A
                             Certificates.

Class B-2 Limited
Guaranty...................  Green Tree will guarantee payment of interest and principal on the Class B-2 Certificates. The
                             Class B-2 Limited Guaranty is of no benefit to any other class of Certificates (including the Class B-2A Certificates) and will be an unsecured general obligation of Green Tree unsupported by any letter of credit or other credit enhancement. See "Description of the Class B-2 Limited Guaranty" for a complete description of Green Tree's obligation under the Class B-2 Limited Guaranty.

Capitalized Interest
Account....................  The Trustee will establish a capitalized interest account to cover interest payments on the Certificates on the payment dates in April, May and June 1999 in the event that interest collections on the loans are insufficient. Any funds remaining in the capitalized interest account will be released to a subsidiary of Green Tree in June 1999 (or after the pre-funding account described below has been fully used, if earlier).

Subordination of Class M
and Class B Certificates...  The Class M and Class B-1 Certificates will be subordinate to the Class A Certificates, meaning that the Trustee will apply the Amount Available to pay all interest then due on the Class A Certificates before paying the interest then due on the Class M and Class B-1 Certificates, and the Trustee will likewise apply the remaining Amount Available (after paying interest on the Class A, Class M and Class B-1 Certificates) to pay all principal then due on the Class A Certificates before paying any principal on the Class M or Class B-1 Certificates. The Class M-2 Certificates will be similarly subordinated to the Class M-1 Certificates. In addition, the Class B-1 Certificates are entitled to interest only after payment of all interest then due on the Class A and Class M Certificates and to principal distributions only after all the Class A and Class M Certificates are paid in full, or if certain tests relating to the performance of the home equity loans are met. This increases the possibility that the Class A and Class M Certificates would be paid in full but the Class B-1 Certificates would not. The Class B-2A Certificates will be subordinated to the Class A, Class M and Class B-1 Certificates, with interest and principal payable from the Amount Available only after payment of all interest and principal then due on the Class A, Class M and Class B-1 Certificates. The Class B-2 Certificates will be similarly subordinated to the Class B-2A Certificates. See "Description of the Certificates-- Distributions on Certificates" for a more detailed description of the manner and order of priority of distributions on the Certificates.

                             In addition, in the event of severe losses and delinquencies on the home equity loans comprising the pool, those losses will first be imposed on the Class B-2 Certificates, then on the Class B-2A Certificates, then on the Class B-1 Certificates, and then on the Class M-2 Certificates, and so on through classes of increasing seniority. See "Description of the Certificates--Losses on Liquidated Loans" for a more detailed description of the allocation of losses on the home equity loans.

Home Equity Loans..........  The pool will include two types of home equity loans: fixed-rate home equity loans and
                             adjustable rate home equity loans. In this summary, we sometimes refer to the home equity loans as the "loans." References to percentages of the loans refer to the percentage of the aggregate principal balance of the loans as of the Cut-off Date.

A. Fixed-Rate Home Equity
   Loans...................  This prospectus supplement provides information regarding a portion of the fixed-rate home equity loans, representing about 45.85% of all the fixed-rate home equity loans. Green Tree will transfer another portion of the fixed-rate home equity loans to the trust on the closing date, and will transfer the remaining fixed-rate home equity loans to the trust within 90 days after the closing date.

                             With respect to the fixed-rate home equity loans (as of the Cut-off Date):

                               - all are secured by a lien on the related real property;

                               - the related properties are located in 48 states and the District of Columbia;

                               -  there are 6,952 loans;

                               -  the contract rates range from 4.75% to
                                  18.95%, with a weighted average of 11.29%;

                               -  the weighted average term to scheduled
                                  maturity, as of their dates of origination, was 249 months, and the weighted average term to scheduled maturity, as of the Cut-off Date, was 247 months;

                               -  23.70% are balloon loans and the rest
                                  provide for level monthly payments for the duration of the loan;

                               - the weighted average contract rate on the balloon loans was 11.11%;

                               - the balloon loans had a weighted average term to scheduled maturity, as of their dates of origination, of 199 months, and a weighted average to maturity as of the Cut-off Date of 198 months; and

                               - the latest scheduled maturity date was in February, 2029.

                             See "The Loans--Fixed-Rate Loans" for a more detailed description of the fixed-rate home equity loans and the permissible characteristics of the second and third portions of the fixed-rate home equity loans.

B. Adjustable Rate Home
   Equity Loans............  This prospectus supplement provides information regarding a portion of the adjustable rate home equity loans, representing about 56.74% of all the adjustable rate home equity loans. Green Tree will transfer another portion of the adjustable rate home equity loans to the trust on the closing date, and will transfer the remaining adjustable rate home equity loans to the trust within 90 days after the closing date.

                             For purposes of calculating the amount of principal payable on each payment date on the Class A-1A ARM and Class A-1B ARM Certificates, the adjustable rate loans have been divided into two groups, Group I and Group II, respectively. This prospectus supplement provides information regarding the initial Group I adjustable rate loans and the initial Group II adjustable rate loans. See "The Loans--Adjustable Rate Loans" for a more detailed description of the adjustable rate home equity loans and the permissible characteristics of the second and third portions of the adjustable rate home equity loans.

 1. Group I...............   With respect to the Group I adjustable rate loans
                             (as of the Cut-off Date):

                               - all are secured by a lien on the related real
                                 property;

                               - the related properties are located in 40
                                 states and the District of Columbia;

                               - there are 786 loans;

                               - no loan has a principal balance at
                                 origination of more than $240,000.00;

                               - each loan accrues interest at a fixed rate
                                 for no more than 36 months, and thereafter the interest rate adjusts semiannually to equal the sum of the six-month LIBOR and the gross margin specified in that loan;

                               - the weighted average term to scheduled
                                 maturity, as of their dates of origination, was 360 months, and the weighted average term to scheduled maturity, as of the Cut-off Date, was 358 months.

 2. Group II .............   With respect to the Group II adjustable rate
                             loans (as of the Cut-off Date):

                               - all are secured by a lien on the related real
                                 property;

                               - the related properties are located in 41
                                 states and the District of Columbia;

                               - there are 671 loans;

                               - each loan accrues interest at a fixed rate
                                 for no more than 35 months, and thereafter the interest rate adjusts semiannually to equal the sum of the six-month LIBOR and the gross margin specified in that loan;

                               - the weighted average term to scheduled
                                 maturity, as of their dates of origination, was 360 months, and the weighted average term to scheduled maturity, as of the Cut-off Date, was 358 months.

Pre-Funding Account........  If the aggregate principal balance of the loans transferred by Green Tree to the trust on the closing date is less than the aggregate original principal balance of the Certificates, that difference (which Green Tree expects will be approximately $300,000,000) will be deposited by the Trustee in a pre-funding account, and those funds will be used to purchase loans from time to time until June 14, 1999. If those funds are not completely used by June 14, 1999, the remaining funds (if any) will be distributed as principal on the Class A-1 Certificates (to the extent of remaining funds that had been allocated for the purchase of fixed-rate loans), and on the Class A-1A ARM and Class A-1B ARM Certificates (to the extent of remaining funds that had been allocated for the purchase of adjustable rate loans) on the June 1999 payment date.

Advances...................  The Servicer is obligated to make advances each month of any scheduled payments on the loans that were due but not received during the prior Due Period, but it will be entitled to reimbursement for any advance. See "Description of the Certificates--Advances" in this prospectus supplement and in the prospectus for a more detailed description of the Servicer's obligation to make advances and its right to be reimbursed for advances.

Repurchase or Substitution
Obligations................  Green Tree will make representations and warranties about the loans when it transfers them to the trust. If a representation or warranty is breached in a way that materially and adversely affects the interests of the Certificateholders, then Green Tree must, within 90 days, either (i) cure the breach or (ii) repurchase the defective loans. During the first two years after the closing date, Green Tree may substitute other loans instead of repurchasing defective loans. See "Description of the Certificates--Conveyance of Loans" in this prospectus supplement and in the prospectus for a more complete description of Green Tree's representations and warranties about the loans, its repurchase obligation, and its right to substitute loans.

Repurchase Options.........  After the scheduled principal balance of the loans is less than 10% of the scheduled principal balance of the loans as of their applicable cut-off dates, the servicer will have the option to purchase all of the outstanding loans. See "Description of the Certificates--Repurchase Option" in this prospectus supplement and in the prospectus for a more detailed description of the terms of this repurchase option.

Ratings....................  The Certificates will not be issued and sold unless Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. ("S&P") and Fitch IBCA, Inc. ("Fitch") have assigned the ratings specified on page S-4 (or better) to the Certificates.

                             The ratings on each class of Certificates by S&P addresses the likelihood of timely receipt of interest and ultimate receipt of principal. The rating of each class of Certificates by Fitch addresses the likelihood of the receipt of Certificateholders of all distributions to which such Certificateholders are entitled. The ratings of S&P and Fitch do not address the likelihood of payment of any interest carried forward and payable to the Class A-1A ARM and Class A-1B ARM Certificateholders on future payment dates. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                             S&P assigns the additional rating of "r" to highlight classes of securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks.

                              The ratings of the Class B-2 Certificates are based in part on an assessment of Green Tree's ability to make payments under the Class B-2 Limited Guaranty. Any reduction in the rating of Green Tree's debt securities may result in a similar reduction in the ratings of the Class B-2 Certificates.

                              Green Tree has not requested a rating of the Certificates from any rating agencies other than S&P and Fitch. You must not assume that another rating agency will assign a rating to any of these Certificates, nor should you assume what any such rating, if issued, would be.

Tax Status.................   In the opinion of counsel to Green Tree, for
                              federal income tax purposes the trust will consist of two segregated asset pools--the
                              "Master REMIC" and the "Subsidiary REMIC" and each will be treated as a separate "real estate mortgage investment conduit" or "REMIC." Each class of Certificates will constitute "regular interests" in the Master REMIC and generally will be treated as debt instruments of the trust for federal income tax purposes. If you purchase a Certificate, you will be required to include as income all interest paid on the Certificates
                              (including any original issue discount), in accordance with the accrual method of accounting, even if you usually use the cash method of accounting. The Class A-6 IO Certificates will be considered to have been issued with original issue discount. See "Certain Federal Income Tax
                              Consequences" in this prospectus supplement and in the prospectus for a more detailed description of the tax status of the Certificates.

ERISA Considerations........  Subject to the conditions described under "ERISA
                              Considerations," employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended, may purchase Class A Certificates. An employee benefit plan may not purchase any other class of Certificates, unless it satisfies the conditions described under "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment
Considerations..............  The Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because a number of the loans are not secured by first liens on the related real estate, as required by SMMEA. This means that many institutions that have the legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Certificates. You should consult with your own legal advisor to decide whether and to what extent you may legally invest in the Certificates.

                                  RISK FACTORS

  You should consider the following risk factors in deciding whether to purchase Certificates. There are more risk factors that are applicable to any series of certificates like these. Those risk factors are printed in the prospectus and you should consider those risk factors also.

   Reliance on Historical Data With Respect to Home Equity Loans. If you purchase a Certificate, the return on your investment will depend largely on the performance of the loans constituting the underlying pool. We have disclosed Green Tree's historical delinquency experience with home equity loans under "The Loans" in this prospectus supplement, but the historical experience may not be an accurate prediction of the performance of the home equity loans constituting the pool for several reasons. First, Green Tree's historical experience with home equity loans is limited: it began purchasing and servicing them in January 1996. If Green Tree's historical experience were longer, or involved a larger number of home equity loans, the data might well be substantially different, and some investors might consider the data a better predictor of the performance of the pool. Second, historical experience with the performance of one pool of loans is never a completely reliable predictor of the future performance of another pool of loans. Third, the information incorporates some home equity loans that are not of the type to be included in the pool, and therefore the information presented is not necessarily indicative of Green Tree's delinquency experience with respect to home equity loans similar to the home equity loans comprising the pool. You must not assume that the pool will experience delinquencies identical to the historical data presented here. Because of Green Tree's limited experience with home equity loans, we have not included Green Tree's loan loss or liquidation experience with home equity loans in this prospectus supplement.

   Balloon Loans. A substantial number (approximately 23.70%) of the loans are "balloon loans." These loans require equal monthly payments, consisting of principal and interest, based on a stated amortization schedule, and a single payment of the remaining principal balance of the loan at maturity. The remainder of the loans require substantially equal monthly payments that are, if timely paid, sufficient to amortize fully the principal balance of the loan on or before its maturity date. The balloon loans may present a higher risk of default than the fully-amortizing loans, because the balloon loan borrowers are required to make a larger payment at maturity. If you purchase a Certificate, the return on your investment will depend largely on the performance of the loans constituting the pool. If a substantial number of the balloon loans default, causing higher than expected defaults and losses on the pool, you may suffer a loss on your investment.

   Truth-in-Lending Considerations. It is likely that some loans in the pool are subject to the Home Ownership and Equity Protection Act of 1994 (the "Home Protection Act"). The Home Protection Act adds certain additional provisions to Regulation Z, the implementing regulation of the Federal Truth-in-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or up-front fees and charges. A violation of these provisions of the Home Protection Act can affect the enforceability of the related loan, and it subjects any assignee of such a loan (such as the trust) to all the claims and defenses that the consumer could assert against the creditor, including the right to rescind the loan. If you purchase a Certificate, the return on your investment will depend largely on the performance of the loans constituting the pool. If Green Tree is found to have violated provisions of the Home Protection Act with respect to any loan that is subject to the Home Protection Act, the trust may be unable to collect on that loan. Green Tree would, however, be obligated to repurchase that loan because of the breach of its representation and warranty.

   Variations in Loan Characteristics. This prospectus supplement describes a portion of the loans. The additional loans that Green Tree delivers on the closing date and the subsequent loans that Green Tree delivers after the closing date will have characteristics that differ somewhat from the initial loans described in this prospectus supplement. However, each of the additional loans and subsequent loans must satisfy the eligibility criteria described under "Description of the Certificates--Conveyance of Loans" and "--Conveyance of Subsequent Loans and Pre-Funding Account" in this prospectus supplement. We will file Current Reports on Form 8-K following the purchase of additional loans and subsequent loans by the trust and following the termination of the funding period. The Current Report on Form 8-K will include the same type of information regarding the subsequent loans that is included in this prospectus supplement with respect to the initial loans.

                          STRUCTURE OF THE TRANSACTION

  On or about March 18, 1999 (the "Closing Date"), the Company will establish the trust (the "Trust") pursuant to a Pooling and Servicing Agreement to be dated as of February 1, 1999 (the "Agreement"), between the Company, as Seller and Servicer, and the Trustee.

  The Class A-1A ARM, Class A-1B ARM, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 IO, Class M-1, Class M-2, Class B-1, Class B-2A and Class B-2 Certificates (the "Certificates") will be issued by the Trust, the corpus of which will consist primarily of a pool (the "Loan Pool") comprised of closed-end home equity loans (the "Loans"), including all rights to receive payments due on such Loans after (i) January 31, 1999 (or the date of origination thereof, if later) for each Loan other than those Loans that are purchased by the Trust between the Closing Date and June 14, 1999 (the "Subsequent Loans") and (ii) for each Subsequent Loan, the date on which such Loan is purchased by the Trust (in each case, the "Cut-off Date"), liens on the related real estate and amounts held for the Trust in the Certificate Account (as defined below). The Trust will also issue several other classes of more subordinated certificates, which are described in "Description of the Certificates" but are not being offered hereby.

  Payments and recoveries in respect of principal and interest on the Loans will be paid into a separate trust account maintained at an Eligible Institution (initially U.S. Bank National Association, Minneapolis, Minnesota) in the name of the Trust (the "Certificate Account"), no later than one business day after receipt. Payments on deposit in the Certificate Account and constituting the Amount Available will be applied on the fifteenth day of each month (or, if such day is not a business day, the next succeeding business day) (each, a "Payment Date") to make the distributions to the Certificateholders as of the immediately preceding Record Date as described under "Description of the Certificates--Distributions on Certificates" herein and to pay certain monthly fees to the Servicer as compensation for its servicing of the Loans (the "Monthly Servicing Fee").

  The Servicer will be obligated to advance for each Payment Date any scheduled payments ("Advances") on the Loans that were due but not received during the calendar month preceding the month in which the Payment Date occurs (the "Due Period"). The Servicer will be entitled to reimbursement of an Advance from funds available therefor in the Certificate Account. The Servicer will not be required to make any Advance to the extent that it does not expect to recoup the Advance from subsequent funds available therefor in the Certificate Account. If the Servicer fails to make any Advance required under the Agreement, the Trustee is obligated (subject to certain conditions) to make such Advance.

  Following the transfer of the Loans from the Company to the Trust, the obligations of the Company are limited to (a) its obligations as Servicer to service the Loans, (b) certain representations and warranties in the Agreement as described under "Description of the Certificates--Conveyance of Loans" herein and (c) certain indemnities. The Company is obligated under the Agreement to repurchase at the Repurchase Price, or, at its option, to substitute another loan for, any Loan on the first Payment Date which is more than 90 days after the Company becomes aware, or the Company receives written notice from the Trustee, of any breach of any such representation and warranty in the Agreement that materially and adversely affects the Certificateholders' interest in such Loan if such breach has not been cured prior to such date. The Agreement also provides that the Company has certain obligations to repurchase Loans and to indemnify the Trustee and Certificateholders with respect to certain other matters.

                                USE OF PROCEEDS

  The Company will use the net proceeds received from the sale of the Certificates for working capital and general corporate purposes, including building a portfolio of home equity loans, providing warehouse financing for the purchase of loans and other costs of maintaining such loans until they are pooled and sold to other investors.

                                   THE LOANS

Fixed-Rate Loans

  The Loan Pool includes Fixed-Rate Loans (meaning all Loans other than the Adjustable Rate Loans, described separately below). This Prospectus Supplement contains information regarding the initial Fixed-Rate Loans, which will represent approximately 45.85% of all Fixed-Rate Loans (the "Initial Fixed-Rate Loans"), and which consist of closed-end home equity loans originated through January 31, 1999. The information for each Initial Fixed-Rate Loan is as of the Cut-off Date for such Loan. Under the Agreement, the Trust may purchase additional Fixed-Rate Loans (the "Additional Fixed-Rate Loans") on the Closing Date and may purchase Subsequent Fixed-Rate Loans until June 14, 1999. See "Description of the Certificates--Conveyance of Subsequent Loans and Pre-Funding Account" below.

  The Initial Fixed-Rate Loans have an aggregate principal balance of $412,624,098.32. Each Fixed-Rate Loan is a closed-end home equity loan originated by the Company or by a Company-approved correspondent lender and purchased by the Company. Each Fixed-Rate Loan is secured by a lien on the related real estate.

  The Company will make certain representations and warranties in the Agreement, including that (a) each Fixed-Rate Loan is fully amortizing and provides for level monthly payments over the term of such loan, computed on the simple interest method (except for Loans that provide for the payment of the unamortized principal balance of the Loan in a single payment at the maturity of the Loan that is greater than the preceding monthly payment (the "Balloon Loans") and the step-up rate Loans), (b) each Initial Fixed-Rate Loan has its last scheduled payment due no later than February 6, 2029, and (c) each Fixed-Rate Loan is secured by a lien on the related real estate. The Fixed-Rate Loans will be originated or acquired by the Company in the ordinary course of the Company's business. A detailed listing of the Initial Fixed-Rate Loans is appended to the Agreement. See "Description of the Certificates" herein and in the Prospectus. Each of the Initial Fixed-Rate Loans has an annual rate of interest (the "Loan Rate") of at least 4.75% and not more than 18.95% and the weighted average of the Loan Rates of the Initial Fixed-Rate Loans as of the Cut-off Date is 11.29%. As of the Cut-off Date, the Initial Fixed-Rate Loans had remaining maturities of at least 26 months but not more than 360 months and original maturities of at least 36 months but not more than 360 months. The Initial Fixed-Rate Loans had a weighted average term to scheduled maturity, as of origination, of 249 months, and a weighted average term to scheduled maturity, as of the Cut-off Date, of 247 months. The average principal balance per Initial Fixed-Rate Loan as of the Cut-off Date was $59,353.29 and the principal balances on the Initial Fixed-Rate Loans as of the Cut-off Date ranged from $7,676.17 to $425,000.00. The Balloon Loans included in the Initial Fixed-Rate Loans consisted of 1,164 closed-end home equity loans and have a principal balance as of the Cut-off Date of $97,785,147.51. The weighted average of the Loan Rates of such Balloon Loans as of the Cut-off Date was 11.11%, and such Balloon Loans had a weighted average term to scheduled maturity, as of origination, of 199 months, and a weighted average term to scheduled maturity, as of the Cut-off Date, of 198 months. The Initial Fixed-Rate Loans arise from loans relating to real property located in 48 states and the District of Columbia. By principal balance as of the Cut-off Date, approximately 9.44% of the Initial Fixed-Rate Loans were secured by real property located in California, 6.36% in Ohio, 5.60% in Michigan and 5.34% in North Carolina. No other state represented 5.00% or more of the aggregate of the Cut-off Date principal balances of all the Loans as of their applicable Cut-off Date (the "Cut-off Date Pool Principal Balance") of the Initial Fixed-Rate Loans.

  Set forth below is a description of certain additional characteristics of the Initial Fixed-Rate Loans. Percentages in these tables may not add up to 100.00% due to rounding.

  Geographical Distribution of Mortgaged Properties--Initial Fixed-Rate Loans

                                        % of Initial                           % of Initial
                                      Fixed-Rate Loans                       Fixed-Rate Loans
                          Number of     by Number of    Aggregate Principal   by Outstanding
                         Loans as of      Loans as      Balance Outstanding Principal Balance
State                    Cut-off Date  of Cut-off Date  as of Cut-off Date  as of Cut-off Date
-----                    ------------ ----------------- ------------------- ------------------
Alabama.................      265            3.81%        $ 13,321,819.04           3.23%
Arizona.................      145            2.09            9,162,746.42           2.22
Arkansas................       57            0.82            3,493,734.05           0.85
California..............      489            7.03           38,955,418.32           9.44
Colorado................      141            2.03            9,429,898.34           2.29
Connecticut.............       62            0.89            4,529,426.91           1.10
Delaware................       30            0.43            2,044,010.37           0.50
District of Columbia....        6            0.09              223,019.61           0.05
Florida.................      266            3.83           13,982,927.57           3.39
Georgia.................      238            3.42           14,339,935.91           3.48
Idaho...................       27            0.39            1,229,170.64           0.30
Illinois................      320            4.60           19,343,603.66           4.69
Indiana.................      247            3.55           12,659,964.13           3.07
Iowa....................      143            2.06            7,938,645.56           1.92
Kansas..................      103            1.48            5,182,046.37           1.26
Kentucky................      148            2.13            7,934,565.96           1.92
Louisiana...............      194            2.79           10,237,474.86           2.48
Maine...................        6            0.09              399,339.13           0.10
Maryland................      159            2.29            7,957,416.78           1.93
Massachusetts...........       76            1.09            5,709,402.54           1.38
Michigan................      352            5.06           23,101,361.11           5.60
Minnesota...............      112            1.61            7,225,069.17           1.75
Mississippi.............       90            1.29            4,484,847.46           1.09
Missouri................      178            2.56           10,135,209.67           2.46
Montana.................       21            0.30            1,260,601.01           0.31
Nebraska................       57            0.82            3,210,895.14           0.78
Nevada..................       76            1.09            4,524,285.91           1.10
New Hampshire...........       11            0.16              498,440.53           0.12
New Jersey..............      113            1.63            6,018,503.58           1.46
New Mexico..............       46            0.66            3,572,735.00           0.87
New York................      228            3.28           15,165,947.11           3.68
North Carolina..........      367            5.28           22,036,116.35           5.34
North Dakota............       16            0.23              938,715.44           0.23
Ohio....................      460            6.62           26,230,637.01           6.36
Oklahoma................       62            0.89            3,460,740.17           0.84
Oregon..................       63            0.91            3,506,715.10           0.85
Pennsylvania............      306            4.40           17,702,817.13           4.29
Rhode Island............       25            0.36            1,554,117.50           0.38
South Carolina..........      164            2.36            9,332,835.47           2.26
South Dakota............       19            0.27            1,082,350.63           0.26
Tennessee...............      146            2.10            7,611,474.09           1.84
Texas...................      302            4.34           13,598,065.02           3.30
Utah....................       61            0.88            3,013,823.43           0.73
Vermont.................        3            0.04               57,811.87           0.01
Virginia................      157            2.26           10,251,190.10           2.48
Washington..............      146            2.10            9,984,873.81           2.42
West Virginia...........       51            0.73            2,629,192.34           0.64
Wisconsin...............      156            2.24           10,020,484.13           2.43
Wyoming.................       42            0.60            2,339,676.87           0.57
                            -----          ------         ---------------         ------
    Total...............    6,952          100.00%        $412,624,098.32         100.00%
                            =====          ======         ===============         ======

                 Years of Origination--Initial Fixed-Rate Loans

                                                                 % of Initial Fixed-
                                                                    Rate Loans by
                                            Aggregate Principal Outstanding Principal
                          Number of Loans   Balance Outstanding     Balance as of
Year of Origination      as of Cut-off Date as of Cut-off Date      Cut-off Date
-------------------      ------------------ ------------------- ---------------------
1995....................          10          $    255,718.71            0.06%
1996....................         221             5,720,425.92            1.39
1997....................          44             1,880,130.68            0.46
1998....................       4,730           279,110,790.75           67.64
1999....................       1,947           125,657,032.26           30.45
                               -----          ---------------          ------
    Total...............       6,952          $412,624,098.32          100.00%
                               =====          ===============          ======

        Distribution of Original Loan Amounts--Initial Fixed-Rate Loans

                                                                  % of Initial Fixed-
                                                                     Rate Loans by
                                             Aggregate Principal Outstanding Principal
                           Number of Loans   Balance Outstanding     Balance as of
 Original Loan Amount     as of Cut-off Date as of Cut-off Date      Cut-off Date
 --------------------     ------------------ ------------------- ---------------------
 Less than $10,000.00....          12          $    105,780.54            0.03%
 $ 10,000.00 to
  $ 19,999.99............       1,016            14,768,686.17            3.58
 $ 20,000.00 to
  $ 29,999.99............       1,039            25,052,426.92            6.07
 $ 30,000.00 to
  $ 39,999.99............         773            26,481,895.46            6.42
 $ 40,000.00 to
  $ 49,999.99............         755            33,517,441.06            8.12
 $ 50,000.00 to
  $ 59,999.99............         622            33,903,762.06            8.22
 $ 60,000.00 to
  $ 69,999.99............         590            38,021,095.52            9.21
 $ 70,000.00 to
  $ 79,999.99............         495            36,806,563.44            8.92
 $ 80,000.00 to
  $ 89,999.99............         329            27,685,707.61            6.71
 $ 90,000.00 to
  $ 99,999.99............         255            24,108,152.10            5.84
 $100,000.00 to
  $109,999.99............         221            23,157,686.75            5.61
 $110,000.00 to
  $119,999.99............         158            18,147,369.88            4.40
 $120,000.00 to
  $129,999.99............         143            17,806,373.33            4.32
 $130,000.00 to
  $139,999.99............         124            16,681,469.19            4.04
 $140,000.00 to
  $149,999.99............          94            13,630,362.48            3.30
 $150,000.00 to
  $159,999.99............          78            11,975,493.27            2.90
 $160,000.00 to
  $169,999.99............          54             8,921,514.08            2.16
 $170,000.00 to
  $179,999.99............          33             5,737,366.86            1.39
 $180,000.00 to
  $189,999.99............          34             6,250,565.23            1.51
 $190,000.00 to
  $199,999.99............          25             4,870,898.22            1.18
 $200,000.00 to
  $209,999.99............          21             4,302,150.61            1.04
 $210,000.00 to
  $219,999.99............          18             3,872,340.44            0.94
 Greater than
  $219,999.99............          63            16,818,997.10            4.08
                                -----          ---------------          ------
     Total...............       6,952          $412,624,098.32          100.00%
                                =====          ===============          ======

                      Loan Rates--Initial Fixed-Rate Loans

                                                                % of Initial Fixed-Rate
                                                                       Loans by
                                            Aggregate Principal  Outstanding Principal
                          Number of Loans   Balance Outstanding      Balance as of
Loan Rate                as of Cut-off Date as of Cut-off Date       Cut-off Date
---------                ------------------ ------------------- -----------------------
Less than 7.01%.........           5          $    388,359.55             0.09%
 7.01 to  8.00%.........          34             3,550,114.98             0.86
 8.01 to  9.00%.........         189            19,075,206.88             4.62
 9.01 to 10.00%.........         741            71,350,667.75            17.29
10.01 to 11.00%.........       1,565           128,021,412.78            31.03
11.01 to 12.00%.........       1,256            75,325,698.90            18.26
12.01 to 13.00%.........       1,239            53,150,088.11            12.88
13.01 to 14.00%.........       1,238            40,787,563.76             9.88
14.01 to 15.00%.........         439            14,007,750.32             3.39
15.01 to 16.00%.........         129             3,688,255.82             0.89
16.01 to 17.00%.........          79             2,223,722.48             0.54
Greater than 17.00%.....          38             1,055,256.99             0.26
                               -----          ---------------           ------
    Total...............       6,952          $412,624,098.32           100.00%
                               =====          ===============           ======

             Remaining Months to Maturity--Initial Fixed-Rate Loans

                                                                % of Initial Fixed-Rate
                                                                       Loans by
  Months Remaining to                       Aggregate Principal  Outstanding Principal
   Scheduled Maturity     Number of Loans   Balance Outstanding      Balance as of
   As of Cut-off Date    as of Cut-off Date as of Cut-off Date       Cut-off Date
  -------------------    ------------------ ------------------- -----------------------
Fewer than 31...........           1          $      8,304.39                *
 31 to  60..............          77             1,494,658.41             0.36%
 61 to  90..............          79             2,248,021.69             0.54
 91 to 120..............         419            12,489,424.86             3.03
121 to 150..............          93             3,028,740.47             0.73
151 to 180..............       2,485           125,184,848.48            30.34
181 to 210..............          15               694,407.21             0.17
211 to 240..............       2,002           122,533,950.88            29.70
241 to 270..............           5               343,935.07             0.08
271 to 300..............         917            63,986,607.11            15.51
301 to 330..............           2                81,724.31             0.02
331 to 360..............         857            80,529,475.44            19.52
                               -----          ---------------           ------
    Total...............       6,952          $412,624,098.32           100.00%
                               =====          ===============           ======

--------
* Indicates an amount greater than zero but less than 0.005% of the aggregate principal balance of the Initial Fixed-Rate Loans.

                    Lien Position--Initial Fixed-Rate Loans

                                                        % of Initial Fixed-Rate
                                                               Loans by
                                    Aggregate Principal  Outstanding Principal
                  Number of Loans   Balance Outstanding      Balance as of
Lien Position    as of Cut-off Date as of Cut-off Date       Cut-off Date
-------------    ------------------ ------------------- -----------------------
First...........       4,204          $333,357,782.59            80.79%
Second..........       2,735            78,890,178.20            19.12
Third...........          13               376,137.53             0.09
                       -----          ---------------           ------
    Total.......       6,952          $412,624,098.32           100.00%
                       =====          ===============           ======

             Combined Loan-to-Value Ratio--Initial Fixed-Rate Loans

                                                                     % of Initial Fixed-Rate
                                                                            Loans by
                                                 Aggregate Principal  Outstanding Principal
                               Number of Loans   Balance Outstanding      Balance as of
Combined Loan-to-Value Ratio  as of Cut-off Date as of Cut-off Date       Cut-off Date
----------------------------  ------------------ ------------------- -----------------------
Less than 10.01%............            1          $     28,000.00             0.01%
10.01 to 20.00%.............           19               314,216.63             0.08
20.01 to 30.00%.............           37               877,187.88             0.21
30.01 to 40.00%.............           39             1,347,611.69             0.33
40.01 to 50.00%.............           77             2,878,872.96             0.70
50.01 to 60.00%.............          124             4,867,038.02             1.18
60.01 to 70.00%.............          244            12,106,280.40             2.93
70.01 to 80.00%.............          847            47,108,949.91            11.42
80.01 to 90.00%.............        2,160           129,600,247.81            31.41
Greater than 90.00%.........        3,404           213,495,693.02            51.74
                                    -----          ---------------           ------
    Total...................        6,952          $412,624,098.32           100.00%
                                    =====          ===============           ======

  The original combined loan-to-value ratio ("CLTV") of each Loan shown in the table above is equal to (i) the sum of (a) the original principal balance of such Loan plus (b) the outstanding principal balance (as of the date of origination of the Loan) of any loan secured by a prior lien on the same property, divided by (ii) the Collateral Value of the related property. The "Collateral Value" of the property securing a Loan is the lesser of (x) the appraised value based on an appraisal made for the originator of the Loan by an independent fee appraiser (or, in certain instances, by an employee of the Company who is a licensed appraiser) at the time of origination of the Loan, and (y) the sales price of the property at the time of origination of the Loan. With respect to a Loan the proceeds of which were used to refinance an existing mortgage loan, the Collateral Value is the appraised value of the related property based upon the appraisal obtained at the time of refinancing.

Adjustable Rate Loans

  The Loan Pool includes Adjustable Rate Loans. This Prospectus Supplement contains information regarding the initial Adjustable Rate Loans (the "Initial Adjustable Rate Loans"), which will represent approximately 56.74% of all Adjustable Rate Loans, and which consist of closed-end loans originated through January 31, 1999. The information for each Initial Adjustable Rate Loan is as of the Cut-off Date for such Loan. Under the Agreement, the Trust may purchase additional Adjustable Rate Loans (the "Additional Adjustable Rate Loans") on the Closing Date and may purchase Subsequent Adjustable Rate Loans until June 14, 1999. See "Description of the Certificates--Conveyance of Subsequent Loans and Pre-Funding Account" below.

  Each Adjustable Rate Loan is a closed-end loan originated by the Company or by a Company-approved correspondent lender and purchased by the Company. Each Adjustable Rate Loan is secured by a lien on the related real estate.

  The Initial Adjustable Rate Loans have Loan Rates subject to semiannual adjustment after an initial period of up to 36 months on the day of the month specified in the Adjustable Rate Loan (each such date, an "Adjustment Date"), to equal the sum of (i) the Six-Month LIBOR Index (as defined below) and (ii) a fixed percentage amount specified in the related Adjustable Rate Loan (the "Gross Margin"). The Loan Rates will not increase on any Adjustment Date by more than 3% per annum. All of the Initial Adjustable Rate Loans further provide that the Loan Rate will in no event be more than the fixed percentage set forth in the Adjustable Rate Loan (such rate, the "Maximum Loan Rate"). Each Initial Adjustable Rate Loan provides that in no event will the Loan Rate be less than a specified lifetime interest rate floor (such rate, the "Minimum Loan Rate"). Effective with the first payment due on an Initial Adjustable Rate Loan after each related Adjustment Date, the monthly payment will be adjusted to an amount which will fully amortize the outstanding principal balance of such Adjustable Rate Loan over its remaining term, and pay interest at the Loan Rate as so adjusted. All of the Initial Adjustable Rate Loans were originated with a Loan Rate less than the sum of (i) the Six-Month LIBOR Index at the time the initial Loan Rate was established and (ii) the Gross Margin. The "Six-Month LIBOR Index" is a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks, as published in The Wall Street Journal and as most recently available as of the date specified in the related Adjustable Rate Loan.

  The Company will make certain representations and warranties in the Agreement, including that (a) each Adjustable Rate Loan is fully amortizing and provides for monthly payments, except, in the case of a Balloon Loan, for the final monthly payment, over the term of such loan, computed on the simple interest method, (b) each Adjustable Rate Loan has its last scheduled payment due no later than February 2029, and (c) each Adjustable Rate Loan is secured by a lien on the related real estate. The Adjustable Rate Loans will be originated or acquired by the Company in the ordinary course of the Company's business. A detailed listing of the Adjustable Rate Loans will be appended to the Agreement. See "Description of the Certificates" herein and in the Prospectus.

  For purposes of calculating the amount of principal payable on each Payment Date on the Class A-1A ARM and Class A-1B ARM Certificates, the Adjustable Rate Loans have been divided into two groups, Group I and Group II. This Prospectus Supplement provides information regarding the Initial Group I Adjustable Rate Loans and the Initial Group II Adjustable Rate Loans.

Group I Adjustable Rate Loans

  As of the Cut-off Date, the Initial Group I Adjustable Rate Loans had Loan Rates ranging from 5.63% to 13.25% and a weighted average Loan Rate of 9.44%. As of the Cut-off Date, the weighted average Maximum Loan Rate of the Initial Group I Adjustable Rate Loans was 15.55%, with Maximum Loan Rates that range from 9.60% to 25.40%. As of the Cut-Off Date, the Initial Group I Adjustable Rate Loans had a weighted average gross margin of 6.68% and gross margins ranging from 4.25% to 10.00%. As of the Cut-off Date, the Initial Group I Adjustable Rate Loans had remaining maturities of at least 342 months but not more than 360 months and original maturities of at least 360 months but not more than 360 months. The Initial Group I Adjustable Rate Loans had a weighted average term to scheduled maturity, as of origination, of 360 months, and a weighted average term to scheduled maturity, as of the Cut-off Date, of 358 months. The average principal balance per Initial Group I Adjustable Rate Loan as of the Cut-off Date was $108,252.73 and the principal balances on the Initial Group I Adjustable Rate Loans as of the Cut-off Date ranged from $25,000.00 to $237,022.63. The Initial Group I Adjustable Rate Loans arise from loans relating to real property located in 40 states and the District of Columbia. By principal balance as of the Cut-off Date, approximately 12.17% of the Initial Group I Adjustable Rate Loans were secured by real property located in California, 5.88% in Colorado, 5.66% in Washington, 5.24% in Maryland, 5.18% in Florida and 5.15% in Texas. No other state represented 5.00% or more of the aggregate Cut-off Date Principal Balance of the Initial Group I Adjustable Rate Loans.

  Set forth below is a description of certain additional characteristics of the Initial Group I Adjustable Rate Loans. Percentages in these tables may not add up to 100.00% due to rounding.

 Geographical Distribution of Mortgaged Properties--Initial Group I Adjustable
                                   Rate Loans

                                                                                 % of Initial
                                             % of Initial                          Group I
                                                Group I                           Adjustable
                                              Adjustable                          Rate Loans
                                              Rate Loans    Aggregate Principal by Outstanding
                                             by Number of         Balance         Principal
                          Number of Loans      Loans as      Outstanding as of  Balance as of
State                    as of Cut-off Date of Cut-off Date    Cut-off Date      Cut-off Date
-----                    ------------------ --------------- ------------------- --------------
Alabama.................         21               2.67%       $ 1,654,983.24          1.95%
Arizona.................         14               1.78          1,352,825.92          1.59
California..............         71               9.03         10,352,181.00         12.17
Colorado................         42               5.34          5,000,044.10          5.88
Delaware................          1               0.13             61,338.05          0.07
District Of Columbia....          5               0.64            579,883.28          0.68
Florida.................         47               5.98          4,404,702.41          5.18
Georgia.................         35               4.45          3,772,980.02          4.43
Idaho...................          8               1.02            717,377.13          0.84
Illinois................         13               1.65          1,584,663.89          1.86
Indiana.................         39               4.96          3,481,026.74          4.09
Iowa....................          1               0.13             67,411.23          0.08
Kansas..................          5               0.64            480,871.32          0.57
Kentucky................         13               1.65          1,089,660.59          1.28
Louisiana...............         16               2.04          1,662,415.80          1.95
Maryland................         31               3.94          4,462,621.89          5.24
Massachusetts...........         14               1.78          1,721,308.75          2.02
Michigan................         24               3.05          2,604,010.28          3.06
Minnesota...............          3               0.38            317,830.57          0.37
Mississippi.............          5               0.64            444,419.06          0.52
Missouri................          8               1.02            997,378.61          1.17
Nebraska................          1               0.13             67,880.72          0.08
Nevada..................          7               0.89            931,986.77          1.10
New Hampshire...........          4               0.51            384,652.39          0.45
New York................          5               0.64            538,432.46          0.63
North Carolina..........         40               5.09          3,909,669.34          4.59
North Dakota............          1               0.13             48,475.58          0.06
Ohio....................         78               9.92          6,764,090.65          7.95
Oklahoma................          3               0.38            216,355.13          0.25
Oregon..................         22               2.80          2,610,265.70          3.07
Pennsylvania............         18               2.29          1,782,440.66          2.09
Rhode Island............          3               0.38            237,979.67          0.28
South Carolina..........         17               2.16          1,468,426.12          1.73
Tennessee...............         24               3.05          2,235,563.12          2.63
Texas...................         40               5.09          4,378,747.62          5.15
Utah....................         30               3.82          3,660,776.40          4.30
Vermont.................          2               0.25            123,911.81          0.15
Virginia................         22               2.80          2,968,724.79          3.49
Washington..............         39               4.96          4,816,663.48          5.66
West Virginia...........          1               0.13             71,262.26          0.08
Wisconsin...............         13               1.65          1,060,407.75          1.25
                                ---             ------        --------------        ------
    Total...............        786             100.00%       $85,086,646.30        100.00%
                                ===             ======        ==============        ======

          Years of Origination--Initial Group I Adjustable Rate Loans

                                                                % of Initial Group I
                                                                   Adjustable Rate
                                                                      Loans by
                                            Aggregate Principal Outstanding Principal
                          Number of Loans   Balance Outstanding     Balance as of
Year of Origination      as of Cut-off Date as of Cut-off Date      Cut-off Date
-------------------      ------------------ ------------------- ---------------------
1997....................          1           $   107,916.08             0.13%
1998....................        760            82,301,508.82            96.73
1999....................         25             2,677,221.40             3.15
                                ---           --------------           ------
    Total...............        786           $85,086,646.30           100.00%
                                ===           ==============           ======

  Distribution of Original Loan Amounts--Initial Group I Adjustable Rate Loans

                                                                    % of Initial
                                                                 Group I Adjustable
                                                                        Rate
                                                                      Loans by
                                            Aggregate Principal Outstanding Principal
                          Number of Loans   Balance Outstanding     Balance as of
  Original Loan Amount   as of Cut-off Date as of Cut-off Date      Cut-off Date
  --------------------   ------------------ ------------------- ---------------------
Less than$ 30,000.00....          1           $    25,000.00             0.03%
$ 30,000.00 to
 $ 39,999.99............         12               432,256.15             0.51
$ 40,000.00 to
 $ 49,999.99............         39             1,773,312.68             2.08
$ 50,000.00 to
 $ 59,999.99............         55             2,998,150.85             3.52
$ 60,000.00 to
 $ 69,999.99............         83             5,352,132.97             6.29
$ 70,000.00 to
 $ 79,999.99............         69             5,149,007.74             6.05
$ 80,000.00 to
 $ 89,999.99............         55             4,663,851.39             5.48
$ 90,000.00 to
 $ 99,999.99............         70             6,640,255.04             7.80
$100,000.00 to
 $109,999.99............         63             6,549,800.73             7.70
$110,000.00 to
 $119,999.99............         61             7,037,063.79             8.27
$120,000.00 to
 $129,999.99............         55             6,863,006.09             8.07
$130,000.00 to
 $139,999.99............         38             5,134,894.39             6.03
$140,000.00 to
 $149,999.99............         36             5,220,875.75             6.14
$150,000.00 to
 $159,999.99............         29             4,484,150.97             5.27
$160,000.00 to
 $169,999.99............         33             5,402,970.04             6.35
$170,000.00 to
 $179,999.99............         21             3,675,372.52             4.32
$180,000.00 to
 $189,999.99............         10             1,836,565.05             2.16
$190,000.00 to
 $199,999.99............         15             2,918,871.97             3.43
$200,000.00 to
 $209,999.99............         11             2,249,847.76             2.64
$210,000.00 to
 $219,999.99............         11             2,357,806.90             2.77
Greater than
 $219,999.99............         19             4,321,453.52             5.08
                                ---           --------------           ------
    Total...............        786           $85,086,646.30           100.00%
                                ===           ==============           ======

           Current Loan Rates--Initial Group I Adjustable Rate Loans

                                                                   % of Initial Group I
                                            Aggregate Principal  Adjustable Rate Loans by
                          Number of Loans   Balance Outstanding   Outstanding Principal
Loan Rate                as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
---------                ------------------ ------------------- --------------------------
Less than 7.01%.........          2           $   179,206.68                0.21%
 7.01 to 8.00%..........         43             6,193,628.16                7.28
 8.01 to 9.00%..........        229            26,830,236.86               31.53
 9.01 to 10.00%.........        304            32,074,471.52               37.70
10.01 to 11.00%.........        167            16,381,944.69               19.25
11.01 to 12.00%.........         37             3,113,835.10                3.66
12.01 to 13.00%.........          2               178,157.20                0.21
Greater than 13.00%.....          2               135,166.09                0.16
                                ---           --------------              ------
    Total...............        786           $85,086,646.30              100.00%
                                ===           ==============              ======

      Remaining Months to Maturity--Initial Group I Adjustable Rate Loans

                                                                   % of Initial Group I
  Months Remaining to                       Aggregate Principal  Adjustable Rate Loans by
   Scheduled Maturity     Number of Loans   Balance Outstanding   Outstanding Principal
   As of Cut-off Date    as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
  -------------------    ------------------ ------------------- --------------------------
331 to 360..............        786           $85,086,646.30              100.00%
                                ---           --------------              ------
    Total...............        786           $85,086,646.30              100.00%
                                ===           ==============              ======

              Lien Position--Initial Group I Adjustable Rate Loans

                                                         % of Initial Group I
                                  Aggregate Principal  Adjustable Rate Loans by
                Number of Loans   Balance Outstanding   Outstanding Principal
Lien Position  as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
-------------  ------------------ ------------------- --------------------------
First........         786           $85,086,646.30              100.00%
                      ---           --------------              ------
    Total....         786           $85,086,646.30              100.00%
                      ===           ==============              ======

           Loan-to-Value Ratio--Initial Group I Adjustable Rate Loans

                                                                   % of Initial Group I
                                            Aggregate Principal  Adjustable Rate Loans by
                          Number of Loans   Balance Outstanding   Outstanding Principal
Loan-to-Value Ratio      as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
-------------------      ------------------ ------------------- --------------------------
20.01 to 30.00%.........          1           $    49,915.34                0.06%
30.01 to 40.00%.........          1               100,000.00                0.12
40.01 to 50.00%.........          6               441,552.11                0.52
50.01 to 60.00%.........         12               947,714.22                1.11
60.01 to 70.00%.........         32             3,016,280.10                3.54
70.01 to 80.00%.........        187            20,504,844.96               24.10
80.01 to 90.00%.........        376            39,759,093.52               46.73
Greater than 90.00%.....        171            20,267,246.05               23.82
                                ---           --------------              ------
    Total...............        786           $85,086,646.30              100.00%
                                ===           ==============              ======

      Month of Next Rate Adjustment--Initial Group I Adjustable Rate Loans

                                                                         % of Initial Group I
                                                  Aggregate Principal   Adjustable Rate Loans
                                Number of Loans   Balance Outstanding  by Outstanding Principal
Month of Next Rate Adjustment  as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
-----------------------------  ------------------ ------------------- --------------------------
February 1999...............            1           $    70,270.46                0.08%
March 1999..................            1               157,779.46                0.19
April 1999..................            1                81,829.14                0.10
May 1999....................            1               138,845.73                0.16
June 1999...................            3               247,516.08                0.29
January 2000................            1                89,051.23                0.10
February 2000...............            1               112,458.36                0.13
March 2000..................            2               317,022.67                0.37
April 2000..................            3               250,980.78                0.29
May 2000....................            2               285,700.61                0.34
June 2000...................           10             1,284,061.38                1.51
July 2000...................           20             1,975,538.10                2.32
August 2000.................           50             5,112,808.60                6.01
September 2000..............          120            13,225,940.52               15.54
October 2000................          175            18,390,721.96               21.61
November 2000...............          210            24,196,346.61               28.44
December 2000...............          125            13,170,059.18               15.48
January 2001................           32             3,414,575.00                4.01
February 2001...............            1                37,498.58                0.04
June 2001...................            1               222,679.25                0.26
July 2001...................            1                59,284.18                0.07
August 2001.................            3               316,056.77                0.37
September 2001..............            4               328,855.53                0.39
October 2001................            8               698,520.77                0.82
November 2001...............            5               333,894.00                0.39
December 2001...............            4               500,351.35                0.59
January 2002................            1                68,000.00                0.08
                                      ---           --------------              ------
    Total...................          786           $85,086,646.30              100.00%
                                      ===           ==============              ======

      Distribution of Gross Margin--Initial Group I Adjustable Rate Loans

                                                                   % of Initial Group I
                                            Aggregate Principal   Adjustable Rate Loans
                          Number of Loans   Balance Outstanding  by Outstanding Principal
Gross Margin             as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
------------             ------------------ ------------------- --------------------------
Less than 4.500%........          2           $   270,628.96                0.32%
4.500 to 4.749%.........          1                39,600.00                0.05
4.750 to 4.999%.........          4               450,307.97                0.53
5.000 to 5.249%.........          5               440,410.88                0.52
5.250 to 5.499%.........         17             1,865,500.33                2.19
5.500 to 5.749%.........         28             3,182,327.30                3.74
5.750 to 5.999%.........         88             9,959,857.98               11.71
6.000 to 6.249%.........         85             9,949,978.55               11.69
6.250 to 6.499%.........         90             9,854,772.36               11.58
6.500 to 6.749%.........         94            11,055,247.74               12.99
6.750 to 6.999%.........        113            13,266,022.18               15.59
7.000 to 7.249%.........         77             7,333,942.92                8.62
7.250 to 7.499%.........         30             3,171,535.13                3.73
7.500 to 7.749%.........         23             2,372,568.94                2.79
7.750 to 7.999%.........         43             4,332,296.58                5.09
8.000 to 8.249%.........         34             3,211,422.08                3.77
8.250 to 8.499%.........         16             1,459,793.23                1.72
8.500 to 8.749%.........         22             1,673,383.09                1.97
8.750 to 8.999%.........          1                73,741.08                0.09
9.000 to 9.249%.........          7               700,746.50                0.82
9.250 to 9.499%.........          2               134,107.20                0.16
9.500 to 9.749%.........          2               122,724.71                0.14
Greater than 9.749%.....          2               165,730.59                0.19
                                ---           --------------              ------
    Total...............        786           $85,086,646.30              100.00%
                                ===           ==============              ======

           Maximum Loan Rates--Initial Group I Adjustable Rate Loans

                                                               % of Initial Group I
                                                              Adjustable Rate Loans
                         Number of Loans Aggregate Principal by Outstanding Principal
                          as of Cut-off  Balance Outstanding      Balance as of
Maximum Loan Rates            Date       as of Cut-off Date        Cut-off Date
------------------       --------------- ------------------- ------------------------
Less than 13.000%.......        16         $ 1,526,760.53               1.79%
13.000 to 13.249%.......         0                   0.00               0.00
13.250 to 13.499%.......         3             512,385.05               0.60
13.500 to 13.749%.......         2             224,157.29               0.26
13.750 to 13.999%.......        28           3,875,360.54               4.55
14.000 to 14.249%.......         4             420,381.03               0.49
14.250 to 14.499%.......        18           2,139,196.76               2.51
14.500 to 14.749%.......        66           8,371,693.17               9.84
14.750 to 14.999%.......       111          12,627,962.73              14.84
15.000 to 15.249%.......        34           4,301,605.64               5.06
15.250 to 15.499%.......        83           9,423,195.29              11.07
15.500 to 15.749%.......        68           7,064,922.79               8.30
15.750 to 15.999%.......        97           9,814,829.59              11.54
16.000 to 16.249%.......        31           3,090,776.68               3.63
16.250 to 16.499%.......        45           5,052,000.96               5.94
16.500 to 16.749%.......        48           4,154,641.79               4.88
16.750 to 16.999%.......        52           4,984,401.01               5.86
17.000 to 17.249%.......        14           1,225,030.22               1.44
17.250 to 17.499%.......        21           1,846,160.36               2.17
17.500 to 17.749%.......        19           1,927,879.70               2.27
17.750 to 17.999%.......        11           1,103,729.31               1.30
18.000 to 18.249%.......         7             667,018.03               0.78
18.250 to 18.499%.......         2             171,776.45               0.20
18.500 to 18.749%.......         1             132,300.00               0.16
18.750 to 18.999%.......         2             129,827.29               0.15
19.000 to 19.249%.......         0                   0.00               0.00
19.250 to 19.499%.......         2             135,166.09               0.16
Greater than 19.499%....         1             163,488.00               0.19
                               ---         --------------             ------
    Total...............       786         $85,086,646.30             100.00%
                               ===         ==============             ======

           Minimum Loan Rates--Initial Group I Adjustable Rate Loans

                                                                 % of
                                                           Initial Group I
                                                           Adjustable Rate
                        Number of                               Loans
                          Loans    Aggregate Principal by Outstanding Principal
                        as of Cut- Balance Outstanding      Balance as of
Minimum Loan Rates       off Date  as of Cut-off Date        Cut-off Date
------------------      ---------- ------------------- ------------------------
 Less than 7.250%......      3       $   330,484.39               0.39%
 7.250 to  7.499%......      2           361,107.34               0.42
 7.500 to  7.749%......      3           520,056.27               0.61
 7.750 to  7.999%......     33         4,590,309.95               5.39
 8.000 to  8.249%......      9         1,084,136.46               1.27
 8.250 to  8.499%......     23         2,756,075.41               3.24
 8.500 to  8.749%......     75         9,217,878.36              10.83
 8.750 to  8.999%......    122        13,887,373.28              16.32
 9.000 to  9.249%......     30         3,568,352.54               4.19
 9.250 to  9.499%......     87         9,573,672.47              11.25
 9.500 to  9.749%......     79         8,213,966.74               9.65
 9.750 to  9.999%......    108        10,827,506.48              12.73
10.000 to 10.249%......     28         2,809,477.91               3.30
10.250 to 10.499%......     45         5,007,688.98               5.89
10.500 to 10.749%......     49         4,406,416.26               5.18
10.750 to 10.999%......     41         3,681,441.35               4.33
11.000 to 11.249%......     16         1,422,927.80               1.67
11.250 to 11.499%......     11           811,430.84               0.95
11.500 to 11.749%......      7           654,629.04               0.77
11.750 to 11.999%......      9           824,290.61               0.97
12.000 to 12.249%......      3           301,007.73               0.35
12.250 to 12.499%......      1           101,250.00               0.12
Greater than 12.499%...      2           135,166.09               0.16
                           ---       --------------             ------
  Total................    786       $85,086,646.30             100.00%
                           ===       ==============             ======

Group II Adjustable Rate Loans

  As of the Cut-off Date, the Initial Group II Adjustable Rate Loans had Loan Rates ranging from 6.99% to 13.38% and a weighted average Loan Rate of 9.34%. As of the Cut-off Date, the weighted average Maximum Loan Rate of the Initial Group II Adjustable Rate Loans was 15.47%, with Maximum Loan Rates that range from 9.75% to 24.00%. As of the Cut-Off Date, the Initial Group II Adjustable Rate Loans had a weighted average gross margin of 6.64% and gross margins ranging from 4.50% to 11.75%. As of the Cut-off Date, the Initial Group II Adjustable Rate Loans had remaining maturities of at least 345 months but not more than 360 months and original maturities of at least 358 months but not more than 360 months. The Initial Group II Adjustable Rate Loans had a weighted average term to scheduled maturity, as of origination, of 360 months, and a weighted average term to scheduled maturity, as of the Cut-off Date, of 358 months. The average principal balance per Initial Group II Adjustable Rate Loan as of the Cut-off Date was $126,863.73 and the principal balances on the Initial Group II Adjustable Rate Loans as of the Cut-off Date ranged from $22,653.96 to $417,921.86. The Initial Group II Adjustable Rate Loans arise from loans relating to real property located in 41 states and the District of Columbia. By principal balance as of the Cut-off Date, approximately 15.40% of the Initial Group II Adjustable Rate Loans were secured by real property located in California, 9.55% in Maryland, 6.33% in Ohio, 7.60% in Washington and 5.27% in Florida. No other state represented 5.00% or more of the aggregate Cut-off Date Principal Balance of the Initial Group II Adjustable Rate Loans.

  Set forth below is a description of certain additional characteristics of the Initial Group II Adjustable Rate Loans. Percentages in these tables may not add up to 100.00% due to rounding.

 Geographical Distribution of Mortgaged Properties--Initial Group II Adjustable
                                   Rate Loans

                                                                                 % of Initial
                                             % of Initial                          Group II
                                               Group II                           Adjustable
                                              Adjustable                          Rate Loans
                                              Rate Loans    Aggregate Principal by Outstanding
                                             by Number of         Balance         Principal
                          Number of Loans      Loans as      Outstanding as of  Balance as of
State                    as of Cut-off Date of Cut-off Date    Cut-off Date      Cut-off Date
-----                    ------------------ --------------- ------------------- --------------
Alabama.................         15               2.24%       $ 1,380,349.39          1.62%
Arizona.................         11               1.64          1,337,219.10          1.57
Arkansas................          3               0.45            186,427.50          0.22
California..............         67               9.99         13,111,040.82         15.40
Colorado................         31               4.62          4,070,182.73          4.78
Connecticut.............          4               0.60            601,511.91          0.71
Delaware................          2               0.30            252,604.76          0.30
District Of Columbia....          4               0.60            496,363.40          0.58
Florida.................         43               6.41          4,489,657.16          5.27
Georgia.................         19               2.83          2,395,850.47          2.81
Idaho...................          4               0.60            588,472.14          0.69
Illinois................         12               1.79          1,646,218.48          1.93
Indiana.................         37               5.51          3,486,657.16          4.10
Iowa....................          1               0.15             88,092.76          0.10
Kansas..................          3               0.45            232,915.84          0.27
Kentucky................         13               1.94            927,994.49          1.09
Louisiana...............         11               1.64          1,068,259.07          1.25
Maryland................         44               6.56          8,127,598.44          9.55
Massachusetts...........          9               1.34          1,226,950.56          1.44
Michigan................         15               2.24          1,590,944.70          1.87
Mississippi.............          2               0.30            114,966.96          0.14
Missouri................          5               0.75            493,128.56          0.58
Nevada..................          4               0.60            398,794.34          0.47
New Hampshire...........          3               0.45            391,288.94          0.46
New Jersey..............          2               0.30            455,866.39          0.54
New Mexico..............          5               0.75            430,215.73          0.51
New York................          3               0.45            345,027.67          0.41
North Carolina..........         35               5.22          3,737,201.24          4.39
Ohio....................         61               9.09          5,390,045.42          6.33
Oklahoma................          4               0.60            225,922.15          0.27
Oregon..................         27               4.02          3,329,613.44          3.91
Pennsylvania............         12               1.79          1,466,566.24          1.72
Rhode Island............          4               0.60            762,321.08          0.90
South Carolina..........         11               1.64          1,063,768.46          1.25
Tennessee...............         26               3.87          2,675,320.16          3.14
Texas...................         34               5.07          4,142,656.22          4.87
Utah....................         22               3.28          2,809,112.48          3.30
Virginia................         11               1.64          2,349,031.43          2.76
Washington..............         44               6.56          6,473,087.04          7.60
West Virginia...........          1               0.15            190,833.24          0.22
Wisconsin...............          6               0.89            513,756.43          0.60
Wyoming.................          1               0.15             61,731.52          0.07
                                ---             ------        --------------        ------
    Total...............        671             100.00%       $85,125,566.02        100.00%
                                ===             ======        ==============        ======

          Years of Origination--Initial Group II Adjustable Rate Loans

                                                                % of Initial Group II
                                                                   Adjustable Rate
                                                                      Loans by
                                            Aggregate Principal Outstanding Principal
                          Number of Loans   Balance Outstanding     Balance as of
Year of Origination      as of Cut-off Date as of Cut-off Date      Cut-off Date
-------------------      ------------------ ------------------- ---------------------
1997....................          2           $   132,256.80             0.16%
1998....................        646            82,165,834.22            96.52
1999....................         23             2,827,475.00             3.32
                                ---           --------------           ------
    Total...............        671           $85,125,566.02           100.00%
                                ===           ==============           ======

 Distribution of Original Loan Amounts--Initial Group II Adjustable Rate Loans

                                                                % of Initial Group II
                                                                   Adjustable Rate
                                                                      Loans by
                                            Aggregate Principal Outstanding Principal
                          Number of Loans   Balance Outstanding     Balance as of
  Original Loan Amount   as of Cut-off Date as of Cut-off Date      Cut-off Date
  --------------------   ------------------ ------------------- ---------------------
Less than$ 30,000.00....          5           $   133,813.42             0.16%
$ 30,000.00 to
 $ 39,999.99............          9               317,103.26             0.37
$ 40,000.00 to
 $ 49,999.99............         24             1,111,416.36             1.31
$ 50,000.00 to
 $ 59,999.99............         46             2,537,828.44             2.98
$ 60,000.00 to
 $ 69,999.99............         65             4,258,006.02             5.00
$ 70,000.00 to
 $ 79,999.99............         50             3,712,179.84             4.36
$ 80,000.00 to
 $ 89,999.99............         54             4,553,044.32             5.35
$ 90,000.00 to
 $ 99,999.99............         44             4,135,982.84             4.86
$100,000.00 to
 $109,999.99............         40             4,169,216.91             4.90
$110,000.00 to
 $119,999.99............         49             5,605,443.26             6.58
$120,000.00 to
 $129,999.99............         42             5,239,851.61             6.16
$130,000.00 to
 $139,999.99............         38             5,128,333.92             6.02
$140,000.00 to
 $149,999.99............         19             2,761,765.63             3.24
$150,000.00 to
 $159,999.99............         22             3,383,267.30             3.97
$160,000.00 to
 $169,999.99............         24             3,942,032.21             4.63
$170,000.00 to
 $179,999.99............         14             2,425,138.40             2.85
$180,000.00 to
 $189,999.99............         12             2,231,388.52             2.62
$190,000.00 to
 $199,999.99............         12             2,356,133.21             2.77
$200,000.00 to
 $209,999.99............          5             1,023,715.12             1.20
$210,000.00 to
 $219,999.99............          7             1,504,856.80             1.77
Greater than
 $219,999.99............         90            24,595,048.63            28.89
                                ---           --------------           ------
    Total...............        671           $85,125,566.02           100.00%
                                ===           ==============           ======

           Current Loan Rates--Initial Group II Adjustable Rate Loans

                                                                  % of Initial Group II
                                            Aggregate Principal  Adjustable Rate Loans by
                          Number of Loans   Balance Outstanding   Outstanding Principal
Loan Rate                as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
---------                ------------------ ------------------- --------------------------
Less than 7.01%.........          1           $   138,323.66                0.16%
7.01 to 8.00%...........         29             4,666,460.53                5.48
8.01 to 9.00%...........        229            32,629,305.82               38.33
9.01 to 10.00%..........        274            34,297,190.47               40.29
10.01 to 11.00%.........        104            10,545,985.82               12.39
11.01 to 12.00%.........         31             2,601,402.01                3.06
12.01 to 13.00%.........          2               164,115.09                0.19
Greater than 13.00%.....          1                82,782.62                0.10
                                ---           --------------              ------
    Total...............        671           $85,125,566.02              100.00%
                                ===           ==============              ======

      Remaining Months to Maturity--Initial Group II Adjustable Rate Loans

                                                                  % of Initial Group II
  Months Remaining to                       Aggregate Principal  Adjustable Rate Loans by
   Scheduled Maturity     Number of Loans   Balance Outstanding   Outstanding Principal
   As of Cut-off Date    as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
  -------------------    ------------------ ------------------- --------------------------
331--360................        671           $85,125,566.02              100.00%
                                ---           --------------              ------
    Total...............        671           $85,125,566.02              100.00%
                                ===           ==============              ======

             Lien Position--Initial Group II Adjustable Rate Loans

                                                        % of Initial Group II
                                  Aggregate Principal  Adjustable Rate Loans by
                Number of Loans   Balance Outstanding   Outstanding Principal
Lien Position  as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
-------------  ------------------ ------------------- --------------------------
First........         671           $85,125,566.02              100.00%
                      ---           --------------              ------
    Total....         671           $85,125,566.02              100.00%
                      ===           ==============              ======

          Loan-to-Value Ratio--Initial Group II Adjustable Rate Loans

                                                                  % of Initial Group II
                                            Aggregate Principal  Adjustable Rate Loans by
                          Number of Loans   Balance Outstanding   Outstanding Principal
Loan-to-Value Ratio      as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
-------------------      ------------------ ------------------- --------------------------
10.01--20.00%...........          1           $    34,906.43                0.04%
20.01--30.00%...........          1                59,591.65                0.07
30.01--40.00%...........          2               123,456.48                0.15
40.01--50.00%...........          5               451,802.47                0.53
50.01--60.00%...........          6               804,157.78                0.94
60.01--70.00%...........         20             2,306,675.77                2.71
70.01--80.00%...........        165            20,078,318.22               23.59
80.01--90.00%...........        308            39,286,055.01               46.15
Greater than 90.00%.....        163            21,980,602.21               25.82
                                ---           --------------              ------
    Total...............        671           $85,125,566.02              100.00%
                                ===           ==============              ======

     Month of Next Rate Adjustment--Initial Group II Adjustable Rate Loans

                                                                        % of Initial Group II
                                                  Aggregate Principal   Adjustable Rate Loans
                                Number of Loans   Balance Outstanding  by Outstanding Principal
Month of Next Rate Adjustment  as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
-----------------------------  ------------------ ------------------- --------------------------
January 1999................            1           $   142,130.06                0.17%
May 1999....................            1                76,459.92                0.09
September 1999..............            1               109,602.84                0.13
October 1999................            1                22,653.96                0.03
December 1999...............            1               377,832.42                0.44
January 2000................            2               265,555.71                0.31
February 2000...............            1               138,323.66                0.16
March 2000..................            1               151,866.39                0.18
April 2000..................            1               103,604.85                0.12
May 2000....................            3               662,733.31                0.78
June 2000...................           12             1,644,423.38                1.93
July 2000...................           21             2,685,808.38                3.16
August 2000.................           35             4,612,589.04                5.42
September 2000..............          105            13,567,286.40               15.94
October 2000................          145            19,204,315.74               22.56
November 2000...............          176            21,621,360.89               25.40
December 2000...............          123            15,289,629.61               17.96
January 2001................           23             2,855,215.00                3.35
February 2001...............            2               264,915.00                0.31
July 2001...................            1                37,322.28                0.04
August 2001.................            2               177,928.91                0.21
September 2001..............            3               296,071.64                0.35
October 2001................            5               461,872.92                0.54
November 2001...............            2               152,410.90                0.18
December 2001...............            3               203,652.81                0.24
                                      ---           --------------              ------
    Total...................          671           $85,125,566.02              100.00%
                                      ===           ==============              ======

      Distribution of Gross Margin--Initial Group II Adjustable Rate Loans

                                                                  % of Initial Group II
                                            Aggregate Principal   Adjustable Rate Loans
                          Number of Loans   Balance Outstanding  by Outstanding Principal
Gross Margin             as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
------------             ------------------ ------------------- --------------------------
Less than 4.750%........          2           $   296,243.81                0.35%
4.750 to 4.999%.........          5               547,575.11                0.64
5.000 to 5.249%.........          5               540,938.69                0.64
5.250 to 5.499%.........         14             2,224,467.65                2.61
5.500 to 5.749%.........         26             3,274,612.14                3.85
5.750 to 5.999%.........         68             9,176,960.30               10.78
6.000 to 6.249%.........         69             9,229,734.80               10.84
6.250 to 6.499%.........         86            11,307,728.06               13.28
6.500 to 6.749%.........         86            12,106,405.79               14.22
6.750 to 6.999%.........        110            14,824,543.20               17.41
7.000 to 7.249%.........         49             6,139,156.05                7.21
7.250 to 7.499%.........         32             3,542,889.50                4.16
7.500 to 7.749%.........         38             3,964,668.00                4.66
7.750 to 7.999%.........         26             2,486,977.09                2.92
8.000 to 8.249%.........         22             2,092,648.98                2.46
8.250 to 8.499%.........          6               521,227.96                0.61
8.500 to 8.749%.........         15             1,328,753.19                1.56
8.750 to 8.999%.........          6               881,277.58                1.04
9.000 to 9.249%.........          2               188,198.97                0.22
9.250 to 9.499%.........          1               124,169.10                0.15
9.500 to 9.749%.........          0                     0.00                0.00
Greater than 9.749%.....          3               326,390.05                0.38
                                ---           --------------              ------
    Total...............        671           $85,125,566.02              100.00%
                                ===           ==============              ======

           Maximum Loan Rates--Initial Group II Adjustable Rate Loans

                                                              % of Initial Group II
                                                              Adjustable Rate Loans
                         Number of Loans Aggregate Principal by Outstanding Principal
                          as of Cut-off  Balance Outstanding      Balance as of
Maximum Loan Rates            Date       as of Cut-off Date        Cut-off Date
------------------       --------------- ------------------- ------------------------
Less than 13.000%.......         8         $ 1,046,302.60               1.23%
13.000 to 13.249%.......         0                   0.00               0.00
13.250 to 13.499%.......         2             232,907.19               0.27
13.500 to 13.749%.......         3             502,815.25               0.59
13.750 to 13.999%.......        16           2,898,826.45               3.41
14.000 to 14.249%.......         8           1,170,740.59               1.38
14.250 to 14.499%.......        18           2,555,912.43               3.00
14.500 to 14.749%.......        54           8,653,671.33              10.17
14.750 to 14.999%.......       113          14,649,231.80              17.21
15.000 to 15.249%.......        35           4,628,524.29               5.44
15.250 to 15.499%.......        68           8,960,365.65              10.53
15.500 to 15.749%.......        57           7,370,917.00               8.66
15.750 to 15.999%.......        98          12,693,074.84              14.91
16.000 to 16.249%.......        26           3,199,122.67               3.76
16.250 to 16.499%.......        40           4,943,372.95               5.81
16.500 to 16.749%.......        32           3,276,508.27               3.85
16.750 to 16.999%.......        41           3,953,180.25               4.64
17.000 to 17.249%.......        10             974,816.87               1.15
17.250 to 17.499%.......        12           1,144,752.56               1.34
17.500 to 17.749%.......         7             494,311.88               0.58
17.750 to 17.999%.......         5             382,063.51               0.45
18.000 to 18.249%.......         7             470,763.96               0.55
18.250 to 18.499%.......         3             260,263.10               0.31
18.500 to 18.749%.......         3             235,355.76               0.28
18.750 to 18.999%.......         1              67,370.89               0.08
19.000 to 19.249%.......         0                   0.00               0.00
19.250 to 19.499%.......         0                   0.00               0.00
19.500 to 19.749%.......         1             124,169.10               0.15
19.750 to 19.999%.......         0                   0.00               0.00
Greater than 19.999%....         3             236,224.83               0.28
                               ---         --------------             ------
    Total...............       671         $85,125,566.02             100.00%
                               ===         ==============             ======

           Minimum Loan Rates--Initial Group II Adjustable Rate Loans

                                                                 % of
                                                           Initial Group II
                                                           Adjustable Rate
                        Number of                               Loans
                          Loans    Aggregate Principal by Outstanding Principal
                        as of Cut- Balance Outstanding      Balance as of
Minimum Loan Rates       off Date  as of Cut-off Date        Cut-off Date
------------------      ---------- ------------------- ------------------------
 Less than 7.250%......      3       $   485,366.63               0.57%
 7.250 to  7.499%......      2           232,907.19               0.27
 7.500 to  7.749%......      3           331,985.61               0.39
 7.750 to  7.999%......     21         3,627,018.80               4.26
 8.000 to  8.249%......     10         1,692,920.83               1.99
 8.250 to  8.499%......     23         3,372,558.33               3.96
 8.500 to  8.749%......     68        10,656,541.05              12.52
 8.750 to  8.999%......    122        15,833,605.33              18.60
 9.000 to  9.249%......     39         5,146,981.34               6.05
 9.250 to  9.499%......     81         9,680,911.63              11.37
 9.500 to  9.749%......     52         6,472,721.67               7.60
 9.750 to  9.999%......    100        13,091,481.20              15.38
10.000 to 10.249%......     23         2,710,399.38               3.18
10.250 to 10.499%......     27         2,966,584.70               3.48
10.500 to 10.749%......     24         2,293,121.29               2.69
10.750 to 10.999%......     33         3,073,316.40               3.61
11.000 to 11.249%......     14         1,090,120.34               1.28
11.250 to 11.499%......      9           902,481.52               1.06
11.500 to 11.749%......     10           729,667.64               0.86
11.750 to 11.999%......      3           191,610.89               0.23
12.000 to 12.249%......      0                 0.00               0.00
12.250 to 12.499%......      1            39,945.99               0.05
12.500 to 12.749%......      1           124,169.10               0.15
Greater than 12.749%...      2           379,149.16               0.45
                           ---       --------------             ------
  Total................    671       $85,125,566.02             100.00%
                           ===       ==============             ======

Delinquency Information

  The following table sets forth information relating to the Company's delinquency experience with respect to all home equity loans serviced by the Company. Not all such home equity loans are of the type to be included in the Loan Pool and thus the information presented is not necessarily indicative of the Company's delinquency experience with respect to home equity loans similar to the Loans. In addition, the Company began originating, purchasing and servicing home equity loans in January 1996, and thus has no significant experience with respect to the performance of such loans. Moreover, because all such home equity loans have been recently originated, it is likely that this experience is not indicative of the delinquency experience to be expected from a more seasoned portfolio.

                             Delinquency Experience

                                                              At December 31,
                                                              -----------------
                                                                1998     1997
                                                              --------  -------
Number of Loans Outstanding(1)...............................  114,399   65,355
Number of Loans Delinquent(2)(3)
  30-59 Days.................................................    2,390    1,141
  60-89 Days.................................................      670      283
  90 Days or More............................................      801      411
                                                              --------  -------
Total Loans Delinquent.......................................    3,861    1,835
Delinquencies as a Percent of Loans Outstanding(4)...........     3.38%    2.81%

--------
(1) Excludes defaulted loans not yet liquidated.
(2) A loan is considered delinquent by the Company if any payment of $25 or more is past-due 30 days or more.
(3) The period of delinquency is based on the number of days that payments are contractually past-due (assuming 30-day months). Consequently, a loan due on the first day of a month is not 30 days delinquent until the first day of the next month. This table does not include as delinquent the home equity loans of obligors who have entered bankruptcy proceedings, provided that such obligors are current under their bankruptcy payment plan.
(4) By number of loans.

Because of the Company's limited historical experience with respect to the performance of home equity loans, no information has been included herein with respect to the Company's loan loss or liquidation experience with respect to home equity loans.

                      YIELD AND PREPAYMENT CONSIDERATIONS

  The yield to maturity of any Certificate will depend on the price paid by the Certificateholder and will be sensitive to the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the Loans, which may fluctuate significantly from time to time. The Loans generally may be prepaid in full or in part at any time.

  Higher than expected "Principal Prepayments" (payments received from Obligors, other than regular payments of principal, which are applied upon receipt or, in the case of partial prepayments, upon the next scheduled payment date for such Loan, to reduce the outstanding principal balance on the Loan) will increase the yield on Certificates purchased at a price less than par and will decrease the yield on Certificates purchased at a price greater than par. The Company has no significant experience with respect to the rate of Principal Prepayments on home equity loans. Because the Loans have scheduled due dates throughout the calendar month, prepayments on the Loans would affect the amount of funds available to make distributions on the Certificates on any Payment Date only if a substantial portion of the Loans prepaid prior to their respective due dates in the preceding month (thus paying less than 30 days' interest for that month) while very few Loans prepaid after their respective due dates in the preceding month. In addition, liquidations of Defaulted Loans or the Servicer's exercise of its option to repurchase the entire remaining pool of Loans (see "Description of the Certificates--Repurchase Option" herein) will affect the timing of principal distributions on the Certificates. Under the Agreement, the Company has the option of substituting new loans for Loans which are prepaid in full prior to June 1, 1999. See "Description of the Certificates--Conveyance of Loans" herein. There is no assurance that the Company will exercise its option to make any such substitutions nor, should it desire to exercise such option, that loans meeting the eligibility criteria will be available therefor. To the extent any such substitutions are made, the impact on the Loan Pool and the Certificates of what would otherwise have constituted a Principal Prepayment will be averted.

  The Class B-2A Certificates will be affected by Principal Prepayments differently than the other classes of Certificates. A high rate of Principal Prepayments generally would reduce the amount of Class B-2A Additional Principal Distribution Amounts (as described under "Description of the Certificates--Distributions on Certificates--Class B-2A Principal") paid, which would extend the average life of the Class B-2A Certificates. See "--Weighted Average Life of the Certificates" below.

  The Class A-1A ARM, Class A-1B ARM and Class A-1 Certificates may be prepaid in part on the first Payment Date after the Funding Period in the event that any Pre-Funded Amount remains in the Pre-Funding Account on such Payment Date. Any amounts remaining which had been allocated to the purchase of Subsequent Adjustable Rate Loans will be paid to the Class A-1A ARM and Class A-1B ARM Certificateholders and any amounts remaining which had been allocated to the purchase of Subsequent Fixed-Rate Loans will be paid to the Class A-1 Certificateholders. The Company believes that the principal amount of Subsequent Loans to be purchased by the Trust will require the application of substantially all of the Pre-Funded Amount. It is unlikely, however, that the aggregate principal amount of Subsequent Loans purchased by the Trust will be identical to the Pre-Funded Amount and, consequently, Class A-1A ARM, Class A-1B ARM and Class A-1 Certificateholders will receive some prepayment of principal.

  Prepayments on home equity loans are commonly measured relative to a prepayment standard or model. The Constant Prepayment Rate ("CPR") model assumes that the outstanding principal balance of a pool of loans prepays each month at a specified constant annual rate. The Certificates were priced using a prepayment assumption of, with respect to the Fixed-Rate Loans, 125% of the applicable Prepayment Assumption (as described below), and with respect to the Adjustable Rate Loans, 30% of CPR. There can be no assurance that the Loans will prepay at the applicable rate, and it is unlikely that prepayments or liquidations of the Loans will occur at any constant rate.

  The amount of interest to which the Certificateholders of any Class are entitled on any Payment Date will be the product of the related Pass-Through Rate and (in the absence of any liquidation loss principal amount adjustment) the Principal Balance of such Class or, in the case of the Class A-6 IO Certificates, the Notional Principal Amount, immediately following the preceding Payment Date. Interest on each Class of Certificates, other than the Class A-1A ARM and Class A-1B ARM Certificates, will be computed on the basis of a

360-day year of twelve 30-day months. Interest on the Class A-1A ARM and Class A-1B ARM Certificates will be computed on the basis of actual days elapsed in a 360-day year. Certificateholders will receive payments in respect of principal on each Payment Date to the extent that funds available in the Certificate Account are sufficient therefor, in the priority described under "Description of the Certificates--Distributions on Certificates." As required by applicable state laws, interest paid by Obligors on the Loans is computed according to the simple interest method.

  The final scheduled payment date on the Initial Loan with the latest maturity is in February 2029. The expected final maturity of each Class of Certificates, based on the assumptions that there are no defaults, prepayments or delinquencies with respect to payments due under the Loans and that the repurchase option has not been exercised, are as follows:

   Class                                                 Expected Final Maturity
   -----                                                 -----------------------
   A-1A ARM.............................................    February 15, 2029
   A-1B ARM.............................................    February 15, 2029
   A-1..................................................    February 15, 2013
   A-2..................................................    February 15, 2014
   A-3..................................................    April 15, 2018
   A-4..................................................    March 15, 2019
   A-5..................................................    February 15, 2019
   A-6 IO...............................................    March 15, 2001
   M-1..................................................    August 15, 2026
   M-2..................................................    February 15, 2029
   B-1..................................................    November 15, 2027
   B-2A.................................................    February 15, 2029
   B-2..................................................    February 15, 2029

Weighted Average Life of the Certificates

  The following information is given solely to illustrate the effect of prepayments of the related Loans on the weighted average life of each Class of Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Loans.

  Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Certificates will be influenced by the rate at which principal on the related Loans is paid. Principal payments on Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes repayments and liquidations due to default or other dispositions of the Loans).

  The rate of principal payments on pools of home equity loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which homeowners sell their homes or default on their loans. Other factors affecting prepayment of Loans include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in their homes. In the case of home equity loans secured by real estate, in general, if prevailing interest rates fall significantly below the interest rates on such loans, the loans are likely to be subject to higher prepayment rates than if prevailing interest rates remained at or above the rates borne by such loans. Conversely, if prevailing interest rates rise above the interest rates on such home equity loans, the rate of prepayment would be expected to decrease.

  The percentages and weighted average lives in the following tables were determined assuming that: (i) scheduled interest and principal payments on the Loans are received in a timely manner and prepayments are made at the indicated percentages of the model as described below set forth in the table; (ii) the Servicer exercises its option to repurchase the Loans, as described under "Description of the Certificates--Repurchase Option;" (iii) the aggregate principal balance of the Initial Loans as of the Cut-off Date is $582,836,310.64 and such Loans have the characteristics set forth under "The Loans--Fixed-Rate Loans" and "The Loans--Adjustable Rate Loans;" (iv) the Initial Fixed-Rate Loans will, as of the Cut-off Date, be grouped into seven pools having the additional characteristics set forth below under "Assumed Initial Fixed-Rate Loan Characteristics" and the Additional and Subsequent Fixed-Rate Loans will, as of the Cut-off Date, be grouped into seven pools having the additional characteristics set forth below under "Assumed Additional and Subsequent Fixed-Rate Loan Characteristics;" (v) the Initial Group I Adjustable Rate Loans will, as of the Cut-off Date, be grouped into four pools having the additional characteristics set forth below under "Assumed Initial Group I Adjustable Rate Loan Characteristics" and the Additional and Subsequent Group I Adjustable Rate Loans will, as of the Cut-off Date, be grouped into four pools having the additional characteristics set forth below under "Assumed Additional and Subsequent Group I Adjustable Rate Loan Characteristics;"
(vi) the Initial Group II Adjustable Rate Loans will, as of the Cut-off Date, be grouped into four pools having the additional characteristics set forth below under "Assumed Initial Group II Adjustable Rate Loan Characteristics" and the Additional and Subsequent Group II Adjustable Rate Loans will, as of the Cut-off Date, be grouped into four pools having the additional characteristics set forth below under "Assumed Additional and Subsequent Group II Adjustable Rate Loan Characteristics;" (vii) each Class of the Certificates (other than the Class A-6 IO Certificates) has an Original Principal Balance as shown on the cover page of this Prospectus Supplement; (viii) the rates for one-month and six-month LIBOR are 4.93688% and 5.06031%, respectively; (ix) the Subsequent Loans will have their first scheduled payment date in April 1999;
(x) no interest shortfalls will arise in connection with prepayments in full of the Loans; (xi) no delinquencies or losses are experienced on the Loans;
(xii) distributions are made on the Certificates on the 15th day of each month, commencing in April 1999; (xiii) the Certificates are issued on March 18, 1999;
(xiv) the Company does not exercise its option to substitute home equity loans for Loans prepaid in full (as described under "Description of the Certificates--Conveyance of Loans"); and (xv) the initial Pass-Through Rate for the Class A-1A ARM Certificates is 5.19688% and the initial Pass-Through Rate for the Class A-1B ARM Certificates is 5.21688%. No representation is made that the Loans will not experience delinquencies or losses.

  Prepayments on home equity loans are commonly measured relative to a prepayment standard or model. Two different models (each a "Prepayment Assumption") are used in this Prospectus Supplement, one for the Adjustable Rate Loans and the other for the Fixed-Rate Loans. Reference in this Prospectus Supplement to a "Prepayment Assumption" shall refer to the appropriate model, depending upon whether the reference is with respect to the Adjustable Rate Loans or the Fixed-Rate Loans.

  The percentages and weighted average life information for the Class A-1A ARM Certificates and the Class A-1B ARM Certificates in the following tables are based on a CPR model that assumes that the outstanding principal balance of the Group I Adjustable Rate Loans and the Group II Adjustable Rate Loans, respectively, will prepay at the percentages of CPR set forth in the Prepayment Scenarios table below.

  The Prepayment Assumption used for the Fixed-Rate Loans represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home equity loans for the life of such home equity loans. The "100% Prepayment Assumption" assumes a constant prepayment of 4% per annum of the then outstanding principal balance of such loans in the first month of the life of such loans and an additional 1.45% (precisely, 16/11%) per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of such loans, the 100% Prepayment Assumption assumes a constant prepayment rate of 20% per annum each month.

  It is not likely that the Loans will prepay at any constant percentage of the Prepayment Assumption or of the CPR to maturity or that all of the Loans will prepay at the same rate.

  Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

                              Prepayment Scenarios

                         Scenario I Scenario II Scenario III Scenario IV Scenario V
                         ---------- ----------- ------------ ----------- ----------
Adjustable Rate Loans
 (1)....................     18%         24%         30%          36%        42%
Fixed-Rate Loans (2)....     75%        100%        125%         150%       175%

--------
(1) As a CPR percentage.
(2) As a percentage of the Prepayment Assumption.

                Assumed Initial Fixed-Rate Loan Characteristics

                                         Weighted      Weighted    Balloon Loan
                             Weighted    Average        Average      Weighted
               Cut-off Date  Average  Remaining Term Original Term   Average
              Pool Principal   Loan    to Maturity    to Maturity  Amortization
Pool             Balance       Rate      (months)      (months)        Term
----          -------------- -------- -------------- ------------- ------------
1. .......... $15,841,491.97  12.136%      107            111          N/A
2. ..........  61,898,578.88  11.891       175            179          N/A
3. ..........  92,199,603.87  11.649       239            240          N/A
4. ..........  64,288,076.34  11.195       299            300          N/A
5. ..........  80,611,199.75  10.560       358            360          N/A
6. ..........  66,538,596.16  11.206       360            360          179
7. ..........  31,246,551.35  10.920       360            360          240

       Assumed Additional and Subsequent Fixed-Rate Loan Characteristics

                                         Weighted      Weighted    Balloon Loan
                             Weighted    Average        Average      Weighted
              Cut-off Date   Average  Remaining Term Original Term   Average
             Pool Principal    Loan    to Maturity    to Maturity  Amortization
Pool             Balance       Rate      (months)      (months)        Term
----         --------------- -------- -------------- ------------- ------------
 1. ........ $ 18,711,368.20  12.136%      107            107          N/A
 2. ........   73,112,248.70  11.891       175            175          N/A
 3. ........  108,902,667.72  11.649       239            239          N/A
 4. ........   75,934,632.27  11.195       299            299          N/A
 5. ........   95,214,885.23  10.560       358            358          N/A
 6. ........   78,592,860.75  11.206       360            360          179
 7. ........   36,907,238.82  10.920       360            360          240

          Assumed Initial Group I Adjustable Rate Loan Characteristics

                                                 Weighted  Weighted
                                                  Average  Average
                                        Weighted Remaining Original Weighted
                          Cut-off Date  Average   Term to  Term to  Average                           Month(s)
                         Pool Principal   Loan   Maturity  Maturity  Gross    Life    Life   Periodic to Rate
Pool                        Balance       Rate   (months)  (months)  Margin   Cap    Floor     Cap     Change
----                     -------------- -------- --------- -------- -------- ------  ------  -------- --------
1. ..................... $ 2,565,140.43  10.111%    357      360     7.365%  16.304% 10.111%  1.158%     32
2. .....................  76,960,500.62   9.447     358      360     6.695   15.556   9.447   1.218      21
3. .....................   4,972,680.46   9.030     354      360     6.098   15.131   8.976   1.232      17
4. .....................     588,324.79   9.218     357      360     6.201   14.558   9.218   1.263       3

 Assumed Additional and Subsequent Group I Adjustable Rate Loan Characteristics

                                                 Weighted  Weighted
                                                  Average  Average
                                        Weighted Remaining Original Weighted
                          Cut-off Date  Average   Term to  Term to  Average                           Month(s)
                         Pool Principal   Loan   Maturity  Maturity  Gross    Life    Life   Periodic to Rate
Pool                        Balance       Rate   (months)  (months)  Margin   Cap    Floor     Cap     Change
----                     -------------- -------- --------- -------- -------- ------  ------  -------- --------
1. ..................... $ 1,956,968.28  10.111%    357      357     7.365%  16.304% 10.111%  1.158%     36
2. .....................  58,713,845.41   9.447     358      358     6.695   15.556   9.447   1.218      24
3. .....................   3,793,701.83   9.030     354      354     6.098   15.131   8.976   1.232      24
4. .....................     448,838.18   9.218     357      357     6.201   14.558   9.218   1.263       6

         Assumed Initial Group II Adjustable Rate Loan Characteristics

                                                 Weighted  Weighted
                                                  Average  Average
                                        Weighted Remaining Original Weighted
                          Cut-off Date  Average   Term to  Term to  Average                          Month(s)
                         Pool Principal   Loan   Maturity  Maturity  Gross    Life   Life   Periodic to Rate
Pool                        Balance       Rate   (months)  (months)  Margin   Cap    Floor    Cap     Change
----                     -------------- -------- --------- -------- -------- ------  -----  -------- --------
1. ..................... $ 1,329,259.46  9.702%     357      360     7.189%  15.964% 9.702%  1.214%     33
2. .....................  77,230,207.88  9.365      358      360     6.628   15.492  9.354   1.249      21
3. .....................   6,347,508.70  8.977      354      360     6.644   15.063  9.113   1.269      16
4. .....................     218,589.98  9.395      359      360     5.976   15.395  9.395   1.000       1

Assumed Additional and Subsequent Group II Adjustable Rate Loan Characteristics

                                                 Weighted  Weighted
                                                  Average  Average
                                        Weighted Remaining Original Weighted
                          Cut-off Date  Average   Term to  Term to  Average                          Month(s)
                         Pool Principal   Loan   Maturity  Maturity  Gross    Life   Life   Periodic to Rate
Pool                        Balance       Rate   (months)  (months)  Margin   Cap    Floor    Cap     Change
----                     -------------- -------- --------- -------- -------- ------  -----  -------- --------
1. ..................... $ 1,013,032.38  9.702%     357      357     7.189%  15.964% 9.702%  1.214%     36
2. .....................  58,857,359.27  9.365      358      358     6.628   15.492  9.354   1.249      24
3. .....................   4,837,454.28  8.977      354      354     6.644   15.063  9.113   1.269      24
4. .....................     166,588.04  9.395      359      359     5.976   15.395  9.395   1.000       6

  Based on the foregoing assumptions, the following tables indicated the projected weighted average lives of each Class of Certificates, and set forth the percentages of the Original Principal Balance of each Class that would be outstanding after each of the dates shown, under the indicated Prepayment Scenarios.

       Percentage of the Original Principal Balance of the Class A-1A ARM
               Certificates at the Respective Percentages of the
                              CPR Set Forth Below:

                         Scenario I Scenario II Scenario III Scenario IV Scenario V
                         ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
March 15, 2000..........     81          75          68           62         56
March 15, 2001..........     66          56          48           40         32
March 15, 2002..........     54          43          33           25         19
March 15, 2003..........     44          32          23           16          5
March 15, 2004..........     36          24          16            3          0
March 15, 2005..........     29          18           7            0          0
March 15, 2006..........     24          14           0            0          0
March 15, 2007..........     19           2           0            0          0
March 15, 2008..........     16           0           0            0          0
March 15, 2009..........      7           0           0            0          0
March 15, 2010..........      0           0           0            0          0
Weighted Average Life
 (1) (years)............    4.2         3.1         2.4          2.0        1.6

--------
(1) The weighted average life of a Class A-1A ARM Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-1A ARM Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-1A ARM Certificate.

       Percentage of the Original Principal Balance of the Class A-1B ARM
               Certificates at the Respective Percentages of the
                              CPR Set Forth Below:

                         Scenario I Scenario II Scenario III Scenario IV Scenario V
                         ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
March 15, 2000..........     81          75          68           62         56
March 15, 2001..........     66          56          48           40         32
March 15, 2002..........     54          43          33           25         19
March 15, 2003..........     44          32          23           16          5
March 15, 2004..........     36          24          16            3          0
March 15, 2005..........     29          18           7            0          0
March 15, 2006..........     24          14           0            0          0
March 15, 2007..........     19           2           0            0          0
March 15, 2008..........     16           0           0            0          0
March 15, 2009..........      7           0           0            0          0
March 15, 2010..........      0           0           0            0          0
Weighted Average Life
 (1) (years)............    4.2         3.1         2.4          2.0        1.6

--------
(1) The weighted average life of a Class A-1B ARM Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-1B ARM Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-1B ARM Certificate.
         Percentage of the Original Principal Balance of the Class A-1
               Certificates at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:

                         Scenario I Scenario II Scenario III Scenario IV Scenario V
                         ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
March 15, 2000..........     63          53          42           31         20
March 15, 2001..........     17           0           0            0          0
March 15, 2002..........      0           0           0            0          0
Weighted Average Life
 (1) (years)............    1.3         1.1         0.9          0.8        0.7

--------
(1) The weighted average life of a Class A-1 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-1 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-1 Certificate.

 Percentage of the Original Principal Balance of the Class A-2 Certificates at the Respective Percentages of the Prepayment Assumption Set Forth Below:

                         Scenario I Scenario II Scenario III Scenario IV Scenario V
                         ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
March 15, 2000..........    100         100         100          100        100
March 15, 2001..........    100          90          45            2          0
March 15, 2002..........     58           0           0            0          0
March 15, 2003..........      0           0           0            0          0
Weighted Average Life
 (1) (years)............    3.2         2.4         2.0          1.7        1.5

--------
(1) The weighted average life of a Class A-2 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-2 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-2 Certificate.

 Percentage of the Original Principal Balance of the Class A-3 Certificates at the Respective Percentages of the Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
March 15, 2000..........    100         100         100          100        100
March 15, 2001..........    100         100         100          100         61
March 15, 2002..........    100          98          43            0          0
March 15, 2003..........     92          38           0            0          0
March 15, 2004..........     54           2           0            0          0
March 15, 2005..........     24           0           0            0          0
March 15, 2006..........      9           0           0            0          0
March 15, 2007..........      0           0           0            0          0
Weighted Average Life
 (1) (years)............    5.3         3.9         3.0          2.5        2.1

--------
(1) The weighted average life of a Class A-3 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-3 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-3 Certificate.

 Percentage of the Original Principal Balance of the Class A-4 Certificates at the Respective Percentages of the Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
March 15, 2000..........    100         100         100          100        100
March 15, 2001..........    100         100         100          100        100
March 15, 2002..........    100         100         100           88          0
March 15, 2003..........    100         100          69            0          0
March 15, 2004..........    100         100          17            0          0
March 15, 2005..........    100          51           0            0          0
March 15, 2006..........    100          15           0            0          0
March 15, 2007..........     67           0           0            0          0
March 15, 2008..........     16           0           0            0          0
March 15, 2009..........      0           0           0            0          0
Weighted Average Life
 (1) (years)............    8.4         6.2         4.5          3.3        2.8

--------
(1) The weighted average life of a Class A-4 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-4 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-4 Certificate.

 Percentage of the Original Principal Balance of the Class A-5 Certificates at the Respective Percentages of the Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
March 15, 2000..........    100         100         100          100        100
March 15, 2001..........    100         100         100          100        100
March 15, 2002..........     95          92          89           84         75
March 15, 2003..........     89          85          79           50          0
March 15, 2004..........     70          57          35            0          0
March 15, 2005..........     49          28           0            0          0
March 15, 2006..........     12           0           0            0          0
March 15, 2007..........      1           0           0            0          0
March 15, 2008..........      0           0           0            0          0
Weighted Average Life
 (1) (years)............    5.6         5.1         4.5          3.8        3.2

--------
(1) The weighted average life of a Class A-5 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-5 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-5 Certificate.

         Percentage of the Original Principal Balance of the Class M-1
               Certificates at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......     100%       100%        100%         100%       100%
March 15, 2000..........     100        100         100          100        100
March 15, 2001..........     100        100         100          100        100
March 15, 2002..........     100        100         100          100        100
March 15, 2003..........     100        100         100          100        100
March 15, 2004..........     100        100         100          100         34
March 15, 2005..........     100        100         100           40          0
March 15, 2006..........     100        100          62            0          0
March 15, 2007..........     100        100           0            0          0
March 15, 2008..........     100         54           0            0          0
March 15, 2009..........     100          0           0            0          0
March 15, 2010..........      82          0           0            0          0
March 15, 2011..........      42          0           0            0          0
March 15, 2012..........       0          0           0            0          0
Weighted Average Life
 (1) (years)............    11.6        9.0         7.1          5.8        4.8

--------
(1) The weighted average life of a Class M-1 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class M-1 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class M-1 Certificate.

 Percentage of the Original Principal Balance of the Class M-2 Certificates at the Respective Percentages of the Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......     100%       100%        100%         100%       100%
March 15, 2000..........     100        100         100          100        100
March 15, 2001..........     100        100         100          100        100
March 15, 2002..........     100        100         100          100        100
March 15, 2003..........     100        100         100          100        100
March 15, 2004..........     100        100         100          100        100
March 15, 2005..........     100        100         100          100          0
March 15, 2006..........     100        100         100            0          0
March 15, 2007..........     100        100           0            0          0
March 15, 2008..........     100        100           0            0          0
March 15, 2009..........     100          0           0            0          0
March 15, 2010..........     100          0           0            0          0
March 15, 2011..........     100          0           0            0          0
March 15, 2012..........       0          0           0            0          0
Weighted Average Life
 (1) (years)............    12.1        9.3         7.5          6.2        5.2

--------
(1) The weighted average life of a Class M-2 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class M-2 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class M-2 Certificate.

         Percentage of the Original Principal Balance of the Class B-1
               Certificates at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
March 15, 2000..........    100         100         100          100        100
March 15, 2001..........    100         100         100          100        100
March 15, 2002..........    100         100         100          100        100
March 15, 2003..........    100          58          45           34         26
March 15, 2004..........     65          22           4            0          0
March 15, 2005..........     35           0           0            0          0
March 15, 2006..........     10           0           0            0          0
March 15, 2007..........      0           0           0            0          0
Weighted Average Life
 (1) (years)............    5.6         4.3         4.0          3.8        3.7

--------
(1) The weighted average life of a Class B-1 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class B-1 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class B-1 Certificate.

         Percentage of the Original Principal Balance of the Class B-2A
               Certificates at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
March 15, 2000..........      0           2           4            6          8
March 15, 2001..........      0           0           0            0          0
Weighted Average Life
 (1) (years)............    0.5         0.5         0.5          0.5        0.5

--------
(1) The weighted average life of a Class B-2A Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class B-2A Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class B-2A Certificate.

         Percentage of the Original Principal Balance of the Class B-2
               Certificates at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
March 15, 2000..........    100         100         100          100        100
March 15, 2001..........    100         100         100          100        100
March 15, 2002..........    100         100         100          100        100
March 15, 2003..........    100         100         100          100        100
March 15, 2004..........    100         100         100           85         85
March 15, 2005..........    100          87          52           53          0
March 15, 2006..........    100          45          36            0          0
March 15, 2007..........     79          21           0            0          0
March 15, 2008..........     46          18           0            0          0
March 15, 2009..........     24           0           0            0          0
March 15, 2010..........     21           0           0            0          0
March 15, 2011..........     19           0           0            0          0
March 15, 2012..........      0           0           0            0          0
Weighted Average Life
 (1) (years)............    9.4         7.2         6.4          5.8        5.2

--------
(1) The weighted average life of a Class B-2 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class B-2 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class B-2 Certificate.

                        GREEN TREE FINANCIAL CORPORATION

General

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under the heading "Green Tree Financial Corporation."

  The Company is a Delaware corporation which, as of December 31, 1997, had stockholders' equity of approximately $1,332,000,000. The Company purchases, pools, sells and services conditional sales contracts for manufactured homes and other consumer installment sales contracts, as well as home equity loans. The Company is the largest servicer of government-insured manufactured housing contracts and conventional manufactured housing contracts in the United States. Servicing functions are performed through Green Tree Financial Servicing Corporation, a wholly owned subsidiary of the Company. Through its principal offices in St. Paul, Minnesota, and service centers throughout the United States, the Company serves all 50 states. The Company began financing home equity loans in January 1996. The Company also purchases, pools and services installment sales contracts for various consumer products. The Company's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (651) 293-3400). The Company's quarterly and annual reports, which are incorporated by reference in this Prospectus Supplement and in the Prospectus, are available from the Company upon written request made to the Company.

Ratio of Earnings to Fixed Charges for the Company

  Set forth below are the Company's ratios of earnings to fixed charges for the past five years ended December 31, 1997 and the nine months ended September 30, 1998. For the purposes of compiling these ratios, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense.

                                                                    Nine Months
                                                                       Ended
                                           Year Ended December 31,   Sept 30,
                                           ------------------------ -----------
                                           1993 1994 1995 1996 1997    1998
                                           ---- ---- ---- ---- ---- -----------
Ratio of Earnings to Fixed Charges........ 4.81 7.98 7.90 5.44 3.94    (.53)*

--------
* On July 6, 1998, Conseco, Inc. announced a second-quarter charge of $498 million, net of income taxes, related to the acquisition of Green Tree. The charges are directly related to (1) $148 million in merger-related costs, and (2) a $350 million non-cash supplemental reserve against the valuation of Green Tree's interest-only securities and servicing rights. As a result, the ratio of earnings (losses) to fixed charges was less than 1.00 for the nine months ended September 30, 1998 and earnings were inadequate to cover fixed charges for such period. The amount of the coverage deficiency for such period was $251,600,000.

Recent Developments

  The Company has been served with various lawsuits in the United States District Court for the District of Minnesota. These lawsuits were filed by certain stockholders of the Company as purported class actions on behalf of persons or entities who purchased common stock of the Company during the alleged class periods. In addition to the Company, certain current and former officers and directors of the Company are named as defendants in one or more of the lawsuits. The Company and the other defendants intend to seek consolidation of each of the lawsuits in the United States District Court for the District of Minnesota. Plaintiffs in the lawsuits assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. In each case, plaintiffs allege that the Company and the other defendants violated federal securities laws by, among other things, making false and misleading statements about the current state and future prospects of the Company (particularly with respect to prepayment assumptions and performance of certain of the Company's loan portfolios) which allegedly rendered the Company's financial statements false and misleading. The Company believes that the lawsuits are without merit and intends to defend such lawsuits vigorously.

                        DESCRIPTION OF THE CERTIFICATES

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under "Description of the Certificates."

  The Certificates will be issued pursuant to the Agreement between the Company, as Seller and Servicer, and the Trustee. A copy of the execution form of the Agreement will be filed in a Current Report on Form 8-K with the Securities and Exchange Commission after the initial issuance of the Certificates. The following summary describes the material provisions of the Agreement, reference to which is hereby made for a complete recital of its terms.

General

  The Certificates will be issued in fully registered, certificated form only in minimum denominations of $1,000 or any integral multiple in excess thereof. The Certificates initially will be represented by certificates registered in the name of Cede & Co. as the nominee of DTC, and will only be available in the form of book-entries on the records of DTC (in the United States), or CEDEL or Euroclear (as defined herein) (in Europe), and participating members thereof. See "--Registration of the Certificates" below. The Trust consists primarily of the Loans and the rights, benefits, obligations and proceeds arising therefrom or in connection therewith, including liens on the related real estate, amounts held in the Certificate Account and the Class B-2 Limited Guaranty of the Company for the benefit of the Class B-2 Certificateholders.

  Distributions on the Certificates will be made by the Paying Agent (which shall initially be the Trustee) on each Payment Date to persons in whose names the Certificates are registered as of the Business Day immediately preceding such Payment Date (the "Record Date"). See "--Registration of the Certificates" below. The first Payment Date for the Certificates will be in April 1999. Payments will be made by check mailed to such Certificateholder at the address appearing on the Certificate Register (except that a Certificateholder who holds an aggregate Percentage Interest of at least 5% of a Class of Certificates may request payment in respect of its Certificates of such Class by wire transfer). Final payments will be made only upon tender of the Certificates to the Trustee for cancellation.

Conveyance of Loans

  On the Closing Date, the Company will establish the Trust and transfer, assign, set over and otherwise convey to the Trust all right, title and interest of the Company in the Initial and Additional Loans, including all principal and interest received on or with respect to such Loans (other than receipts of principal and interest due on such Loans on or before the Cut-off
Date). The Agreement permits the Trust to purchase up to approximately $300,000,000 aggregate principal balance of Subsequent Loans on one or more closing dates until June 14, 1999 (each, a "Subsequent Transfer Date"). See "-- Conveyance of Subsequent Loans and Pre-Funding Account" below.

  The Loans will be described on a list delivered to the Trustee and certified by a duly authorized officer of the Company. Such list will include the amount of monthly payments due on each Loan as of the date of its transfer to the Trust, the Loan Rate on each Loan and the maturity date of each Loan. The list will be attached as an exhibit to the Agreement and will be available for inspection by any Certificateholder at the principal office of the Company. Prior to the conveyance of the Loans to the Trust, the Company will have completed a review of all the Loan files, confirming the accuracy of each item on the list of Loans delivered to the Trustee. Any Loan discovered not to agree with such list in a manner that is materially adverse to the interests of the Certificateholders will be repurchased by the Company, or, if the discrepancy relates to the unpaid principal balance of a Loan, the Company may deposit cash in the Certificate Account in an amount sufficient to offset such discrepancy.

  The Trustee will maintain possession of the Loans and any other documents contained in the Loan files. Uniform Commercial Code financing statements will be filed in Minnesota, reflecting the conveyance and assignment of the Loans to the Trustee, and the Company's accounting records and computer systems will also reflect such conveyance and assignment.

  Dorsey & Whitney LLP, counsel to the Company, will render an opinion to the Trustee that the transfer of the Loans from the Company to the Trust would, in the event the Company became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, however, the transfer of the Loans from the Company to the Trust were treated as a pledge to secure borrowings by the Company, the distribution of proceeds of the Loans to the Trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Loans if the proceeds of such sale could satisfy the amount of the debt deemed owed by the Company, or the bankruptcy trustee could substitute other collateral in lieu of the Loans to secure such debt, or such debt could be subject to adjustment by the bankruptcy trustee if the Company were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

  The Company will make certain representations and warranties in the Agreement with respect to each Loan, including that: (a) for each Loan other than the Subsequent Loans, as of the applicable Cut-off Date, the most recent scheduled payment was made or was not delinquent more than 59 days; (b) for each Subsequent Loan, as of the respective Subsequent Cut-off Date, the most recent scheduled payment was made or was not delinquent more than 59 days; (c) no provision of a Loan has been waived, altered or modified in any respect, except by instruments or documents included in the Loan file and reflected on the list of Loans delivered to the Trustee; (d) each Loan is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally); (e) no Loan is subject to any right of rescission, set-off, counterclaim or defense; (f) each Loan was originated by a home equity lender in the ordinary course of its business or was originated by the Company directly; (g) no Loan was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Loan or an interest therein pursuant to the Agreement or the Certificates unlawful; (h) each Loan complies with and was originated in accordance with all requirements of law; (i) no Loan has been satisfied, subordinated to a lower lien ranking than its original position or rescinded; (j) each Loan creates a valid and perfected lien on the related real estate; (k) all parties to each Loan had full legal capacity to execute such Loan; (l) no Loan has been sold, conveyed and assigned or pledged to any other person and the Company has good and marketable title to each Loan free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer such Loan to the Trustee; (m) as of the applicable Cut-off Date there was no default, breach, violation or event permitting acceleration under any Loan (except for payment delinquencies permitted by clauses (a) and (b) above), no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Loan, and the Company has not waived any of the foregoing; (n) each Loan is a fully-amortizing loan and provides for level monthly payments based on its applicable Loan Rate over the term of such Loan, except, in the case of a Balloon Loan, for the final monthly payment; (o) each Loan contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral; (p) the description of each Loan set forth in the list delivered to the Trustee is true and correct; (q) there is only one original of each Loan; (r) each Loan was originated or purchased in accordance with the Company's then-current underwriting guidelines; (s) each Loan is a "qualified mortgage" under section 860G(a)(3) of the Internal Revenue Code of 1986, as amended; and (t) the CLTV for each Loan is not greater than 100%.

  The Company will also make certain representations and warranties with respect to the Loans in the aggregate, including that (i) each Loan (other than the Adjustable Rate Loans) has a contractual rate of interest of at least 4.75%; (ii) no Loan had a remaining term to maturity at origination of more than 360 months; (iii) no more than 1% of the Loans, by principal balance as of the Cut-off Date, were secured by properties located in an area with the same zip code; (iv) no more than 5.0% of the Loans, by principal balance as of the Cut-off Date, were originated by any one lender; and (v) no adverse selection procedures were employed in selecting the Loans from the Company's portfolio. The Company will make certain additional representations and warranties with respect to the Subsequent Loans. See "--Conveyance of Subsequent Loans and Pre-Funding Account" below.

  Under the terms of the Agreement, and subject to the Company's option to effect a substitution as described in the next paragraph, the Company has agreed to repurchase, at the Repurchase Price, any Loan that is materially and adversely affected by a breach of a representation and warranty with respect to such Loan made in the Agreement if such breach has not been cured within 90 days of the day it was or should have been discovered by the Servicer or the Trustee. The "Repurchase Price," with respect to any Loan to be so repurchased or with respect to a Liquidated Loan, means the outstanding principal balance of such Loan (without giving effect to any Advances made by the Servicer or the Trustee), plus interest on such Loan at the weighted average of the Pass-Through Rates of the Certificates from the end of the Due Period with respect to which the Obligor last made a scheduled payment (without giving effect to any Advances made by the Servicer or the Trustee) through the date of such repurchase or liquidation. This repurchase obligation constitutes the sole remedy available to the Trust and the Certificateholders for a breach of a representation or warranty under the Agreement with respect to the Loans (but not with respect to any other breach by the Company of its obligations under the Agreement).

  In lieu of repurchasing a Loan as specified in the preceding paragraph, during the two-year period following the Closing Date, the Company may, at its option, substitute an Eligible Substitute Loan (as defined below) for the Loan that it is otherwise obligated to repurchase (referred to herein as the "Replaced Loan"). An "Eligible Substitute Loan" is a Loan that satisfies, as of the date of its substitution, the representations and warranties specified in
Article III of the Agreement, has a Scheduled Principal Balance that is not greater than the Scheduled Principal Balance of the Replaced Loan, has a Loan Rate that is at least equal to the Loan Rate of the Replaced Loan and has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the Replaced Loan. The Company will be required to deposit in the Certificate Account cash in the amount, if any, by which the Scheduled Principal Balance of the Replaced Loan exceeds the Scheduled Principal Balance of the Loan being substituted. Such deposit will be deemed to be a Partial Principal Prepayment.

  Under the Agreement, the Company may, at its option, substitute new loans for Loans which are prepaid in full prior to June 1, 1999. Any such substitute loans shall constitute Eligible Substitute Loans and must be substituted prior to the Determination Date immediately following the calendar month in which the prepayment was received by the Servicer. In the event the aggregate amount of principal received in respect of Loans prepaid in full in a given calendar month exceeds the aggregate of the Scheduled Principal Balances of Eligible Substitute Loans substituted therefor, such excess shall be distributed to Certificateholders on the related Payment Date as a prepayment of principal. Notwithstanding the foregoing, there is no assurance that the Company will opt to make any such substitutions nor, should it desire to exercise such option, that Eligible Substitute Loans will be available therefor.

  Pursuant to the Agreement, the Servicer will service and administer the Loans conveyed and assigned to the Trustee as more fully set forth below.

Conveyance of Subsequent Loans and Pre-Funding Account

  An account (the "Pre-Funding Account") will be established by the Trustee and funded by the Company with up to approximately $300,000,000 (the "Pre-Funded Amount") on the Closing Date to provide the Trust with sufficient funds to purchase Subsequent Loans. The Pre-Funding Account will be used to purchase Subsequent Loans during the period from the Closing Date until the earliest of
(i) the date on which the amount on deposit in the Pre-Funding Account is less than $10,000, (ii) June 14, 1999 or (iii) the date on which an Event of Termination occurs under the Agreement (the "Funding Period"). The Pre-Funded Amount will be reduced during the Funding Period by the amount used to purchase Subsequent Loans in accordance with the Agreement.

  Under the Agreement, the Trust will be obligated to purchase Subsequent Loans from the Company during the Funding Period, subject to the availability thereof. In connection with the purchase of Subsequent Loans on such dates of transfer (the "Subsequent Transfer Dates"), the Trust will be required to pay to the Company from amounts on deposit in the Pre-Funding Account a cash purchase price of 100% of the principal balance thereof. The Company will designate the Subsequent Transfer Date as the cut-off date (the "Subsequent Cut-off Date") with respect to the related Subsequent Loans purchased on such date. The amount paid from the Pre-Funding Account on each Subsequent Transfer Date will not include accrued interest on the related Subsequent Loans. Following each Subsequent Transfer Date, the aggregate principal balance of the Subsequent Loans will increase by an amount equal to the aggregate principal balance of the Loans so purchased and the amount in the Pre-Funding Account will decrease accordingly.

  Any Pre-Funded Amount remaining after the end of the Funding Period will be applied on the next Payment Date to prepay principal on the Class A-1A ARM, Class A-1B ARM, and Class A-1 Certificates. Any amounts remaining which had been allocated to the purchase of Subsequent Adjustable Rate Loans will be paid to the Class A-1A ARM and Class A-1B ARM Certificateholders and any amounts remaining which had been allocated to the purchase of Subsequent Fixed-Rate Loans will be paid to the Class A-1 Certificateholders. Although no assurance can be given, the Company anticipates that the principal amount of the related Subsequent Loans purchased by the Trust will require the application of substantially all of the related Pre-Funded Amount and that there should be no material amount of principal prepaid to the Class A-1A ARM, Class A-1B ARM or Class A-1 Certificateholders from the Pre-Funding Account. However, it is unlikely that the Company will be able to deliver Subsequent Loans with an aggregate principal balance identical to the remaining Pre-Funded Amount.

  Any conveyance of Subsequent Loans on a Subsequent Transfer Date is subject to certain conditions including, but not limited to: (a) each Subsequent Loan must satisfy the representations and warranties specified in the related subsequent transfer instrument and the Agreement; (b) the Company may not select Subsequent Loans in a manner that it believes is adverse to the interests of the Certificateholders; (c) as of the respective Subsequent Cut-off Date the Subsequent Loans must satisfy the following criteria: (i) no Subsequent Loan may be more than 59 days contractually delinquent as of the related Subsequent Cut-off Date; (ii) the remaining stated term to maturity of each Subsequent Loan may not exceed 360 months; (iii) each Subsequent Loan must have been underwritten in accordance with the Company's standard underwriting criteria; (iv) as a result of the purchase of the Subsequent Loans, the weighted average loan to value ratio of the Loan Pool will not be more than 200 basis points more than such ratio with respect to the Initial Loans; (v) as a result of the purchase of the Subsequent Loans, the ratings of the Class A Certificates by S&P and Fitch will not be reduced, withdrawn or qualified; and
(vi) an independent accountant will provide a letter stating whether the characteristics of the Subsequent Loans conform to the characteristics described herein.

Payments on Loans

  The Servicer, on behalf of the Trust, will establish and maintain a Certificate Account in an "Eligible Account" (as defined below) at a depository institution (initially U.S. Bank National Association, Minneapolis, Minnesota) with trust powers organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation (the "FDIC"), whose short-term deposits have been rated A-1 by S&P and F-1 by Fitch (if rated by Fitch) or whose unsecured long-term debt has been rated in one of the two highest rating categories by S&P and Fitch (if rated by Fitch), and which is subject to supervision and examination by federal or state authorities (an "Eligible Institution"). "Eligible Account" means, at any time, an account which is any of the following: (i) an account maintained with an Eligible Institution; (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC;
(iii) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee, which depository institution or trust company has capital and surplus of not less than $50,000,000; or (iv) an account that will not cause S&P or Fitch to downgrade or withdraw its then-current rating assigned to the Certificates, as evidenced in writing by S&P and Fitch. The Servicer may authorize the Trustee to invest the funds in the Certificate Account in Eligible Investments (as defined in the Agreement) that will mature not later than the Business Day preceding the applicable monthly Payment Date. Such Eligible Investments include, among other investments, obligations of the United States or of any agency thereof backed by the full faith and credit of the United States, federal funds, certificates of deposit, time deposits and bankers acceptances sold by eligible commercial banks; any other demand or time deposit or certificate of deposit fully insured by the FDIC; investments in certain money-market funds; certain repurchase agreements of United States government securities with eligible commercial banks; securities bearing interest or sold at a discount issued by a corporation which has a credit rating of at least AA from S&P and Fitch (if rated by Fitch) not in excess of 10% of amounts in the Certificate Account at the time of such investment; and commercial paper assigned a rating of at least A-1+ by S&P and at least F-1+ by Fitch (if rated by Fitch). Any losses on such investments will be deducted from other investment earnings or from other funds in the Certificate Account.

  All receipts by the Servicer of payments with respect to the Loans, including Principal Prepayments and advance payments by Obligors not constituting Principal Prepayments ("Advance Payments"), shall be paid into the Certificate Account no later than one Business Day following receipt thereof, except amounts received as extension fees or assumption fees not allocated to regular installments due on Loans, which are retained by the Servicer as part of its servicing fees and are not paid into the Certificate Account, and except for certain proceeds from Liquidated Loans which are used to reimburse the Servicer for customary out-of-pocket liquidation expenses. See "--Servicing Compensation and Payment of Expenses" below. In addition, any Advances by the Servicer or the Trustee as described under "--Advances" below, and amounts paid by the Company for Loans repurchased, or upon substitution for a Loan otherwise required to be repurchased, as a result of a breach of representations or warranties under the Agreement, as described under "--Conveyance of Loans" above, shall be paid into the Certificate Account.

  On the second Business Day preceding each Payment Date (the "Determination Date"), the Servicer will determine the Amount Available in the Certificate Account for that Payment Date and the amount of funds necessary to make all payments to be made on that Payment Date from the Certificate Account. Not later than one Business Day after the Determination Date, the Company will deposit in the Certificate Account the Repurchase Price of any Loans required to be repurchased on such Payment Date, or any amounts required to be deposited upon substitution for any Loan otherwise required to be repurchased on such Payment Date, as a result of a breach of representations and warranties under the Agreement.

  On each Payment Date the Trustee will withdraw the Amount Available from the Certificate Account and make the following payments, in the following order of priority:

       (a) if neither the Company nor any wholly owned subsidiary of the Company is the Servicer, to pay the Monthly Servicing Fee to the Servicer;

       (b) to pay interest and principal on the Certificates, in the manner and the order of priority described below;

       (c) if the Company or any wholly owned subsidiary of the Company is the Servicer, to pay the Monthly Servicing Fee to the Servicer;

       (d) to pay any Class B-2A Additional Principal Distribution Amount, as described under "--Distributions on Certificates--Class B-2A Principal" below;

       (e) to reimburse the Servicer or the Trustee, as applicable, for any unreimbursed Advances with respect to the Loans made in respect of current or prior Payment Dates;

       (f) to reimburse the holder of the Class C Certificates for expenses incurred by and reimbursable to it with respect to taxes or charges imposed upon the Trust as a REMIC or otherwise;

       (g) to reimburse the Company for any prior unreimbursed Class B-2 Guaranty Payments;

       (h) to pay the Class B-3I Distribution Amount on the Class B-3I Certificates; and

       (i) to pay any remaining amounts to the holder of the Class C
  Certificates.

  The "Scheduled Principal Balance" of a Loan with respect to any Payment Date is its principal balance as of the scheduled payment date (the "Due Date") in the calendar month preceding such Payment Date as specified in its amortization schedule, after giving effect to any previous partial Principal Prepayments and to the scheduled payment due on such Due Date, but without giving effect to any delinquency in payment or adjustments due to bankruptcy or similar proceedings. The "Pool Scheduled Principal Balance" as of any Payment Date is the aggregate of the Scheduled Principal Balances of Loans comprising the Loan Pool that were outstanding during the preceding Due Period. A "Liquidated Loan" is a defaulted Loan as to which all amounts that the Servicer expects to recover on account of such Loan have been received.

Distributions on Certificates

  On each Payment Date, distributions on the Certificates in respect of the Amount Available will be made to the holders of the Class A Certificates, the Class M Certificates and the Class B Certificates, in the manner described below. Distributions of interest and principal on the Certificates will be made primarily from amounts available in respect of the Loans.

  Certificateholders will be entitled to receive on each Payment Date commencing in April 1999, to the extent that the Amount Available (as defined herein) in the Certificate Account (together with, in the case of the Class B-2 Certificates, the Class B-2 Guaranty Payment, as described below) is sufficient therefor, distributions allocable to interest and principal, as described herein. The rights of the Class M and Class B Certificateholders to receive distributions in respect of the Amount Available are subordinated to the rights of the Class A Certificateholders; the rights of the Class M-2 and Class B Certificateholders to receive such distributions are further subordinated to the rights of the Class M-1 Certificateholders; the rights of the Class B Certificateholders to receive such distributions are further subordinated to the rights of the Class M-2 Certificateholders; the rights of the Class B-2A and Class B-2 Certificateholders to receive such distributions are further subordinated to the rights of the Class B-1 Certificateholders; and the rights of the Class B-2 Certificateholders to receive such distributions are further subordinated to the rights of the Class B-2A Certificateholders. Distributions will be made on each Payment Date to holders of record on the related Record Date, except that the final distribution in respect of the Certificates will only be made upon presentation and surrender of the Certificates at the office or agency appointed by the Trustee for that purpose in Minneapolis or St. Paul, Minnesota.

  See "--Payments on Loans" above for a detailed description of the amounts on deposit in the Certificate Account that will constitute the Amount Available on each Payment Date. The Amount Available will consist primarily of payments made on or in respect of the Loans and will include amounts payable, subject to the subordination described herein, to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) as the Monthly Servicing Fee, and to the Class B-3I and Class C Certificateholders.

 Interest on the Class A, Class M-1, Class M-2 and Class B-1 Certificates

  Interest will be distributable first to each Class of Class A Certificates concurrently, then to the Class M-1 Certificates, then to the Class M-2 Certificates and then to the Class B-1 Certificates. Interest on the outstanding Class A Principal Balance (or, in the case of the Class A-6 IO Certificates, on the Notional Principal Amount), Class M-1 Adjusted Principal Balance, Class M-2 Adjusted Principal Balance and Class B-1 Adjusted Principal Balance, as applicable, will accrue at the related Pass-Through Rate from March 18, 1999, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date. Interest on each Class of Class A Certificates, other than the Class A-1A ARM and Class A-1B ARM Certificates, will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Class A-1A ARM and Class A-1B ARM Certificates will be computed on the basis of actual days elapsed in a 360-day year. The "Principal Balance" of a Class of Certificates (other than the Class A-6 IO Certificates, which has no Principal Balance) as of any Payment Date is the Original Principal Balance of such Class less all amounts previously distributed in respect of principal of such Class. The "Class A Principal Balance" as of any Payment Date is the sum of the Class A-1A ARM Principal Balance, the Class A-1B ARM Principal Balance, the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance and the Class A-5 Principal Balance. The "Class M Principal Balance" as of any Payment Date is the sum of the Class M-1 Principal Balance and the Class M-2 Principal Balance. The "Class M-1 Adjusted Principal Balance" as of any Payment Date is the Class M-1 Principal Balance less any Class M-1 Liquidation Loss Amount (described below under "-- Losses on Liquidated Loans"). The "Class M-2 Adjusted Principal Balance" as of any Payment Date is the Class M-2 Principal Balance less any Class M-2 Liquidation Loss Amount (described below under "--Losses on Liquidated Loans"). The "Class B Principal Balance" as of any Payment Date is the sum of the Class B-1 Principal Balance, the Class B-2A Principal Balance and the Class B-2 Principal Balance. The "Class B-1 Adjusted Principal Balance" as of any Payment Date is the Class B-1 Principal Balance less any Class B-1 Liquidation Loss Amount (described below under "--Losses on Liquidated Loans").

  The Pass-Through Rates for the Class A (other than the Class A-1A ARM and Class A-1B ARM), Class M, Class B-1 and Class B-2A Certificates are set forth on the cover of this Prospectus Supplement.

  The "Class A-1A ARM Pass-Through Rate" is a floating rate equal to the lesser of one-month LIBOR plus the Class A-1A Pass-Through Margin or the Available Funds Pass-Through Rate, but in no case more than 14%. The "Class A-1A Pass-Through Margin" will equal 0.26% per annum on each Payment Date on which the Pool Scheduled Principal Balance is 10% or more of the Cut-off Date Pool Principal Balance, and 0.52% per annum on each Payment Date on which the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance. The "Class A-1B ARM Pass-Through Rate" is a floating rate equal to the lesser of one-month LIBOR plus the "Class A-1B Pass-Through Margin" or the Available Funds Pass-Through Rate, but in no case more than 14%. The "Class A-1B Pass-Through Margin" will equal 0.28% per annum on each Payment Date on which the Pool Scheduled Principal Balance is 10% or more of the Cut-off Date Pool Principal Balance, and 0.56% per annum on each Payment Date on which the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance. The "Available Funds Pass-Through Rate" for any Payment Date will be a rate per annum equal to the weighted average of the Expense Adjusted Loan Rates on the then outstanding Adjustable Rate Loans. The "Expense Adjusted Loan Rate" on any Adjustable Rate Loan is equal to the then applicable Loan Rate thereon, minus the Expense Fee Rate. The "Expense Fee Rate" is 0.50%. "One-month LIBOR" with respect to any monthly interest period will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to such monthly interest period. For a description of the method used to calculate one-month LIBOR, see "--Calculation of One-Month LIBOR" below. In the event that, on any Payment Date, the Available Funds Pass-Through Rate is less than (i) one-month LIBOR plus the Class A-1A Pass-Through Margin (but in no event more than 14%) or (ii) one-month LIBOR plus the Class A-1B Pass-Through Margin (but in no event more than 14%), then interest on the Class A-1A ARM Principal Balance or the Class A-1B ARM Principal Balance, as applicable, computed at a rate equal to such difference, will be payable from the Amount Available after payment of all interest and principal due on the Class B-2 Certificates but prior to payment of the Monthly Servicing Fee to Green Tree and prior to the payment of any Class B-2A Additional Principal Distribution Amount.

  Interest will be calculated on the Class A-6 IO Certificates on each Payment Date based on the Notional Principal Amount, which for the first 24 Payment Dates is equal to $120,000,000 (or the Pool Scheduled Principal Balance for such Payment Date, if less), and will thereafter equal zero. The Notional Principal Amount provides a basis for calculating interest payments only, and does not represent the right to receive any distributions of principal.

  In the event that, on a particular Payment Date, the Amount Available in the Certificate Account is not sufficient to make a full distribution of interest to the holders of a Class of Class A Certificates, Class M-1 Certificates, Class M-2 Certificates or Class B-1 Certificates, after payment of interest on each Class of Certificates that is senior to such Class of Certificates (the Class A Certificates being treated as a single Class for this purpose), the amount of interest to be distributed in respect of such Class will be allocated among the outstanding Certificates of such Class pro rata in accordance with their respective entitlements to interest, and the amount of the shortfall will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Any such amount so carried forward will bear interest at the applicable Pass-Through Rate, to the extent legally permissible.

 Principal on the Class A, Class M-1, Class M-2 and Class B-1 Certificates

  The Class A (other than the Class A-6 IO Certificates, which will receive no distributions of principal), Class M-1, Class M-2 and Class B-1 Certificates will be entitled to receive on each Payment Date distributions of principal in the order of priority set forth and as otherwise described below, to the extent of the Amount Available in the Certificate Account after payment of all interest then accrued on the Class A Principal Balance, Class A-6 IO Notional Principal Amount, Class M-1 Adjusted Principal Balance, Class M-2 Adjusted Principal Balance and Class B-1 Adjusted Principal Balance.

  Holders of the Class A-1A ARM Certificates and the Class A-1B ARM Certificates will be entitled to receive, as payments of principal, an amount equal to the Group I ARM Formula Principal Distribution Amount and the Group II ARM Formula Principal Distribution Amount, respectively. The "Group I ARM Formula Principal Distribution Amount" on or before the Payment Date on which the Class A-1A ARM Certificates have been paid in full will generally be equal to the lesser of (A) the Class A-1A ARM Principal Balance or (B) the sum of the following:

       (i) all scheduled payments of principal due on each outstanding Group I Adjustable Rate Loan during the related Due Period;

       (ii) the Scheduled Principal Balance of each Group I Adjustable Rate Loan which, during the related Due Period, was purchased by the Company pursuant to the Agreement on account of certain breaches of its representations and warranties;

       (iii) the Scheduled Principal Balance of each Group I Adjustable Rate Loan that became a Liquidated Loan during the related Due Period;

       (iv) all partial Principal Prepayments applied and Principal Prepayments in Full received on each Group I Adjustable Rate Loan during the related Due Period; and

       (v) on any Payment Date which is on or after the Payment Date on which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates have been paid in full, a pro rata portion (based on the Class A-1A ARM Principal Balance versus the Class A-1B ARM Principal Balance) of (a) the Senior Percentage times the sum of the amounts described in clause (A) of the definition of the Formula Principal Distribution Amount less (b) the amount, if any, to be distributed in payment of principal on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates on such Payment Date.

  The "Group II ARM Formula Principal Distribution Amount" on or before the Payment Date on which the Class A-1B ARM Certificates have been paid in full will generally be equal to the lesser of (A) the Class A-1B ARM Principal Balance or (B) the sum of the following:

       (i) all scheduled payments of principal due on each outstanding Group II Adjustable Rate Loan during the related Due Period;

       (ii) the Scheduled Principal Balance of each Group II Adjustable Rate Loan which, during the related Due Period, was purchased by the Company pursuant to the Agreement on account of certain breaches of its representations and warranties;

       (iii) the Scheduled Principal Balance of each Group II Adjustable Rate Loan that became a Liquidated Loan during the related Due Period;

       (iv) all partial Principal Prepayments applied and Principal Prepayments in Full received on each Group II Adjustable Rate Loan during the related Due Period; and

       (v) on any Payment Date which is on or after the Payment Date on which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates have been paid in full, a pro rata portion (based on the Class A-1B ARM Principal Balance versus the Class A-1A ARM Principal Balance) of (a) the Senior Percentage times the sum of the amounts described in clause (A) of the definition of the Formula Principal Distribution Amount less (b) the amount, if any, to be distributed in payment of principal on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates on such Payment Date.

  The Class A-6 IO Certificates are interest-only Certificates and are not entitled to receive distributions of principal.

  Holders of the Class A Certificates (other than the Class A-1A ARM Certificates, the Class A-1B ARM Certificates and the Class A-6 IO Certificates), the Class M-1 Certificates, the Class M-2 Certificates and the Class B-1 Certificates will be entitled to receive, as payments of principal, an amount equal to the Senior Percentage or the Class B Percentage, as applicable, of the "Formula Principal Distribution Amount," which is

     (A) the sum of

       (i) all scheduled payments of principal due on each outstanding Loan during the related Due Period,

       (ii) the Scheduled Principal Balance of each Loan which, during the related Due Period, was purchased by the Company pursuant to the Agreement on account of certain breaches of its representations and warranties,

       (iii) all partial Principal Prepayments applied and all Principal Prepayments in Full received during the related Due Period in respect of Loans,

       (iv) the Scheduled Principal Balance of each Loan that became a Liquidated Loan during the related Due Period and

       (v) any amount described in clauses (i) through (iv) above that was not previously distributed because of an insufficient amount of funds available in the Certificate Account if (a) the Payment Date occurs on or after the Payment Date on which the Class B-2 Principal Balance has been reduced to zero, or (b) such amount was not covered by a Class B-2 Guaranty Payment and corresponding reduction in the Class B-2 Principal Balance, minus

     (B) the sum of those portions of the Group I ARM Formula Principal Distribution Amount and the Group II ARM Formula Principal Distribution Amount described in clauses (B)(i) through (iv) of the respective definitions thereof.

  The "Senior Percentage" for any Payment Date prior to the Class B Cross-over Date (as described below), and for any Payment Date on or after the Class B Cross-over Date on which any Class B Principal Distribution Test (as described below) has not been satisfied, will equal 100%. On each Payment Date on or after the Class B Cross-over Date, if each Class B Principal Distribution Test has been satisfied on such Payment Date, the Senior Percentage will equal a fraction, expressed as a percentage, the numerator of which is the sum of the Class A Principal Balance (excluding the Class A-1A ARM Principal Balance and the Class A-1B ARM Principal Balance) and the Class M Principal Balance for such Payment Date and the denominator of which is the Pool Scheduled Principal Balance of the Loans (excluding the Adjustable Rate Loans) for the immediately preceding Payment Date.

  The Senior Percentage of the Formula Principal Distribution Amount will be distributed, to the extent of the Amount Available after payment of all interest then accrued on the Class A Principal Balance, Class A-6 IO Notional Principal Amount, Class M-1 Adjusted Principal Balance, Class M-2 Adjusted Principal Balance and Class B-1 Adjusted Principal Balance, as follows:

       (i) that portion, if any, of the Senior Percentage of the Formula Principal Distribution Amount equal to the Class A-5 Lockout Pro Rata Distribution Amount will be distributed to the Class A-5
  Certificateholders; and

       (ii) the remainder of the Senior Percentage of the Formula Principal Distribution Amount will be distributed in the following order: first, to the Class A-1 Certificateholders until the Class A-1 Principal Balance has been reduced to zero, then to the Class A-2 Certificateholders until the Class A-2 Principal Balance has been reduced to zero, then to the Class A-3 Certificateholders until the Class A-3 Principal Balance has been reduced to zero, then to the Class A-4 Certificateholders until the Class A-4 Principal Balance has been reduced to zero, then to the Class A-5 Certificateholders until the Class A-5 Principal Balance has been reduced to zero, then pro rata to the Class A-1A ARM Certificateholders and the Class A-1B ARM Certificateholders, then to the Class M-1 Certificateholders until the Class M-1 Principal Balance has been reduced to zero and then to the Class M-2 Certificateholders until the Class M-2 Principal Balance has been reduced to zero.

  The "Class A-5 Lockout Pro Rata Distribution Amount," as to any Payment Date, is an amount equal to the lesser of:

       (a) the product of (1) the Class A-5 Lockout Percentage, and (2) the product of (A) a fraction, the numerator of which is the Class A-5 Principal Balance immediately preceding such Payment Date and the denominator of which is the Class A Principal Balance (excluding the Class A-1A ARM Principal Balance and the Class A-1B ARM Principal Balance) immediately preceding such Payment Date, and (B) the Senior Percentage of the Formula Principal Distribution Amount for such Payment Date, and

       (b) the Class A-5 Principal Balance immediately preceding such Payment Date.

  The "Class A-5 Lockout Percentage," as to any Payment Date occurring during the periods set forth below, is the percentage designated as such as follows:

                                                                  Class A-5
   Period (dates inclusive)                                   Lockout Percentage
   ------------------------                                   ------------------
   April 1999 through March 2001.............................          0%
   April 2001 through March 2003.............................         20%
   April 2003 through March 2004.............................         80%
   April 2004 through March 2005.............................        100%
   April 2005 and thereafter.................................        300%

  Payments of principal on the Class B-l Certificates will not commence until the Class B Cross-over Date, and will be made on that Payment Date and each Payment Date thereafter only if each Class B Principal Distribution Test is satisfied on such Payment Date (unless the Class A Principal Balance and the Class M Principal Balance have been reduced to zero). The "Class B Cross-over Date" will be the earlier of (A) the Payment Date on which the Class M-2 Principal Balance is reduced to zero and (B) the Payment Date in April 2002.

  On each Payment Date on or after the Class B Cross-over Date and prior to the Payment Date on which the Class A Principal Balance and the Class M Principal Balance have been reduced to zero, holders of Class B Certificates will be entitled to distributions of principal only if each of the following tests (each a "Class B Principal Distribution Test") is satisfied on such Payment
Date: (i) the average of the Sixty-Day Delinquency Ratio (as defined in the Agreement) as of such Payment Date and the prior two Payment Dates must not exceed 10%; (ii) the average of the Thirty-Day Delinquency Ratio (as defined in the Agreement) as of such Payment Date and the prior two Payment Dates must not exceed 12%; (iii) the Cumulative Realized Loss Ratio (as defined in the Agreement) as of such Payment Date must not exceed 7.5%; (iv) the Current Realized Loss Ratio (as defined in the Agreement) as of such Payment Date must not exceed 2.0%; and (v) (a) the sum of the Class B Principal Balance plus the amount, if any, by which the Aggregate Certificate Principal Balance for that Payment Date is less than the Pool Scheduled Principal Balance for the immediately preceding Payment Date divided by (b) the Pool Scheduled Principal Balance as of the immediately preceding Payment Date, must be equal to or greater than 15.3%.

  On each Payment Date on which the Class B Certificates are eligible to receive distributions of principal, the Class B Percentage of the Formula Principal Distribution Amount will be paid to the Class B-1 Certificateholders, to the extent of the Amount Available after payment of all interest then accrued on the Class A Principal Balance, Class A-6 IO Notional Principal Amount, Class M-1 Adjusted Principal Balance, Class M-2 Adjusted Principal Balance and Class B-1 Adjusted Principal Balance and all principal then due on the Class A Certificates (other than the Class A-6 IO Certificates) and Class M Certificates, until the Class B-l Principal Balance has been reduced to zero.

  The "Class B Percentage" for any Payment Date will be equal to 100% minus the Senior Percentage. The Class B Percentage for each Payment Date, if any, after the Class A Principal Balance and the Class M Principal Balance have been reduced to zero will be equal to 100%.

  Notwithstanding the foregoing, on any Payment Date as to which there is a Class A Liquidation Loss Principal Amount (which is the amount, if any, by which the Pool Scheduled Principal Balance plus the Pre-Funded Amount is less than the Class A Principal Balance), the remaining Amount Available, after payment of all interest then accrued on the Class A Principal Balance, Class A-6 IO Notional Principal Amount, Class M-1 Adjusted Principal Balance, Class M-2 Adjusted Principal Balance and Class B-1 Adjusted Principal Balance, will be distributed pro rata to each Class of Class A Certificates (other than the Class A-6 IO Certificates) based on the Principal Balance of such Class (but in no event will such amount exceed the Principal Balance of any such Class).

  If, as to any Payment Date, the remaining Amount Available, after payment of all interest then accrued on the Class A Principal Balance, Class A-6 IO Notional Principal Amount, Class M-1 Adjusted Principal Balance, Class M-2 Adjusted Principal Balance and Class B-1 Adjusted Principal Balance, is less than the sum of the Group I ARM Formula Principal Distribution Amount, the Group II ARM Formula Principal Distribution Amount and the Senior Percentage of the Formula Principal Distribution Amount, the amounts to be distributed to the Class A-1A ARM Certificateholders and Class A-1B ARM Certificateholders, on the one hand, and the remaining Class A Certificateholders (other than the Class A-6 IO Certificates), Class M-1 Certificateholders and Class M-2 Certificateholders, on the other, will be allocated pro rata based upon the respective portions of the Amount Available that would have been distributed to the Class A, Class M-1 and Class M-2 Certificateholders, as described above, had the remaining Amount Available been sufficient therefor.

 Class B-2A Interest

  Interest on the outstanding Class B-2A Principal Balance will accrue from March 18, 1999, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year composed of twelve 30-day months.

  To the extent of the remaining Amount Available, if any, for a Payment Date, after payment of all interest and principal then payable on the Class A, Class M and Class B-1 Certificates, interest will be paid to the Class B-2A Certificateholders on such Payment Date at the Class B-2A Pass-Through Rate on the then outstanding Class B-2A Principal Balance. The Class B-2A Pass-Through Rate is set forth on the cover of this Prospectus Supplement. The "Class B-2A Principal Balance" is the Original Class B-2A Principal Balance less all amounts previously distributed to the Class B-2A Certificateholders in respect of principal.

  In the event that, on a particular Payment Date, the remaining Amount Available in the Certificate Account is not sufficient to make a full distribution of interest to the Class B-2A Certificateholders, the amount of the deficiency will be carried forward as an amount that the Class B-2A Certificateholders are entitled to receive on the next Payment Date. Any amount so carried forward will, to the extent legally permissible, bear interest at the Class B-2A Pass-Through Rate.

 Class B-2A Principal

  Except for payment of any Class B-2A Additional Principal Distribution Amount, as described below, payment of principal on the Class B-2A Certificates will not commence until the Payment Date on which the

Class B-1 Principal Balance has been reduced to zero (the "Class B-1 Cross-over Date"), and will be made on that Payment Date and each Payment Date thereafter only if each Class B Principal Distribution Test is satisfied on such Payment Date (unless the Class A Principal Balance and the Class M Principal Balance have been reduced to zero). On any such Payment Date, the Class B Percentage of the Formula Principal Distribution Amount will be distributed, to the extent of the Amount Available after payment of all interest and principal on the Class A, Class M and Class B-1 Certificates and all interest on the Class B-2A Certificates, to the Class B-2A Certificateholders until the Class B-2A Principal Balance has been reduced to zero.

  The Class B-2A Certificateholders will also be entitled to receive additional distributions in respect of principal (each a "Class B-2A Additional Principal Distribution Amount") on each Payment Date to the extent there is any Amount Available remaining after payment of all interest and principal on the Class A, Class M and Class B Certificates, any additional amounts payable on the Class A-1A ARM or Class A-1B ARM Certificates because the Available Funds Pass-Through Rate was less than one-month LIBOR plus the Class A-1A Pass-Through Margin or Class A-1B Pass-Through Margin, as applicable, and the Monthly Servicing Fee to the Servicer for such Payment Date. The Class B-2A Additional Principal Distribution Amount for any Payment Date will be equal to the lesser of (i) one-half of such remaining Amount Available, and (ii) the amount necessary to reduce the Class B-2A Principal Balance to zero (after taking into account any distributions to made pursuant to the preceding paragraph).

 Class B-2 Interest

  Interest on the outstanding Class B-2 Principal Balance will accrue from March 18, 1999, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months.

  To the extent of (i) the remaining Amount Available, if any, for a Payment Date, after payment of all interest and (excluding any Class B-2A Additional Principal Distribution Amount) principal then payable on the Class A, Class M-1, Class M-2, Class B-1 and Class B-2A Certificates, and (ii) the Class B-2 Guaranty Payment, if any, for such date, interest will be paid to the Class B-2 Certificateholders on such Payment Date at the Class B-2 Pass-Through Rate on the then outstanding Class B-2 Principal Balance. The "Class B-2 Principal Balance" is the Original Class B-2 Principal Balance less all amounts previously distributed to the Class B-2 Certificateholders (including any Class B-2 Guaranty Payments) in respect of principal.

  In the event that, on a particular Payment Date, the remaining Amount Available in the Certificate Account plus any amounts actually paid under the Class B-2 Limited Guaranty are not sufficient to make a full distribution of interest to the Class B-2 Certificateholders, the amount of the deficiency will be carried forward as an amount that the Class B-2 Certificateholders are entitled to receive on the next Payment Date. Any amount so carried forward will, to the extent legally permissible, bear interest at the Class B-2 Pass-Through Rate.

 Class B-2 Principal

  Except for payments of the Class B-2 Liquidation Loss Principal Amount, payments of principal on the Class B-2 Certificates will not commence until the Payment Date on which the Class B-1 and the Class B-2A Principal Balances have been reduced to zero (the "Class B-1 and B-2A Cross-over Date"), and will be made on that Payment Date and each Payment Date thereafter only if each Class B Principal Distribution Test is satisfied on such Payment Date (unless the Class A Principal Balance and the Class M Principal Balance have been reduced to zero). On any such Payment Date, the Class B Percentage of the Formula Principal Distribution Amount will be distributed, to the extent of the Amount Available after payment of all interest and principal then due on the Class A and Class M Certificates, and any amounts actually paid under the Class B-2 Limited Guaranty, in each case after payment of interest on the Class B-2 Certificates, to the Class B-2 Certificateholders until the Class B-2 Principal Balance has been reduced to zero.

  On each Payment Date, the Class B-2 Certificateholders will be entitled to receive, pursuant to the Class B-2 Limited Guaranty, the Class B-2 Liquidation Loss Principal Amount until the Class B-2 Principal Balance has been reduced to zero. See "--Losses on Liquidated Loans" below.

Calculation of One-Month LIBOR

  "LIBOR" ("London Interbank Offered Rate") with respect to any monthly interest period will be established by the calculation agent appointed by the Trust (the "Calculation Agent") and will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to such monthly interest period (a "LIBOR Determination Date"). "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be designated by the Calculation Agent as the information vendor, for the purpose of displaying London interbank offered rates of major banks). If such rate appears on Telerate Page 3750, LIBOR will be such rate. "LIBOR Business Day" as used herein means a day that is both a business day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed. If on any LIBOR Determination Date the offered rate does not appear on Telerate Page 3750, the Calculation Agent will request each of the reference banks (which shall be major banks that are engaged in transactions in the London interbank market selected by the Calculation Agent) to provide the Calculation Agent with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 A.M., London time, on such date. If at least two reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upward, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If on such date fewer than two of the reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upward, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in the City of New York selected by the Calculation Agent are quoting as of 11:00 A.M., New York City time, on such date to leading European banks for United States dollar deposits for one month; provided, however, that if such banks are not quoting as described above, LIBOR for such date will be LIBOR applicable to the monthly interest period immediately preceding such monthly interest period. Notwithstanding the foregoing, however, LIBOR for a Payment Date shall not be based on LIBOR for the prior Payment Date for three consecutive Payment Dates. If, under the priorities described above, LIBOR for a Payment Date would be based on LIBOR for the previous Payment Date for the second consecutive Payment Date, the Calculation Agent shall select an alternative comparable index (over which the Calculation Agent has no control) used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party. The "Calculation Agent" will initially be the Trustee.

Subordination of Class M Certificates and Class B Certificates

  The rights of the holders of the Class M Certificates and Class B Certificates to receive distributions with respect to the Loans, as well as any other amounts constituting Amount Available, will be subordinated, to the extent described herein, to such rights of the holders of the Class A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford such holders protection against losses on Liquidated Loans.

  A portion of the protection afforded to the holders of the Class A Certificates by means of the subordination of the Class M and Class B Certificates will be accomplished by the preferential right of the Class A Certificateholders to receive on any Payment Date the amount of interest due on the Class A Certificates, including any interest due on a prior Payment Date but not received, prior to any distribution being made on a Payment Date in respect of interest on the Class M and Class B Certificates. Thereafter, any remaining Amount Available in the Certificate Account will be applied to the payment of interest due on the

Class M-1 Adjusted Principal Balance, then interest due on the Class M-2 Adjusted Principal Balance and then interest due on the Class B-1 Adjusted Principal Balance.

  After payment of all interest then accrued on the Class A Principal Balance, Class A-6 IO Notional Principal Amount, Class M-1 Adjusted Principal Balance, Class M-2 Adjusted Principal Balance and Class B-1 Adjusted Principal Balance as aforesaid, any remaining Amount Available will be distributed in the following order of priority, to the extent sufficient therefor: first, the Group I ARM Formula Principal Distribution Amount, the Group II ARM Formula Principal Distribution Amount and the Senior Percentage or the Class B Percentage, as applicable, of the Formula Principal Distribution Amount will be distributed to the Class A, Class M and Class B-1 Certificateholders in the order of priority described under "--Principal on the Class A, Class M-1, Class M-2 and Class B-1 Certificates" above; second, any unpaid Class M-1 Liquidation Loss Interest Amount (as described below under "--Losses on Liquidated Loans") will be distributed to the Class M-1 Certificateholders; third, any unpaid Class M-2 Liquidation Loss Interest Amount (as described below under "--Losses on Liquidated Loans") will be distributed to the Class M-2 Certificateholders; and, fourth, any unpaid Class B-1 Liquidation Loss Interest Amount (as described below under "--Losses on Liquidated Loans") will be distributed to the Class B-1 Certificateholders.

  The rights of the holders of the Class B-2A Certificates to receive distributions with respect to the Loans and other amounts in the Certificate Account will be subordinated to such rights of the holders of the Class A Certificates, Class M Certificates and Class B-1 Certificates. Thus, the Class B-2A Certificateholders will be entitled to distributions of interest and principal on the Class B-2A Certificates only after distributions of all interest and principal then payable on the Class A, Class M and Class B-1 Certificates.

  The rights of the holders of the Class B-2 Certificates to receive distributions with respect to the Loans and other amounts in the Certificate Account will be subordinated to such rights of the holders of the Class A, Class M, Class B-1 and Class B-2A Certificates. Thus, the Class B-2 Certificateholders will be entitled to distributions with respect to the Loans only after distributions of all interest and principal then payable on the Class A, Class M, Class B-1 and Class B-2A Certificates.

  If a Class B-2 Liquidation Loss Amount is realized for any Payment Date and the Company fails to pay such amount pursuant to its Class B-2 Limited Guaranty, the Class B-2 Certificateholders may incur losses on their investment in the Class B-2 Certificates to the extent such losses are not made up from future payments on the Loans or the Class B-2 Limited Guaranty.

Losses on Liquidated Loans

  As described above, the distribution of principal to the Class A Certificateholders (other than the Class A-6 IO Certificates) is intended to include the Senior Percentage of the Scheduled Principal Balance of each Loan (other than the Adjustable Rate Loans) that became a Liquidated Loan during the preceding Due Period and the Scheduled Principal Balance of each Adjustable Rate Loan that became a Liquidated Loan during the preceding Due Period. If the Net Liquidation Proceeds from any Liquidated Loan are less than the Scheduled Principal Balance of such Liquidated Loan plus accrued and unpaid interest thereon, the deficiency will, in effect, be absorbed by the Class C Certificateholders, then the Class B-3I Certificateholder, then the Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer), then the Class B-2 Certificateholders, then the Class B-2A Certificateholders, then the Class B-1 Certificateholders, then the Class M-2 Certificateholders and then the Class M-1 Certificateholders, since a portion of the Amount Available equal to such deficiency and otherwise distributable to them will be paid to the Class A Certificateholders. Likewise, to the extent the Class M-1 Certificateholders, the Class M-2 Certificateholders, the Class B-1 Certificateholders or the Class B-2A Certificateholders are entitled to receive distributions of principal, similar deficiencies could result for each Class of Certificates with a lower payment priority.

  In the event the Amount Available for any Payment Date is insufficient to distribute the full Formula Principal Distribution Amount, Group I ARM Formula Principal Distribution Amount and Group II ARM Formula Principal Distribution Amount for such Payment Date to the Certificateholders, the aggregate outstanding Principal Balance of the Certificates will decline on that Payment Date by an amount less than the decline in the Pool Scheduled Principal Balance for that Payment Date. Because of the Class B-2A Additional Principal Distribution Amount that will be paid on each Payment Date, assuming that the Amount Available is sufficient therefor, it is unlikely that distributions of principal on one or more Payment Dates of less than the Formula Principal Distribution Amount for subsequent Payment Dates would result in the aggregate outstanding Principal Balance of the Certificates being greater than the Pool Scheduled Principal Balance. Nevertheless, severe losses and delinquencies on the Loan Pool could create such a deficiency. In such event, the amount of such deficiency (the "Liquidation Loss Amount") would be allocated first to the Class B-2 Certificates (the "Class B-2 Liquidation Loss Amount"), and the Company would be obligated to pay the amount of such Class B-2 Liquidation Loss Amount to the Class B-2 Certificateholders pursuant to the Class B-2 Limited Guaranty. If, on any Payment Date, the aggregate principal balance of the Class A, Class M and Class B-1 Certificates is greater than the Pool Scheduled Principal Balance, the amount of that deficiency would be allocated to reduce the Class B-1 Adjusted Principal Balance (a "Class B-1 Liquidation Loss Amount"). If the Class B-1 Adjusted Principal Balance were reduced to zero as a result of any Class B-1 Liquidation Loss Amount, any further Liquidation Loss Amounts realized would be allocated to reduce the Class M-2 Adjusted Principal Balance (a "Class M-2 Liquidation Loss Amount"). If the Class M-2 Adjusted Principal Balance were reduced to zero as a result of any Class M-2 Liquidation Loss Amount, any further Liquidation Loss Amounts realized would be allocated to reduce the Class M-1 Adjusted Principal Balance (a "Class M-1 Liquidation Loss Amount"). Any such Liquidation Loss Amounts would be reduced on subsequent Payment Dates to the extent that the Amount Available in the Certificate Account on such Payment Dates is sufficient to permit the distribution of principal due, but not paid, on the Certificates on prior Payment Dates. In the event the Adjusted Principal Balance of the Class M-1, Class M-2 or Class B-1 Certificates were reduced by a Liquidation Loss Amount, interest accruing on such Class would be calculated on the reduced Adjusted Principal Balance of such Class. The interest accruing on such Class's Liquidation Loss Amount each month (such Class's "Liquidation Loss Interest Amount"), plus interest at the applicable Pass-Through Rate on any Liquidation Loss Interest Amount due on a prior Payment Date but not paid, would be paid to the Certificateholders of such Class from the Amount Available, after distributions of principal on all Class A, Class M and Class B-1 Certificates in the order of priority described above under "--Subordination of Class M and Class B Certificates."

  If the Amount Available is not sufficient to cover the entire amount distributable to the Class A Certificateholders, the Class M-1
Certificateholders or the Class M-2 Certificateholders on a particular Payment Date, then the Senior Percentage on future Payment Dates may be increased and the Class B Percentage on future Payment Dates may be reduced as a result of such deficiency.

  But for the effect of the subordination of the Class M-2, Class B and Class C Certificates and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer), the Class M-1 Certificateholders will absorb all losses on each Liquidated Loan in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee.

  But for the effect of the subordination of the Class B and Class C Certificates and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer), the Class M-2 Certificateholders will absorb all losses on each Liquidated Loan in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee.

  But for the effect of the subordination of the Class B-2A, Class B-2, Class B-3I and Class C Certificates and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer), the Class B-1 Certificateholders will absorb all losses on each Liquidated Loan in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee.

  But for the effect of the subordination of the Class B-2, Class B-3I and Class C Certificates and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer), the Class B-2A Certificateholders will absorb all losses on each Liquidated Loan in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee.

  But for the payments under the Class B-2 Limited Guaranty described below and the subordination of the Class B-3I and Class C Certificates and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer), the Class B-2 Certificateholders will absorb all losses on each Liquidated Loan in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee.

Advances

  To the extent that collections on a Loan in any Due Period are less than the scheduled payment due thereon, the Servicer will be obligated to make an advance (each an "Advance") of the uncollected portion of such scheduled payment. The Servicer will be obligated to advance a delinquent payment on a Loan only to the extent that the Servicer, in its sole discretion, expects to recoup such Advance from subsequent funds available therefor in the Certificate Account.

  If the Servicer fails to make an Advance required under the Agreement, the Trustee will be obligated to deposit the amount of such Advance in the Certificate Account on the Payment Date. The Trustee will not, however, be obligated to deposit any such amount if (i) the Trustee does not expect to recoup such Advance from subsequent funds available therefor in the Certificate Account, or (ii) the Trustee determines that it is not legally able to make such Advance.

Capitalized Interest Account

  Because payments received with respect to interest on the Loans may be insufficient to cover payments of interest on the Certificates on the Payment Dates in April, May and June 1999, an account (the "Capitalized Interest Account") will be established on the Closing Date with the deposit of an amount approved by S&P and Fitch. Funds on deposit in the Capitalized Interest Account will be invested in Eligible Investments (as described under "--Payments on Loans" above). If the Amount Available (including Advances made by the Servicer, as described above) is insufficient to make a full distribution of interest on the Certificates (other than the Class B-2 Certificates) on any of the Payment Dates in April, May or June 1999, the Trustee will withdraw the amount of any such shortfall from the Capitalized Interest Account and deposit such amount in the Certificate Account. The Company will be obligated under the Class B-2 Limited Guaranty to make a Class B-2 Guaranty Payment equal to any shortfall in the amount distributable on the Class B-2 Certificates, as described under "Description of the Class B-2 Limited Guaranty." The Capitalized Interest Account will be part of the Trust but not part of the Master REMIC or the Subsidiary REMIC. Any funds remaining on deposit in the Capitalized Interest Account will be released to a subsidiary of the Company in June 1999 (or after the Pre-Funding Account has been fully used, if earlier).

Reports to Certificateholders

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class A Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

       (a) the amount of such distribution to holders of each Class of Class A Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

       (b) the amount of such distribution to holders of each Class of Class A Certificates allocable to principal (separately identifying (1) the aggregate amount of any Principal Prepayments included and (2) that portion of any such distribution to Class A-5 Certificateholders constituting the Class A-5 Lockout Pro Rata Distribution Amount);

       (c) the amount, if any, by which the Class A Formula Distribution Amount exceeds the Class A Distribution Amount for such Payment Date;

       (d) the Principal Balance of each Class of Class A Certificates and the Notional Principal Amount for the Class A-6 IO Certificates after giving effect to the distribution of principal on such Payment Date;

       (e) the Senior Percentage and the Class A-5 Lockout Percentage for such Payment Date;

       (f) the Pool Scheduled Principal Balance for such Payment Date;

       (g) the Pool Factor (a percentage derived from a fraction the numerator of which is the sum of the Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance and the denominator of which is the Cut-off Date Pool Principal Balance plus the amount in the Pre-Funding Account); and

       (h) the number and aggregate principal balance of Loans delinquent (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class A Certificate with a 1% Percentage Interest or per $1,000 denomination of Class A Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class A
Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class M-1 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

       (a) the amount of such distribution to holders of the Class M-1 Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

       (b) the amount of such distribution to holders of the Class M-1 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

       (c) the amount, if any, by which the Class M-1 Formula Distribution Amount exceeds the Class M-1 Remaining Amount Available for such Payment Date;

       (d) the Principal Balance of the Class M-1 Certificates after giving effect to the distribution of principal on such Payment Date;

       (e) any unpaid interest on any Class M-1 Liquidation Loss Principal Amounts, after giving effect to payments of such interest on such Payment Date;

       (f) the Senior Percentage for such Payment Date;

       (g) the Pool Scheduled Principal Balance for such Payment Date;

       (h) the Pool Factor; and

       (i) the number and aggregate principal balance of Loans delinquent (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class M-1 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class M-1 Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class M-1 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class M-2 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

       (a) the amount of such distribution to holders of the Class M-2 Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

       (b) the amount of such distribution to holders of the Class M-2 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

       (c) the amount, if any, by which the Class M-2 Formula Distribution Amount exceeds the Class M-2 Remaining Amount Available for such Payment Date;

       (d) the Principal Balance of the Class M-2 Certificates after giving effect to the distribution of principal on such Payment Date;

       (e) any unpaid interest on any Class M-2 Liquidation Loss Principal Amounts, after giving effect to payments of such interest on such Payment Date;

       (f) the Senior Percentage for such Payment Date;

       (g) the Pool Scheduled Principal Balance for such Payment Date;

       (h) the Pool Factor; and

       (i) the number and aggregate principal balance of Loans delinquent (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class M-2 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class M-2 Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class M-2 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class B-1 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

       (a) the amount of such distribution to holders of the Class B-1 Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

       (b) the amount of such distribution to holders of the Class B-1 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

       (c) the amount, if any, by which the Class B-1 Formula Distribution Amount exceeds the Class B-1 Remaining Amount Available for such Payment Date;

       (d) the Principal Balance of the Class B-1 Certificates after giving effect to the distribution of principal on such Payment Date;

       (e) any unpaid interest on any Class B-1 Liquidation Loss Principal Amounts, after giving effect to payments of such interest on such Payment Date;

       (f) the Class B Percentage for such Payment Date;

       (g) the Pool Scheduled Principal Balance for such Payment Date;

       (h) the Pool Factor; and

       (i) the number and aggregate principal balance of Loans delinquent (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class B-1 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class B-1 Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class B-1 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class B-2A Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

       (a) the amount of such distribution to holders of the Class B-2A Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

       (b) the amount of such distribution to holders of the Class B-2A Certificates allocable to principal (separately identifying (1) the aggregate amount of any Principal Prepayments included and (2) that portion of any such distribution constituting the Class B-2A Additional Principal Distribution Amount);

       (c) the amount, if any, by which the Class B-2A Formula Distribution Amount exceeds the Class B-2A Remaining Amount Available for such Payment Date;

       (d) the Principal Balance of the Class B-2A Certificates after giving effect to the distribution of principal on such Payment Date;

       (e) the Class B Percentage for such Payment Date;

       (f) the Pool Scheduled Principal Balance for such Payment Date;

       (g) the Pool Factor; and

       (h) the number and aggregate principal balance of Loans delinquent (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class B-2A Certificate with a 1% Percentage Interest or per $1,000 denomination of Class B-2A Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class B-2A Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class B-2 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

       (a) the amount of such distribution to holders of Class B-2 Certificates allocable to interest;

       (b) the amount of such distribution to holders of Class B-2 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

       (c) the amount, if any, by which the sum of the Class B-2 Formula Distribution Amount and the Class B-2 Liquidation Loss Principal Amount, if any, exceeds the Class B-2 Distribution Amount for such Payment Date;

       (d) the Class B-2 Liquidation Loss Principal Amount, if any, for such Payment Date;

       (e) any unpaid interest on any Class B-2 Liquidation Loss Principal Amounts, after giving effect to payments of such interest on such Payment Date;

       (f) the Class B-2 Guaranty Payment, if any, for such Payment Date;

       (g) the Class B-2 Principal Balance after giving effect to the distribution of principal on such Payment Date;

       (h) the Class B Percentage for such Payment Date;

       (i) the Pool Scheduled Principal Balance for such Payment Date;

       (j) the Pool Factor; and

       (k) the number and aggregate principal balance of Loans delinquent (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (c) and clause (g) will be expressed as dollar amounts for a Class B-2 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class B-2 Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class B-2 Certificateholder of record at any time during such calendar year as to the aggregate amounts reported pursuant to (a) and (b) above for such calendar year.

Repurchase Option

  The Agreement provides that at any time that the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance, the Servicer will have the option to repurchase, on 30 days' prior written notice to the Trustee, all outstanding Loans (other than any Loan as to which title to the underlying property has been assigned) at a price sufficient to pay the Aggregate Certificate Principal Balance plus the Monthly Interest due on all Certificates on the Payment Date occurring in the month following the date of repurchase. Such amount will be distributed on such Payment Date.

Collection and Other Servicing Procedures

  The Servicer will manage, administer, service and make collections on the Loans, exercising the degree of skill and care consistent with the highest degree of skill and care that the Servicer exercises with respect to similar loans (including manufactured housing contracts) serviced by the Servicer. The Servicer will not be required to cause to be maintained, or otherwise monitor the maintenance of, hazard insurance on the improved properties. The Company does, however, as a matter of its own policy, monitor proof of hazard insurance coverage (other than flood insurance) and require that it be named as an additional loss payee on all first lien secured loans and generally on junior lien secured loans with amounts financed of over $20,000.

Servicing Compensation and Payment of Expenses

  The Servicer will receive a Monthly Servicing Fee for each Due Period (paid on the next succeeding Payment Date) for servicing the Loans equal to one-twelfth of the product of .50% and the remaining Pool Scheduled Principal Balance.

  The Monthly Servicing Fee provides compensation for customary third-party servicing activities to be performed by the Servicer for the Trust, for additional administrative services performed by the Servicer on behalf of the Trust and for expenses paid by the Servicer on behalf of the Trust. The Servicer is also entitled to reimbursement out of the liquidation proceeds of a Liquidated Loan for customary out-of-pocket liquidation expenses incurred by it.

  Customary servicing activities include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Loan. Administrative services performed by the Servicer on behalf of the Trust include selecting and packaging the Loans, calculating distributions to Certificateholders and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee. Expenses incurred in connection with the servicing of the Loans and paid by the Servicer from its servicing fees include payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Loans or foreclosure on collateral relating thereto, payment of Trustee's fees, and payment of expenses incurred in connection with distributions and reports to Certificateholders.

Evidence as to Compliance

  The Agreement provides for delivery to the Trustee of a monthly report by the Servicer no later than one Business Day following the Determination Date, setting forth the information described under "Reports to Certificateholders" above. Each report to the Trustee will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Agreement. On or before May 1 of each year, beginning in 2000, the Servicer will deliver to the Trustee a report of PricewaterhouseCoopers LLP, or another nationally recognized accounting firm, stating that such firm has examined certain documents and records relating to the servicing of loans serviced by the Servicer and stating that, on the basis of such examination, such servicing has been conducted in compliance with the Agreement, except for any exceptions set forth in such report.

  The Agreement provides that the Servicer shall furnish to the Trustee such reasonably pertinent underlying data as can be generated by the Servicer's existing data processing system without undue modification or expense.

  The Agreement provides that a Certificateholder holding Certificates representing at least 5% of the Aggregate Certificate Principal Balance will have the same rights of inspection as the Trustee and may upon written request to the Servicer receive copies of all reports provided to the Trustee.

Transferability

  The Certificates are subject to certain restrictions on transfer to or for the benefit of employee benefit plans, trusts or accounts subject to ERISA and described in Section 4975 of the Code. See "ERISA Considerations" herein and in the Prospectus.

Certain Matters Relating to the Company

  The Agreement provides that the Company may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Company's performance of such duties is no longer permissible under the Agreement or applicable law, and prohibits the Company from extending credit to any Certificateholder for the purchase of a Certificate, purchasing Certificates in any agency or trustee capacity or lending money to the Trust. The Company can be removed as Servicer only pursuant to an Event of Termination as discussed below.

Events of Termination

  An Event of Termination under the Agreement will occur if (a) the Servicer fails to make any payment or deposit required under the Agreement (including an Advance) and such failure continues for four Business Days; (b) the Servicer fails to observe or perform in any material respect any other covenant or agreement in the Agreement which continues unremedied for thirty days; (c) the Servicer conveys, assigns or delegates its duties or rights under the Agreement, except as specifically permitted under the Agreement, or attempts to make such a conveyance, assignment or delegation; (d) a court having jurisdiction in the premises enters a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or similar official) of the Servicer, as the case may be, or enters a decree or order for any substantial liquidation of its affairs; (e) the Servicer commences a voluntary case under any applicable bankruptcy, insolvency or similar law, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or its creditors, or fails to, or admits in writing its inability to, pay its debts as they become due, or takes any corporate action in furtherance of the foregoing; (f) the Servicer fails to be an Eligible Servicer; or (g) the Servicer's seller-servicer loan with GNMA is terminated. The Servicer will be required under the Agreement to give the Trustee and the Certificateholders notice of an Event of Termination promptly upon the occurrence of such event.

Rights Upon an Event of Termination

  If an Event of Termination has occurred and is continuing, either the Trustee or holders of Certificates representing 25% or more of the Aggregate Certificate Principal Balance may terminate all of the Servicer's management, administrative, servicing and collection functions under the Agreement. Upon such termination, the Trustee or its designee will succeed to all the responsibilities, duties and liabilities of the Company as Servicer under the Agreement and will be entitled to similar compensation arrangements; provided, however, that neither the Trustee nor any successor Servicer will assume any accrued obligation of the prior servicer or any obligation of the Company to repurchase Loans for breaches of representations and warranties, and the Trustee will not be liable for any acts or omissions of the Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by the Servicer of any of its representations and warranties contained in the Agreement or any related document or agreement. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner the Company's obligation to repurchase certain Loans for breaches of representations or warranties under the Agreement. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, an Eligible Servicer to act as successor to the Servicer under the Agreement. The Trustee and such successor may agree upon the servicing compensation to be paid (after receiving comparable bids from other Eligible Servicers), which may not be greater than the Monthly Servicing Fee payable to the Company as Servicer under the Agreement without the consent of all of the Certificateholders.

Termination of the Agreement

  The Agreement will terminate (after distribution of all principal and interest then due to the Certificateholders) on the earlier of (a) the Payment Date on which the Pool Scheduled Principal Balance is reduced to zero; or (b) the Payment Date occurring in the month following the Servicer's repurchase of the Loans as described under "Description of the Certificates--Repurchase Option." However, the Company's representations, warranties and indemnities will survive any termination of the Agreement.

Amendment; Waiver

  The Agreement may be amended by agreement of the Trustee, the Servicer and the Company at any time without the consent of the Certificateholders to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision or to add other provisions not inconsistent with the Agreement, upon receipt of an opinion of counsel to the Servicer that such amendment will not adversely affect in any material respect the interests of any Certificateholder.

  The Agreement may also be amended from time to time by the Trustee, the Servicer and the Company with the consent of holders of Certificates representing 66 2/3% or more of the Aggregate Certificate Principal Balance, and holders of Certificates representing 51% or more of the Aggregate Certificate Principal Balance may vote to waive any Event of Termination, provided that no such amendment or waiver shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on Loans or distributions which are required to be made on any Certificate, or (b) reduce the aggregate amount of Certificates required for any amendment of the Agreement, without the unanimous consent of the Certificateholders.

  The Trustee is required under the Agreement to furnish Certificateholders with notice promptly upon execution of any amendment to the Agreement.

Indemnification

  The Agreement provides that the Company will defend and indemnify the Trust, the Trustee (including any agent of the Trustee) and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation
(a) arising out of or resulting from the use or ownership by the Company or any affiliate thereof of any real estate securing a Loan, (b) for any taxes which may at any time be asserted with respect to, and as of the date of, the conveyance of the Loans to the Trust (but not including any federal, state or other tax arising out of the creation of the Trust and the issuance of the Certificates), and (c) with respect to certain other tax matters.

  The Agreement also provides that the Servicer will defend and indemnify the Trust, the Trustee and the Certificateholders (which indemnification will survive any removal of the Servicer) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken by the Company as Servicer with respect to any Loan.

Duties and Immunities of the Trustee

  The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates or any Loan, Loan file or related documents, and will not be accountable for the use or application by the Company of any funds paid to the Company in consideration of the conveyance of the Loans, or deposited into the Certificate Account by the Servicer. If no Event of Termination has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform to the requirements of the Agreement.

  Under the Agreement the Servicer will agree (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it thereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Agreement (including reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust and its duties thereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.

  The Trustee is not obligated to expend or risk its own funds or otherwise incur financial liability in the performance of its duties under the Agreement if there is a reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured.

  The Agreement also provides that the Trustee will maintain at its expense in Minneapolis or St. Paul, Minnesota, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee and the certificate registrar and transfer agent in respect of the Certificates pursuant to the Agreement may be served. On the date hereof the Trustee's office for such purposes is located at 180 East Fifth Street, St. Paul, Minnesota 55101. The Trustee will promptly give written notice to the Company, the Servicer and the Certificateholders of any change thereof.

The Trustee

  U.S. Bank Trust National Association has its corporate trust offices at 180 East Fifth Street, St. Paul, Minnesota 55101.

  The Trustee may resign from its duties under the Agreement at any time, in which event the Servicer will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, the Servicer will also be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

Registration of the Certificates

  The Certificates initially will be represented by certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Certificates will be represented by book entries on the records of the participating members of DTC. Definitive Certificates will be available only under the limited circumstances described herein. Holders of the Certificates may hold through DTC (in the United States), CEDEL or Euroclear (as defined herein) (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

  CEDEL and Euroclear will hold omnibus positions in the Certificates on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

  DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

  However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to:
(i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

  The beneficial owners of Certificates ("Certificate Owners") who are not Participants but desire to purchase, sell or otherwise transfer ownership of the Certificates may do so only through Participants (unless and until Definitive Certificates, as defined below, are issued). In addition, Certificate Owners will receive all distributions of principal of, and interest on, the Certificates from the Trustee through DTC and Participants. Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Certificates, except under the limited circumstances described below.

  Unless and until Definitive Certificates (as defined below) are issued, it is anticipated that the only "Certificateholder" of the Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise the rights of Certificateholders indirectly through Participants and DTC.

  While Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, the Certificates. Participants with whom Certificate Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.

  Certificates will be issued in registered form to Certificate Owners, or their nominees, rather than to DTC (such Certificates being referred to herein as "Definitive Certificates"), only if (i) DTC or the Company advise the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates and the Company or the Trustee is unable to locate a qualified successor or
(ii) the Company at its sole option advises the Trustee in writing that it elects to terminate the book-entry system through DTC. Upon issuance of Definitive Certificates to Certificate Owners, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

  DTC has advised the Company that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose DTC accounts the Certificates are credited. DTC has advised the Company that DTC will take such action with respect to any fractional interest of the Certificates only at the direction of and on behalf of such Participants beneficially owning a corresponding fractional interest of the Certificates. DTC may take actions, at the direction of the Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.

  Issuance of Certificates in book-entry form rather than as physical certificates may adversely affect the liquidity of the Certificates in the secondary market and the ability of Certificate Owners to pledge them. In addition, since distributions on the Certificates will be made by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, with the Participants further crediting such distributions to the accounts of indirect participants or Certificate Owners, Certificate Owners may experience delays in the receipt of such distributions.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

  Cedelbank ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

  The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described in Annex I hereto. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under loan with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to this Prospectus Supplement.

  Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

                 DESCRIPTION OF THE CLASS B-2 LIMITED GUARANTY

  In order to mitigate the effect of the subordination of the Class B-2 Certificates and liquidation losses and delinquencies on the Loans, the Company will provide a guaranty (the "Class B-2 Limited Guaranty") against losses that would otherwise be borne by the Class B-2 Certificates. Each payment required to be made under the Class B-2 Limited Guaranty is referred to as a "Class B-2 Guaranty Payment." Prior to the Class B-1 and B-2A Cross-over Date, and on any Payment Date on or after the Class B-1 and B-2A Cross-over Date on which the Class B Principal Distribution Test is not satisfied, the Class B-2 Guaranty Payment will equal the amount, if any, by which (i) the sum of (a) the Class B-2 Formula Distribution Amount for such Payment Date (which will be equal to accrued and unpaid interest on the Class B-2 Certificates) and (b) the Class B-2 Liquidation Loss Principal Amount, if any, for such Payment Date exceeds (ii) the Class B-2 Distribution Amount for such Payment Date. The Class B-2 Liquidation Loss Principal Amount for any Payment Date equals the amount, if any, by which the Aggregate Certificate Principal Balance exceeds the Pool Scheduled Principal Balance for such Payment Date (but in no event greater than the Class B-2 Principal Balance). The Class B-2 Liquidation Loss Principal Amount is, in substance, the amount of delinquencies and losses experienced on the Loans during the related Due Period that was not absorbed by the Class B-3I and Class C Certificates and the related Monthly Servicing Fee otherwise payable to the Company (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Loans.

  The Class B-2 Limited Guaranty will be an unsecured general obligation of the Company and will not be supported by any letter of credit or other credit enhancement arrangement. The Class B-2 Limited Guaranty will not benefit in any way, or result in any payment to, the Class A-1A ARM, Class A-1B ARM, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 IO, Class M-1, Class M-2, Class B-1 or Class B-2A Certificateholders.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  Upon the issuance of the Certificates, Dorsey & Whitney LLP, counsel to the Company, will deliver its opinion that, assuming that two separate elections are made to treat segregated portions of the assets of the Trust as REMICs (respectively, the "Master REMIC" and the "Subsidiary REMIC"), and further assuming ongoing compliance with the terms of the Agreement, the Master REMIC and the Subsidiary REMIC will each qualify as a REMIC, the Subsidiary REMIC Regular Interests, which are not being offered hereunder, will be treated as "regular interests" in the Subsidiary REMIC, and each Class of Certificates will be treated as "regular interests" in the Master REMIC for federal income tax purposes. The Class C Subsidiary Certificate, which is not being offered hereby, will constitute the sole class of "residual interests" in the Subsidiary REMIC, and the Class C Master Certificate, which is not being offered hereby, will constitute the sole class of "residual interests" in the Master REMIC.

  Other than the Class A-6 IO Certificates, the Certificates will not be issued with original issue discount for federal income tax purposes. Although the tax treatment is not entirely certain, the Class A-6 IO Certificates will be treated as having been issued with original issue discount for federal income tax purposes equal to the excess of all expected payments of interest on such Certificates over their issue price. The prepayment assumption that will be used to determine the rate of accrual of original issue discount, market discount and premium, if any, will be based on the assumption that the Loans will prepay at a rate equal to 125% of the applicable Prepayment Assumption as to the Fixed-Rate Loans and 30% CPR as to the Adjustable Rate Loans. Although unclear, a holder of a Class A-6 IO Certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which such Certificateholder would be entitled if there were no further prepayments of the Loans.

  Certificates held by financial institutions, thrift institutions taxed as domestic building and loan associations and real estate investment trusts will represent interests in "loans secured by an interest in real property" and "real estate assets" for purposes of Sections 7701(a)(19)(C) and 856(c)(4)(A) of the Code, respectively, in the same proportion that the assets in the Master REMIC consist of qualifying assets under such sections. Furthermore, interest paid with respect to Certificates held by a real estate investment trust will be considered to be "interest on obligations secured by mortgages on real property or on interests in real property" for purposes of Section 856(c)(3) of the Code to the extent that such Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code.

  For further information regarding federal income tax consequences of investing in the Certificates, see "Certain Federal Income Tax Consequences-- REMIC Series" in the Prospectus.

                              ERISA CONSIDERATIONS

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under "ERISA Considerations."

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans that are subject to ERISA ("Plans") and on persons who are fiduciaries with respect to such Plans. Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Class A Certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

  The U.S. Department of Labor ("DOL") has granted an administrative exemption to Merrill Lynch, Pierce, Fenner & Smith Incorporated (Prohibited Transaction Exemption No. 90-29; Exemption Application No. D-8012, 55 Fed. Reg. 21459
(1990)) (the "Exemption"), from certain of the prohibited transaction rules of ERISA and the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include home equity loans such as the Loans. The Exemptions will apply to the acquisition, holding, and resale of the Class A Certificates by a Plan, provided that specified conditions (certain of which are described below) are met.

  Among the conditions which must be satisfied for the Exemption to apply to the Class A Certificates are the following:

       (1) The acquisition of the Class A Certificates by a Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

       (2) The rights and interests evidenced by the Class A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

       (3) The Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either S&P, Fitch, Duff & Phelps Credit Rating Co. or Moody's Investors Service, Inc. (the "Exemptions Rating Agencies");

       (4) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

       (5) The sum of all payments made to the Underwriters in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting the Class A Certificates, as applicable. The sum of all payments made to and retained by the Company pursuant to the sale of the Loans to the Trust represents not more than the fair market value of such Loans. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

       (6) The Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

  Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Class A Certificates in connection with the initial issuance, at least fifty percent (50%) of the Class A Certificates, as applicable, are acquired by persons independent of the Restricted Group, (ii) the Plan's investment in Class A Certificates does not exceed twenty-five percent (25%) of all of the Class A Certificates, as applicable, outstanding at the time of the acquisition and (iii) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Company, the Underwriters, the Trustee, the Servicer, any obligor with respect to Loans included in the Trust constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the Trust or any affiliate of such parties (the "Restricted Group").

  On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. With respect to the Loan Pool, the amendment will generally allow related Loans supporting payments to related Certificateholders, and having a value equal to no more than 25% of the total principal amount of the related Certificates, to be transferred to the Trust during the Pre-Funding Period, instead of requiring that all such Loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of Certificates which otherwise qualify for the Exemption, provided that the following general conditions are met:

       (1) the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered must be less than or equal to 25%;

       (2) all Subsequent Loans transferred to the Loan Pool after the Closing Date must meet the same terms and conditions for eligibility as the Initial Loans, which terms and conditions have been approved by one of the Exemptions Rating Agencies;

       (3) the transfer of the Subsequent Loans to the Trust during the Pre-Funding Period must not result in the Certificates to be covered by the Exemption receiving a lower credit rating from an Exemptions Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust;

       (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for the Loan Pool at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the Initial Loans;

       (5) for transactions occurring on or after May 23, 1997, either:

         (i) the characteristics of the Subsequent Loans must be monitored by an insurer or other credit support provider which is independent of the Company; or

         (ii) an independent accountant retained by the Company must provide the Company with a letter (with copies provided to the Exemptions Rating Agency rating the Certificates, the Underwriter and the Trustee) stating whether or not the characteristics of the Subsequent Loans conform to the characteristics described in the Prospectus or Prospectus Supplement and/or Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Initial Loans;

       (6) the Funding Period must end no later than three months or 90 days after the Closing Date or earlier in certain circumstances if the related Pre-Funding Account falls below the minimum level specified in the Agreement or an event of default occurs;

       (7) amounts transferred to any Pre-Funding Account and any capitalized interest account used in connection with the pre-funding may be invested only in cash or in investments which are permitted by the Exemptions Rating Agencies rating the Certificates, and such investment must be described in the Agreement and must:

         (i) be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or

         (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemptions Rating Agencies;

       (8) the Prospectus or Prospectus Supplement must describe the duration of the Funding Period; and

       (9) the Trustee (or any agent with which the Trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA. The Trustee, as legal owner of the Trust, must enforce all the rights created in favor of Certificateholders of the Trust, including employee benefit plans subject to ERISA.

  In its prefatory comments to the amendment as proposed by DOL (62 Fed. Reg. 28502), the DOL stated its interpretive position that a transaction which satisfied the conditions of the Exemption, but did not satisfy the conditions of the amendment as proposed, could nevertheless qualify for exemptive relief if it included a pre-funding account that was used only to acquire assets that are specifically identified by the sponsor or originator as of the closing date, but transferred to the trust after the closing date for administrative or other reasons. Although the Pre-Funding Account may not satisfy the conditions of the amendment in that the Pre-Funding Account may exceed 25% of the total principal amount of the related Certificates, funds in the Pre-Funding Account in excess of such 25% threshold will be used by the Trust solely to purchase Subsequent Home Equity Loans in accordance with the Agreement from a fixed pool of loans that will have been specifically identified prior to the Closing Date. It is expected that all of the loans in such fixed pool, except for those which are determined not to meet the criteria for purchase set forth in the Agreement, will be acquired using the Pre-Funding Account. Accordingly, the Company believes that the existence of the Pre-Funding Account should not cause the Exemption to be inapplicable.

  The Company believes that the Exemption will apply to the acquisition and holding of Class A Certificates sold by the Underwriters and by Plans and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to Loans included in the Trust constitutes more than 5% of the aggregate unamortized principal balance of the assets of the Trust. Any Plan fiduciary who proposes to cause a Plan to purchase Class A Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the Class A Certificates. Assets of a Plan or individual retirement account should not be invested in the Class A Certificates unless it is clear that the assets of the Trust will not be plan assets or unless it is clear that the Exemption or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions. See "ERISA Considerations" in the Prospectus.

  In addition to the Exemption, some or all of the transactions involving the purchase, holding and resale of Certificates that might otherwise constitute prohibited transactions under ERISA or the Code might qualify for relief from the prohibited transaction rules and related taxes and penalties under certain class exemptions granted by the DOL, including Prohibited Transaction Class Exemption ("PTCE") 83-1, which exempts certain transactions involving employee benefit plans and mortgage pool investment trusts, PTCE 86-128, which exempts certain transactions involving employee benefit plans and certain broker-dealers, PTCE 90-1, which exempts certain transactions involving employee benefit plans and insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving employee benefit plans and bank collective investment funds and PTCE 96-23, which exempts certain transactions involving employee benefit plans and in-house asset managers. There also may be other exemptions applicable to a particular transaction involving the Trust. A Plan that intends to acquire any class of the Certificates should consult with its own counsel regarding whether such investment would cause a prohibited transaction to occur and whether the terms and conditions of an applicable class exemption may be satisfied.

  In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of
Part 4 of Title I
of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to
Section 401(c) of ERISA, the DOL published proposed regulations ("Proposed 401(c) Regulations") on December 22, 1997 to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the Proposed 401(c) Regulations become final, no person will be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan assets, unless (i) as otherwise provided by the Secretary of Labor in the Proposed 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the Proposed 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Certificates after the date which is 18 months after the date on which the Proposed 401(c) Regulations become final.

  No transfer of any Class of Certificates other than the Class A Certificates will be permitted to be made to a Plan unless such Plan, at its expense, delivers to the Trustee and the Company an opinion of counsel (in form satisfactory to the Trustee and the Company) to the effect that the purchase or holding of any other Class of Certificates by such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Company or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring such a Certificate will be deemed to represent to the Trustee, the Company and the Servicer either (i) that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to Section 4975 of the Code or (ii) that the purchase and holding of the Certificate by such Plan will not result in the assets of the Trust being deemed to be Plan assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Company or the Servicer to any obligation or liability in addition to those undertaken in the Agreement.

                                  UNDERWRITING

  The Underwriters have agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company the respective principal amounts of the Certificates set forth opposite their names below.

                            Principal      Principal     Principal    Principal    Principal    Principal
                            Amount of      Amount of     Amount of    Amount of    Amount of    Amount of
                          Class A-1A ARM Class A-1B ARM  Class A-1    Class A-2    Class A-3    Class A-4
  Underwriter              Certificates   Certificates  Certificates Certificates Certificates Certificates
  -----------             -------------- -------------- ------------ ------------ ------------ ------------
Merrill Lynch, Pierce,
       Fenner & Smith
       Incorporated.....   $102,000,000   $102,000,000  $ 56,400,000 $ 27,000,000 $ 26,200,000 $40,460,000
Chase Securities Inc. ..     12,000,000     12,000,000    56,400,000   27,000,000   26,200,000   4,760,000
Credit Suisse First
 Boston.................     12,000,000     12,000,000    56,400,000   27,000,000   26,200,000   4,760,000
First Union Capital
 Markets................     12,000,000     12,000,000    56,400,000   27,000,000   26,200,000   4,760,000
Lehman Brothers Inc. ...     12,000,000     12,000,000    56,400,000   27,000,000   26,200,000   4,760,000
                           ------------   ------------  ------------ ------------ ------------ -----------
  Totals................   $150,000,000   $150,000,000  $282,000,000 $135,000,000 $131,000,000 $59,500,000
                           ============   ============  ============ ============ ============ ===========

                           Principal    Percentage   Principal    Principal    Principal    Principal
                           Amount of   Interest of   Amount of    Amount of    Amount of    Amount of
                           Class A-5   Class A-6 IO  Class M-1    Class M-2    Class B-1    Class B-2A
  Underwriter             Certificates Certificates Certificates Certificates Certificates Certificates
  -----------             ------------ ------------ ------------ ------------ ------------ ------------
Merrill Lynch, Pierce,
       Fenner & Smith
       Incorporated.....  $46,000,000      100%     $14,400,000  $12,240,000  $ 8,760,000  $ 4,800,000
Chase Securities Inc. ..    5,400,000        0       14,400,000   12,240,000    8,760,000    4,800,000
Credit Suisse First
 Boston.................    5,400,000        0       14,400,000   12,240,000    8,760,000    4,800,000
First Union Capital
 Markets................    5,400,000        0       14,400,000   12,240,000    8,760,000    4,800,000
Lehman Brothers Inc.....    5,400,000        0       14,400,000   12,240,000    8,760,000    4,800,000
                          -----------      ---      -----------  -----------  -----------  -----------
  Totals................  $67,600,000      100%     $72,000,000  $61,200,000  $43,800,000  $24,000,000
                          ===========      ===      ===========  ===========  ===========  ===========

  In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates offered hereby if any such Certificates are purchased. In the event of a default by the Underwriters, the Underwriting Agreement provides that, in certain circumstances, the Underwriting Agreement may be terminated.

  The Company has been advised by the Underwriters that they propose initially to offer the Certificates to the public at the respective offering prices set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of the respective amounts set forth in the table below (expressed as a percentage of the relative Class Principal Balance). The Underwriters may allow and such dealers may reallow a discount not in excess of the respective amounts set forth in the table below to certain other dealers.

                                              Selling   Reallowance
        Class                                Concession  Discount
        -----                                ---------- -----------
        A-1A ARM............................    .141%      .106%
        A-1B ARM............................    .141%      .106%
        A-1.................................    .105%      .080%
        A-2.................................    .150%      .113%
        A-3.................................    .180%      .135%
        A-4.................................    .225%      .169%
        A-5.................................    .231%      .173%
        A-6 IO..............................    .060%      .045%
        M-1.................................    .300%      .225%
        M-2.................................    .330%      .248%
        B-1.................................    .360%      .270%
        B-2A................................    .360%      .270%

  In general, purchases of a security for the purpose of stabilization could cause the price of the security to be higher than it might be in the absence of such purchases.

  Neither the Company nor any of the Underwriters makes any representations or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Certificates. In addition, neither the Company nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  Until the distribution of the Certificates is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Certificates. Such transactions consist of bids or purchases for the purposes of pegging, fixing or maintaining the price of the Certificates.

  Each Underwriter has represented, warranted and agreed that (i) it has not offered or sold and, prior to the expiration of the period of six months from the Closing Date, will not offer or sell any Certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;
(ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on.

  The Underwriting Agreement provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

  The Company has agreed that for a period of 30 days from the date of this Prospectus Supplement it will not offer or sell publicly any other home equity loan pass-through certificates without the consent of the Underwriters.

  Each of the Underwriters (or affiliates thereof) has from time to time provided warehouse and other financing to the Company or its affiliates.

                                 LEGAL MATTERS

  Certain legal matters relating to the issuance of the Certificates will be passed upon for the Company and the Trust by Dorsey & Whitney LLP Minneapolis, Minnesota, and for the Underwriters by Thacher Proffitt & Wood, New York, New York. The material federal income tax consequences of the Certificates will be passed upon for the Company by Dorsey & Whitney LLP.

                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the Certificates will be available only in book-entry form (the "Global Certificates"). Investors in the Global Certificates may hold such Global Certificates through any of DTC, CEDEL or Euroclear. The Global Certificates will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding Global Certificates through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors holding Global Certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and DTC Participants.

  Non-U.S. holders (as described below) of Global Certificates will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

  All Global Certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

  Investors electing to hold their Global Certificates through DTC will follow the settlement practices applicable to United States corporate debt obligations. Investors securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their Global Certificates through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Certificates will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

Secondary Market Trading

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to book-entry securities in same-day funds.

     Trading between CEDEL or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Certificates are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear, as applicable, will instruct its Depositary to receive the Global Certificates against payment. Payment will include interest accrued on the Global Certificates from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such Depositary to the DTC Participant's account against delivery of the Global Certificates. After settlement has been completed, the Global Certificates will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Certificates credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

  CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Certificates are credited to their accounts one day later.

  As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Certificates were credited to their accounts. However, interest on the Global Certificates would accrue from the value date. Therefore, in many cases the investment income on the Global Certificates earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Certificates to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Certificates are to be transferred by the respective clearing systems, through their respective Depositaries, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct their respective Depositaries, as appropriate, to deliver the Certificates to the DTC Participant's account against payment. Payment will include interest accrued on the Global Certificates from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipts of the sale proceeds in its account, the bank-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Certificates from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

       (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

       (b) borrowing the Global Certificates in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Certificates sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

       (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

  A beneficial owner of Global Certificates holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

       Exemption of non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) and a certificate under penalties of perjury (the "Tax Certificate") that such beneficial owner is (i) not a controlled foreign corporation (within the meaning of Section 957(a) of the Code) that is related (within the meaning of Section 846(d)(4) of the Code) to the Trust or the Transferor and (ii) not a 10% shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Trust or the Transferor. If the information shown on Form W-8 or the Tax Certificate changes, a new Form W-8 or Tax Certificate, as the case may be, must be filed within 30 days of such change.

       Exemption for non-U.S. Persons with effectively connected income (Form
  4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

       Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Certificates residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner of Certificates or such owner's agent.

       Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

       U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Certificate or, in the case of a Form 1001 or a Form 4224 filer, such owner's agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust other than a foreign trust within the meaning of Section 7701 (a)(31) of the Code. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under Subpart E of Part 1 of Subchapter J of Chapter 1 of the Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence.

  The provisions described above apply to payments of interest, including OID, on registered debt made on or before December 31, 1999. New withholding rules and exemptions will apply to such payments made on or after January 1, 2000. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Certificates. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Certificates.

             Green Tree Financial Corporation, Seller and Servicer
                       Certificates for Home Equity Loans
                              (Issuable In Series)

  We are offering certificates for home equity loans under this Prospectus and a prospectus supplement. The prospectus supplement will be prepared separately for each series of certificates offered. We refer to the certificates for home equity loans as "Certificates" and to each separate series of Certificates as a "Series." Green Tree Financial Corporation will form a trust for each Series, and the trust will issue the Certificates of that Series. The Certificates of any Series may comprise several different classes. A trust may also issue one or more other interests in the trust that will not be offered under this Prospectus.

  The right of each class of Certificates within a Series to receive payments may be senior or subordinate to the rights of one or more of the other classes of Certificates. In addition, a Series of Certificates may include one or more classes which on the one hand are subordinated to one or more classes of Certificates, while on the other hand are senior to one or more classes of Certificates. The rate of principal and interest payment on the Certificates of any class will depend on the priority of payment of that class and the rate and timing of payments of the related home equity loans.

                               ----------------

  The Certificates will represent obligations of the related trust and will not represent any interest in or obligation of Green Tree Financial Corporation or any of its affiliates.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ----------------

  This Prospectus may not be used to consummate sales of any Certificates unless accompanied by the prospectus supplement relating to that Series.

                      Prospectus dated February 23, 1999.

    IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

  We tell you about the Certificates in two separate documents that progressively provide more detail: (a) this Prospectus, which provides general information, some of which many not apply to a particular Series of Certificates, including your Series; and (b) the prospectus supplement related to the particular terms of your Series of Certificates.

  If the terms of your Series of Certificates described in the prospectus supplement varies from this Prospectus, you should rely on the information in your prospectus supplement.

  You should rely only on the information contained in this document or information to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

  Some persons participating in this offering may engage in transactions that stabilize, maintain or in some way affect the price of the Certificates. These types of transactions may include stabilizing, the purchase of Certificates to cover syndicate short positions and the imposition of penalty bids. For a more complete description of these activities, please read the section entitled "Underwriting" in your prospectus supplement.

                     REPORTS TO HOLDERS OF THE CERTIFICATES

  We will provide to the holders of the Certificates of each Series certain monthly and annual reports concerning the Certificates and the related trust fund. For a more complete description of the reports you will receive, please read the section entitled "Description of the Certificates--Reports to Certificateholders."

                      WHERE YOU CAN FIND MORE INFORMATION

  Federal securities law requires the filing of certain information with the Securities and Exchange Commission (the "SEC"), including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also read and copy such reports, proxy statements and other information at the following regional offices of the SEC:

     New York Regional Office                Chicago Regional Office
     Seven World Trade Center                Citicorp Center
     Suite 1300                              500 West Madison Street, Suite
     New York, NY 10048                   1400
                                             Chicago, IL 60661

  Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms or visit the SEC's web site at http://www.sec.gov to access available filings.

  The SEC allows us to "incorporate by reference" some of the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this Prospectus, and later information that we file with the SEC will automatically update and supersede this information.

  All documents filed by the Servicer, on behalf of any trust, pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of the offering of the Certificates issued by that trust, will be incorporated by reference into this Prospectus.

                    SUMMARY OF THE TERMS OF THE CERTIFICATES

   This summary highlights selected information regarding the Certificates, and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the Certificates, read this entire Prospectus and the accompanying prospectus supplement.

Title of Securities..........  We call the securities Certificates for Home Eq-
                                uity Loans.

Securities Offered ..........  Green Tree Financial Corporation will create a trust and deposit a pool of loans in the trust. The trust will issue the Certificates. This Prospectus describes multiple trusts that Green Tree Financial Corporation will create from time to time. Each trust will issue a separate Series of Certificates. Payments on the Certificates will be made primarily from payments on the related pool of loans. The terms of the Certificates issued by a trust will be governed by a Pooling and Servicing Agreement between Green Tree Financial Corporation and the trustee for that Series. We will identify the trustee for a Series of Certificates in the related prospectus supplement.

Seller and Servicer..........  Green Tree Financial Corporation, 1100 Landmark
                               Towers, 345 St. Peter Street, St. Paul,
                               Minnesota 55102, telephone: (651) 293-3400.

Risk Factors.................  There are special considerations that are important to a decision to invest in the Certificates. You should read carefully the section entitled "Risk Factors" beginning on page 6 of this Prospectus.

The Loans....................  The loans underlying a Series of Certificates form a loan pool. The loans in a loan pool will be fixed or variable rate loans. All of the loans will be closed-end home equity loans. Each loan will be secured by the related real estate.

                               The prospectus supplement for each Series will provide information about the following:

                                 -  the aggregate principal balance of the
                                    loans comprising the loan pool, as of a
                                    date specified in the prospectus
                                    supplement;

                                 -  the weighted average and range of
                                    contractual rates of interest on the loans;

                                 - the weighted average and ranges of terms to scheduled maturity of the loans as of origination and as of the cut-off date;

                                 - the average outstanding principal balance of the loans as of the cut-off date;

                                 -  the range of loan-to-value ratios; and

                                 - the geographic location of improved real estate underlying the loans.

                               If we so specify in the related prospectus supplement, the trust may purchase from Green Tree Financial Corporation additional loans after the date of issuance of that Series from funds on deposit in a pre-funding account.

                               The loans will have been originated by Green
                               Tree Financial Corporation on an individual basis in the ordinary course of its business, unless we specify otherwise in the related prospectus supplement.

Description of
 Certificates................  The trust will issue the Certificates of the related Series of Certificates on the terms specified in the related prospectus supplement. Each Series of Certificates will evidence an interest in the loan pool and other property held in trust for the benefit of certificateholders. If we so specify in the related prospectus supplement, a Series of Certificates may include one or more classes with different rights to payments of principal and interest, including classes which:

                                 - are entitled to receive only distributions of interest,

                                 - are entitled to receive only distributions of principal,

                                 -  are entitled to receive principal on a
                                    planned amortization schedule or a targeted amortization schedule, or

                                 -  are entitled to receive principal only
                                    after other classes have received a
                                    specified amount of principal.

                               We will issue the Certificates in fully
                               registered form in the authorized denominations that we specify in the related prospectus supplement. No government agency or other insurer will guarantee or insure the Certificates, unless we otherwise specify in the related prospectus supplement. Similarly, no government agency or other insurer will guarantee or insure the loans, except as we specify in this Prospectus and in the related prospectus supplement.

Subordinated Certificates....  We may subordinate one or more classes of any
                               Series of Certificates, as specified in the related prospectus supplement. The rights of holders of subordinated Certificates to receive any or a portion of distributions with respect to the loans will be subordinated to the rights of holders of senior Certificates to the extent and in the manner we specify in the related prospectus supplement. If a Series of Certificates contains more than one class of subordinated Certificates, distributions and losses will be allocated among those classes in the manner specified in the related prospectus supplement. The rights of holders of subordinated Certificates, to the extent not subordinated, may be on a parity with holders of senior Certificates. By subordinating a class of Certificates, we intend to:

                                 - enhance the likelihood of regular receipt by holders of senior Certificates of the full amount of scheduled monthly payments of principal and interest due them, and

                                 -  protect holders of senior Certificates
                                    against losses.

                               If we so specify in the applicable prospectus supplement, we may entitle some classes of sub-ordinated Certificates the benefits of other forms of credit enhancement that would benefit only those subordinated Certificates.

Credit Enhancement...........  As an alternative, or in addition, to the credit enhancement afforded by subordination of the subordinated Certificates, we may provide credit enhancement with respect to a Series of Certificates by pool insurance, letters of credit, surety bonds, a guarantee of Green Tree Financial Corporation, cash reserve funds or other forms of enhancement acceptable to each nationally recognized rating agency rating a Series of Certificates. We will describe any such credit enhancement in the related prospectus supplement.

Interest.....................  We will pay interest on the Certificates on the dates specified in the related prospectus supplement, unless we indicate otherwise. The related prospectus supplement will describe the pass-through rate, if any, for each class or the method of determining the pass-through rate. This rate may be fixed, variable or adjustable, as specified in the related prospectus supplement. For a more complete description of interest payable on the Certificates, see "Yield Considerations" and "Description of the Certificates" in this Prospectus. As we specify in the related prospectus supplement, classes of a Series of Certificates may not be entitled to receive interest or may be entitled to receive interest which is not proportionate to the principal allocable to such Certificates.

Principal (Including
 Prepayments)................  Principal on each loan, including any principal prepayments, will be passed through on each payment date, except as we otherwise describe in the related prospectus supplement. For a more complete description of principal on the Certificates, see "Maturity and Prepayment Considerations" and "Description of the Certificates" in this Prospectus.

Optional Termination.........  Unless we specify otherwise in the related prospectus supplement, Green Tree Financial
                               Corporation may repurchase all the loans relating to a Series of Certificates remaining outstanding at the time and under the circumstances we specify in the related prospectus supplement. Unless we otherwise provide in the related prospectus supplement, the repurchase price will equal the principal amount of the loans plus accrued and unpaid interest. For a more complete description of optional termination of the Certificates, see "Description of the Certificates--Termination of the Agreement" in this Prospectus.

Representations and
Warranties of Green Tree
Financial Corporation .......  Green Tree Financial Corporation will make certain representations and warranties regarding the loans. These representations and warranties are a condition to Green Tree Financial Corporation's conveyance of any loan pool to the trust fund. If Green Tree Financial Corporation becomes aware of a breach of any representation or warranty that materially adversely affects the trust fund's interest in any loan or receives written notice of a breach from the trustee or the Servicer, then Green Tree Financial Corporation must either cure the breach, repurchase the affected loan or, if the related prospectus supplement so provides, substitute for the affected loan, under the conditions further described in this Prospectus and in the prospectus supplement. For a more complete description of the representations and warranties of Green Tree Financial Corporation, see "Description of the Certificates--Conveyance of Loans."

Federal Income Tax
 Considerations..............  We may make an election to treat the trust fund represented by a Series of Certificates or a segregated portion of them as a real estate mortgage investment conduit ("REMIC") under the Internal Revenue Code of 1986, as amended. If we so choose, the Classes of Certificates that we offer may constitute "regular interest" or "residual interests" in that REMIC under the Internal Revenue Code of 1986, as amended, with the tax consequences described in this Prospectus and in the related prospectus supplement. If we so specify in the prospectus supplement, a Class of Certificates that we are offering may represent interests in a "two-tier" REMIC, but all interest in the first and second tier REMIC will be created under the Pooling and Servicing Agreement.

                               If we do not make a REMIC election with respect to a Series of Certificates, the trust fund represented by those Certificates may be treated as a grantor trust for federal income tax purposes and not as an association taxable as a corporation. In such an event, each holder of a Certificate will be treated as the owner of an undivided pro rata interest in income and corpus attributable to the related loan pool and any other assets held by the Trust Fund and will be considered the equitable owner of an undivided interest in the loans included in such loan pool. If we do not make a REMIC election with respect to a Series of Certificates and the Trust Fund represented by such Certificates will not be treated as a grantor trust, the federal income tax consequences of owning such Certificates will be described in the related prospectus supplement. For a more complete description of the Federal income tax considerations related to the Certificates, see "Certain Federal Income Tax Consequences--Non-REMIC Series."

ERISA Considerations.........  If you are a fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Internal Revenue Code of 1986, as amended, you should review carefully with your legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code of 1986, as amended. For a more complete description of ERISA considerations, see "ERISA Considerations" in this Prospectus and in your prospectus supplement.

Legal Investment.............  Unless the related prospectus supplement indicates otherwise, the Certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended. For a more complete description of legal considerations regarding investment in the Certificates, see "Legal Investment Considerations" in this Prospectus and in your prospectus supplement.

Ratings......................  We will not issue the Certificates unless one or more nationally recognized rating agencies have assigned a rating to the Certificates in one of their four highest rating categories.

                               The rating of each Series of Certificates addresses the likelihood of the timely receipt of interest and payment of principal on that Series on or before the stated maturity date for that Series. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The ratings of the Certificates do not address the likelihood of payment of principal on any Series of Certificates prior to the stated maturity date or the possibility of the imposition of United States withholding tax with respect to non-United States persons. For a more complete description of the ratings of the Certificates, see "Ratings" in this Prospectus and in your prospectus supplement.

                                  RISK FACTORS

  You should consider the following risk factors in deciding whether to purchase the Certificates.

  - Limited Obligations. Unless we specify otherwise in the related prospectus supplement, the Certificates will not represent an interest in or obligation of Green Tree Financial Corporation. Neither the government, any underwriter or its affiliates, the Servicer nor any other party will insure or guarantee any of the Certificates of any Series (except as we otherwise specify in the related prospectus supplement).

  - Junior Mortgage Liens; Value of Mortgaged Property. Green Tree Financial Corporation expects that a substantial number of the liens on improved real estate securing the loans in a given loan pool will be junior to other liens on that real estate. This subordinates the rights of the trust fund (and consequently the holders of Certificates of the related Series), as beneficiary under a conventional junior deed of trust or as mortgagee under a conventional junior mortgage, to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to cause the property securing the loan to be sold upon default of the mortgagor or trustor. This extinguishes the junior mortgagee's or junior beneficiary's lien unless the Servicer on behalf of the trust fund asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. For a more complete description of the risks associated with junior mortgage liens, see "Certain Legal Aspects of the Loans-- Repurchase Obligations."

    We expect a substantial portion of the loans included in a loan pool to have loan-to-value ratios of 90% or more, based on the total of the outstanding principal balances of all senior mortgages or deeds of trust and of the loan an the one hand, and the value of the home, on the other. For a more complete description, see "Green Tree Financial Corporation--Loan Origination." An overall decline in the residential real estate market, the general condition of a property securing a loan or other factors could adversely affect the value of the property securing a loan. As a result, the remaining balance of that loan, together with that of any senior liens on the related property, could equal or exceed the value of the property.

  - Limited Liquidity. We cannot assure to you that a secondary market will develop for the Certificates of any Series, or, if a secondary market does develop, that it will provide the holders of any of the Certificates with liquidity of investment. We also cannot assure to you that if a secondary market does develop, that it will continue to exist for the term of any Series of Certificates.

  - Non-recordation of Mortgage Assignments. Green Tree Financial Corporation will not record the assignment to the trustee of the mortgage or deed of trust securing any loan, because of the expense and administrative inconvenience involved. In some states, in the absence of a recordation, the assignment to the related trustee of the mortgage or deed of trust securing a loan may not be effective against creditors of or purchasers from Green Tree Financial Corporation or a trustee in bankruptcy of Green Tree Financial Corporation.

  - Certain Matters Relating to Insolvency. Green Tree Financial Corporation intends that each transfer of loans to the related trust fund will constitute a sale, rather than a pledge of the loans to secure indebtedness of Green Tree Financial Corporation. However, if Green Tree Financial Corporation were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of Green Tree Financial Corporation, or Green Tree Financial Corporation as debtor-in-possession, may argue that the sale of the loans by Green Tree Financial Corporation was a pledge of the loans rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the holders of the Certificates.

                                 THE TRUST FUND

General

  A trust find (the "Trust Find") will evidence the interest specified in the related Prospectus Supplement in the Loan Pool (as defined below) and certain other property held in trust for the benefit of the Certificateholders (as defined below). Each Trust Fund will include (i) closed-end home equity Loans (the "loans") underlying a series of Certificates (the "Loan Pool"), (ii) the amounts held from time to time in a trust account (the "Certificate Account") maintained by the trustee (the "Trustee") pursuant to separate Pooling and Servicing Agreements (each, an "Agreement"), (iii) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a series (each, a "Series") of Certificates for Home Equity Loans ("Certificates"), and (iv) such other property as may be specified in the related prospectus supplement (the "Prospectus Supplement").

  Each Certificate will evidence the interest specified in the related Prospectus Supplement in one Trust Fund, containing one Loan Pool comprised of Loans having the aggregate principal balance as of the specified day of the month of the creation of the pool (the "Cut-off Date") specified in the related Prospectus Supplement. Holders of Certificates of a Series will have interests only in such Loan Pool and will have no interest in the Loan Pool created with respect to any other Series of Certificates. If so specified in the related Prospectus Supplement, the Trust Fund may include funds on deposit in a pre-funding account (a "Pre-Funding Account") which would be used to purchase additional Loans ("Subsequent Loans") from the Company during the pre-funding period specified in the related Prospectus Supplement (the "Pre-Funding Period"). The related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Loans, including the requisite characteristics of the Subsequent Loans.

  Except as otherwise specified in the related Prospectus Supplement, all of the Loans will have been originated by the Company in the ordinary course of its business. Specific information respecting the Loans included in each Trust Fund will be provided in the related Prospectus Supplement and, to the extent not contained in the related Prospectus Supplement, in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of the Certificates. A copy of the Agreement with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Loans relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

  Whenever in this Prospectus terms such as "Loan Pool," "Trust Fund," "Agreement" or "Pass-Through Rate" are used, those terms respectively apply, unless the context otherwise indicates, to one specific Loan Pool and Trust Fund, each Agreement and each Pass-Through Rate applicable to the related Class of Certificates.

The Loan Pools

  Except as otherwise specified in the related Prospectus Supplement, the Loan Pool will consist of the Loans, originated by the Company on an individual basis in the ordinary course of business. All Loans will be secured by the related real estate. Except as otherwise specified in the related Prospectus Supplement, the Loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate (the "Loan Rate").

  For each Series of Certificates, the Company will assign the Loans constituting the Loan Pool to the Trustee named in the related Prospectus Supplement. The Company, as Servicer (in such capacity referred to herein as the "Servicer", which term shall include any successor to the Company in such capacity under the applicable Agreement), will service the Loans pursuant to the Agreement. See "Description of the Certificates--Servicing." Unless otherwise specified in the related Prospectus Supplement, the Loan documents will be held by the Trustee or a custodian on its behalf.

  Each Loan Pool will be composed of Loans bearing interest at the Loan Rates specified in the Prospectus Supplement. Unless otherwise stated in the related Prospectus Supplement, each registered holder of a Certificate will be entitled to receive periodic distributions, which will be monthly unless otherwise specified in the related Prospectus Supplement, of all or a portion of principal on the underlying Loans or interest on the principal balance of such Certificate (or on some other principal balance unrelated to that of such Certificate) at the pass-through rate (the "Pass-Through Rate"), or both. The Prospectus Supplement will set forth the rate at which interest will be paid to Certificateholders of each Class of a given Series. Such Pass-Through Rate may be fixed, variable or adjustable, as specified in the related Prospectus Supplement.

  The related Prospectus Supplement will specify for the Loans contained in the related Loan Pool, among other things, the range of the dates of origination of the Loans; the range of the Loan Rates and the weighted average Loan Rate; the minimum and maximum outstanding principal balances and the average outstanding principal balance as of the Cut-off Date; the aggregate principal balance of the Loans included in the Loan Pool as of the Cut-off Date; the weighted average and range of scheduled terms to maturity as of origination and as of the Cut-off Date; the range of original maturities of the Loans and the last maturity date of any Loan; and the geographic location of improved real estate securing the Loans. If the Trust Fund includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Loans, including the requisite characteristics of the Subsequent Loans.

  Green Tree Financial Corporation (in its capacity as the Seller, the "Company") will make representations and warranties as to the types and geographical distribution of the Loans included in a Loan Pool and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Loan. Upon a breach of any representation or warranty that materially and adversely affects the interests of the Certificateholders in a Loan, the Company will be obligated to cure the breach in all material respects, or to repurchase or substitute for the Loan as described below. This repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of representation or warranty by the Company. See "Description of the Certificates--Conveyance of Loans."

                                USE OF PROCEEDS

  Unless otherwise specified in the related Prospectus Supplement, substantially all of the net proceeds to be received from the sale of each Series of Certificates will be used by the Company for general corporate purposes, including the origination or acquisition of additional home equity loans, costs of carrying such loans until sale of the related certificates and to pay other expenses connected with pooling the Loans and issuing the Certificates.

                        GREEN TREE FINANCIAL CORPORATION

General

  The Company is a Delaware corporation which, as of December 31, 1997, had stockholders' equity of approximately $1,332,000,000. The Company purchases, pools, sells and services conditional sales contracts for manufactured homes and other consumer installment sales contracts, as well as home equity loans. The Company is the largest servicer of government-insured manufactured housing contracts and conventional manufactured housing contracts in the United States. Servicing functions are performed through Green Tree Financial Servicing Corporation, a wholly owned subsidiary of the Company. Through its principal offices in St. Paul, Minnesota, and service centers throughout the United States, the Company serves all 50 states. The Company began financing home equity loans in January 1996. The Company also purchases, pools and services installment sales contracts for various consumer products. The Company's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (651) 293-3400). The Company's quarterly and annual reports are available from the Company upon written request made to the Company.

Loan Origination

  The Company has originated closed-end home equity loans since January 1996. As of December 31, 1997, the Company had approximately $3,116,054,406 aggregate principal amount of outstanding closed-end home equity loans.

  Through a system of regional offices, the Company markets its home equity lending directly to consumers using a variety of marketing techniques. The Company also reviews and re-underwrites loan applications forwarded by correspondent lenders.

  The Company's credit approval process analyzes both the equity position of the requested loan (including both the priority of the lien and the combined loan-to-value ratio) and the applicant's creditworthiness; to the extent the requested loan would have a less favorable (or more favorable) equity position, the creditworthiness of the borrower must be stronger (or may be weaker). The loan-to-value ratio of the requested loan, combined with any existing loans with a senior lien position, may not exceed 95% without senior management approval. In most circumstances, an appraisal of the property is required. Currently, loans secured by a first mortgage with an obligor having a superior credit rating may not exceed $300,000 without senior management approval, and loans secured by a second mortgage with an obligor having a superior credit rating may not exceed $250,000 without senior management approval.

                              YIELD CONSIDERATIONS

  The Pass-Through Rates and the weighted average and range of contractual rates of interest (each, a "Loan Rate") of the Loans (as of the related Cut-off
Date) relating to each Series of Certificates will be set forth in the related Prospectus Supplement.

  The Prospectus Supplement for each Series will indicate that a lower rate of principal prepayments than anticipated would negatively affect the total return to investors of any Class of Certificates that is offered at a discount to its principal amount, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors of any such Class of Certificates that is offered at a premium to its principal amount or without any principal amount.

  The yield on some types of Certificates which may be offered hereby, such as Interest Only Certificates, Principal Only Certificates, and Fast Pay/Slow Pay Certificates, may be particularly sensitive to prepayment rates, and to changes in prepayment rates, on the underlying Loans. If so stated in the related Prospectus Supplement, the yield on some types of Certificates which may be offered hereby could change and may be negative under certain prepayment rate scenarios. Accordingly, some types of Certificates may not be legal or appropriate investments for certain financial institutions, pension funds or others. See "ERISA Considerations" and "Legal Investment Considerations." In addition, the timing of changes in the rate of prepayment on the Loans included in a Loan Pool may significantly affect an investor's actual yield to maturity, even if the average prepayment rate over time is consistent with the investor's expectations. In general, the earlier that prepayments on Loans occur, the greater the effect on the investor's yield to maturity.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

Maturity

  Unless otherwise described in an applicable Prospectus Supplement, all of the Loans will have maturities at origination of not more than 25 years.

Prepayment Considerations

  Loans generally may be prepaid in full or in part without penalty. The Company has no significant experience with respect to the rate of principal prepayments on home equity loans. Because the Loans have scheduled due dates throughout the calendar month, and because (unless otherwise specified in the related Prospectus Supplement) all principal prepayments will be passed through to Certificateholders of the related Series on the Payment Date following the Due Period in which such principal prepayment occurred, prepayments on the Loans would affect the amount of funds available to make distributions on the Certificates on any Payment Date only if a substantial portion of the Loans prepaid prior to their respective due dates in a particular month (thus paying less than 30 days' interest for that Due Period) while very few Loans prepaid after their respective due dates in that month. In addition, liquidations of defaulted Loans or the Servicer's or the Company's exercise of its option to repurchase the entire remaining pool of Loans (see "Description of the Certificates--Repurchase Option") will affect the timing of principal distributions on the Certificates of a Series.

  Information regarding the prepayment standard or model or any other rate of assumed prepayment, as applicable, will be set forth in the Prospectus Supplement with respect to a Series of Certificates. Although the related Prospectus Supplement will specify the prepayment assumptions used to price any Series of Certificates, there can be no assurance that the Loans will prepay at such rate, and it is unlikely that prepayments or liquidations of the Loans will occur at any constant rate.

  See "Description of the Certificates--Repurchase Option" for a description of the Company's or Servicer's option to repurchase the Loans comprising part of a Trust Fund when the aggregate outstanding principal balance of such Loans is less than a specified percentage of the initial aggregate outstanding principal balance of such Loans as of the related Cut-off Date. See also "The Trust Fund--The Loan Pools" for a description of the obligations of the Company to repurchase a Loan in case of a breach of a representation or warranty relative to such Loan.

                        DESCRIPTION OF THE CERTIFICATES

  Each Series of Certificates will be issued pursuant to an Agreement to be entered into among the Company, as seller and Servicer, and the Trustee named in the related Prospectus Supplement, and such other parties, if any, as are described in the applicable Prospectus Supplement. The following summaries describe certain provisions expected to be common to each Agreement and the related Certificates, but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the related Agreement and the description set forth in the related Prospectus Supplement. The provisions of the form of Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part (the "Registration Statement") that are not described herein may differ from the provisions of any actual Agreement. The material differences will be described in the related Prospectus Supplement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the form of Agreement filed as an exhibit to the Registration Statement.

  Each Series of Certificates will have been rated in the rating category by the rating agency or agencies specified in the related Prospectus Supplement.

General

  The Certificates may be issued in one or more Classes. If the Certificates of a Series are issued in more than one Class, the Certificates of all or less than all of such Classes may be sold pursuant to this Prospectus, and there may be separate Prospectus Supplements relating to one or more of such Classes so sold. Any reference herein to the Prospectus Supplement relating to a Series comprised of more than one Class should be understood as a reference to each of the Prospectus Supplements relating to the Classes sold hereunder. Any reference herein to the Certificates of a Class should be understood to refer to the Certificates of a Class within a Series or all of the Certificates of a single-Class Series, as the context may require. For convenience of description, any reference in this Prospectus to a "Class" of Certificates includes a reference to any subclasses of such Class.

  The Certificates of each Series will be issued in fully registered form only and will represent the interests specified in the related Prospectus Supplement in a separate Trust Fund created pursuant to the related Agreement. The Trust Fund will be held by the Trustee for the benefit of the Certificateholders. Each Trust Fund, to the extent specified in the related Prospectus Supplement, will include (i) Loans (the "Loan Pool") which are subject to the Agreement,
(ii) the amounts held in the Certificate Account from time to time, (iii) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a Series of Certificates and (iv) such other property as may be specified in the related Prospectus Supplement. Except as otherwise specified in the related Prospectus Supplement, the Certificates will be freely transferable and exchangeable at the corporate trust office of the Trustee at the address set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

  Ownership of each Loan Pool may be evidenced by one or more Classes of Certificates, each representing the interest in the Loan Pool specified in the related Prospectus Supplement. Each Series of Certificates may include one or more Classes ("Subordinated Certificates") which are subordinated in right of distribution to one or more other Classes ("Senior Certificates"), as provided in the related Prospectus Supplement. Certificates of a Series which includes Senior and Subordinated Certificates are referred to herein collectively as "Senior/Subordinated Certificates." A Series of Senior/Subordinated Certificates may include one or more Classes ("Mezzanine Certificates") which are subordinated to one or more Classes of Certificates and are senior to one or more Classes of Certificates. The Prospectus Supplement with respect to a Series of Senior/Subordinated Certificates will set forth, among other things, the extent to which the Subordinated Certificates are subordinated (which may include a formula for determining the subordinated amount or for determining the allocation of the Amount Available (hereinafter defined) among Senior Certificates and Subordinated Certificates), the allocation of losses among the Classes of Subordinated Certificates, the period or periods of such subordination, the minimum subordinated amount, if any, and any distributions or payments which will not be affected by such subordination. The protection afforded to the Senior Certificateholders from the subordination feature described above will be effected by the preferential right of such Certificateholders to receive current distributions from the Loan Pool. If a Series of Certificates contains more than one Class of Subordinated Certificates, losses will be allocated among such Classes in the manner described in the Prospectus Supplement. If so specified in the applicable Prospectus Supplement, Mezzanine Certificates or other Classes of Subordinated Certificates may be entitled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered pursuant to this Prospectus and such Prospectus Supplement.

  If so specified in a Prospectus Supplement, a Series of Certificates may include one or more Classes which (i) are entitled to receive distributions only in respect of principal ("Principal Only Certificates"), interest ("Interest Only Certificates") or any combination thereof, or in specified proportions in respect of such payments, and/or (ii) are entitled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other Classes within such Series ("Fast Pay/Slow Pay Certificates"), or on a planned amortization schedule ("PAC Certificates") or targeted amortization schedule ("TAC Certificates") or upon the occurrence of other specified events. The Prospectus Supplement will set forth the rate at which interest will be paid to Certificateholders of each Class of a given Series (the "Pass-Through Rate"). Such Pass-Through Rate may be fixed, variable or adjustable, as specified in the related Prospectus Supplement.

  The related Prospectus Supplement will specify the minimum denomination or initial principal amount of Loans evidenced by a single Certificate of each Class of Certificates of a Series (a "Single Certificate").

  Distributions of principal and interest on the Certificates will be made on the payment dates set forth in the related Prospectus Supplement (each, a "Payment Date") to the persons in whose names the Certificates are registered at the close of business on the related record date specified in the related Prospectus Supplement (the "Record Date"). Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register, or, to the extent described in the related Prospectus Supplement, by wire transfer, except that the final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

Global Certificates

  The Certificates of a Class may be issued in whole or in part in the form of one or more global certificates (each, a "Global Certificate") that will be deposited with, or on behalf of, and registered in the name of a nominee for, a depositary (the "Depositary") identified in the related Prospectus Supplement. The description of the Certificates contained in this Prospectus assumes that the Certificates will be issued in definitive form. If the Certificates of a Class are issued in the form of one or more Global Certificates, the term "Certificateholder" should be understood to refer to the beneficial owners of the Global Certificates, and the rights of such Certificateholders will be limited as described under this subheading.

  Global Certificates will be issued in registered form. Unless and until it is exchanged in whole or in part for a Certificate in definitive form, a Global Certificate may not be transferred except as a whole by the Depositary for such Global Certificate to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary.

  The specific terms of the depositary arrangement with respect to any Certificates of a Class will be described in the related Prospectus Supplement. It is anticipated that the following provisions will apply to all depositary arrangements:

  Upon the issuance of a Global Certificate, the Depositary for such Global Certificate will credit, on its book-entry registration and transfer system, the respective denominations of the Certificates represented by such Global Certificate to the accounts of institutions that have accounts with such Depositary ("participants"). Ownership of beneficial interests in a Global Certificate will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Certificate or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Certificate.

  So long as the Depositary for a Global Certificate, or its nominee, is the owner of such Global Certificate, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Certificates represented by such Global Certificate for all purposes under the Agreement relating to such Certificates. Except as set forth below, owners of beneficial interests in a Global Certificate will not be entitled to have Certificates of the Series represented by such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of Certificates of such Series in definitive form and will not be considered the owners or holders thereof under the Agreement governing such Certificates.

  Distributions or payments on Certificates registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner for the holder of the Global Certificate representing such Certificates. In addition, all reports required under the applicable Agreement to be made to Certificateholders (as described below under "Reports to Certificateholders") will be delivered to the Depositary or its nominee, as the case may be. None of the Company, Servicer, Trustee, or any agent thereof (including any applicable Certificate Registrar or Paying Agent), will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for providing reports to the related beneficial owners.

  The Company expects that the Depositary for Certificates of a Class, upon receipt of any distribution or payment in respect of a Global Certificate, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in such Global Certificate as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

  If a Depositary for Certificates of a Class is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by or on behalf of the Company within the time period specified in the Agreement, the Company will cause to be issued Certificates of such Class in definitive form in exchange for the related Global Certificate or Certificates. In addition, the Company may at any time and in its sole discretion determine not to have any Certificates of a Class represented by one or more Global Certificates and, in such event, will cause to be issued Certificates of such Class in definitive form in exchange for the related Global Certificate or Certificates. Further, if the Company so specifies with respect to the Certificates of a Class, an owner of a beneficial interest in a Global Certificate representing Certificates of such Class may, on terms acceptable to the Company and the Depositary for such Global Certificate, receive Certificates of such Class in definitive form. In any such instance, an owner of a beneficial interest in a Global Certificate will be entitled to physical delivery in definitive form of Certificates of the Class represented by such Global Certificate equal in denominations to such beneficial interest and to have such Certificates registered in its name.

Conveyance of Loans

  The Company will transfer, assign, set over and otherwise convey to the Trustee all right, title and interest of the Company in the Loans, including all principal and interest received on or with respect to the Loans (other than receipts of principal and interest due on the Loans before the Cut-off Date). On behalf of the Trust Fund, as the issuer of the related Series of Certificates, the Trustee, concurrently with such conveyance, will execute and deliver the Certificates to the order of the Company. The Loans will be as described on a list attached to the Agreement. Such list will include the amount of monthly payments due on each Loan as of the date of issuance of the Certificates, the Loan Rate on each Loan and the maturity date of each Loan. Such list will be available for inspection by any Certificateholder at the principal executive office of the Servicer. Prior to the conveyance of the Loans to the Trust Fund, the Company's internal audit department will complete a review of all of the Loan files confirming the accuracy of the list of Loans delivered to the Trustee. Any Loan discovered not to agree with such list in a manner that is materially adverse to the interests of the Certificateholders will be repurchased or substituted for by the Company, or, if the discrepancy relates to the unpaid principal balance of a Loan, the Company may deposit cash in the separate account maintained at an Eligible Institution in the name of the Trustee (the "Certificate Account") in an amount sufficient to offset such discrepancy. If the Trust Fund includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Loans, including the requisite characteristics of the Subsequent Loans.

  Unless otherwise specified in the related Prospectus Supplement, the Trustee or its custodian will maintain possession of the Loans and any other documents contained in the Loan files. Uniform Commercial Code financing statements will be filed in Minnesota reflecting the sale and assignment of the Loans to the Trustee, and the Company's accounting records and computer systems will also reflect such sale and assignment.

  The counsel to the Company identified in the applicable Prospectus Supplement will render an opinion to the Trustee that the transfer of the Loans from the Company to the related Trust Fund would, in the event the Company became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, however, the transfer of the Loans from the Company to the Trust Fund were treated as a pledge to secure borrowings by the Company, the distribution of proceeds of the Loans to the Trust Fund might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Loans if the proceeds of such sale could satisfy the amount of the debt deemed owed by the Company, or the bankruptcy trustee could substitute other collateral in lieu of the Loans to secure such debt, or such debt could be subject to adjustment by the bankruptcy trustee if the Company were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

  Except as otherwise specified in the related Prospectus Supplement, the Company will make certain representations and warranties in the Agreement with respect to each Loan as of the related Closing Date, including that: (a) as of the Cut-off Date the most recent scheduled payment was made or was not delinquent more than 59 days; (b) no provision of a Loan has been waived, altered or modified in any respect, except by instruments or documents included in the Loan file and reflected on the list of Loans delivered to the Trustee;
(c) each Loan is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors rights generally); (d) no Loan is subject to any right of rescission, set-off, counterclaim or defense; (e) each Loan was originated by a home equity lender in the ordinary course of such lender's business and assigned to the Company or was originated by the Company directly; (f) no Loan was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Loan or an interest therein pursuant to the Agreement or the Certificates unlawful; (g) each Loan complies with all requirements of law; (h) no Loan has been satisfied, subordinated to a lower lien ranking than its original position (if any) or rescinded; (i) each Loan creates a valid and perfected lien on the related improved real estate; (j) all parties to each Loan had full legal capacity to execute such Loan; (k) no Loan has been sold, conveyed and assigned or pledged to any other person and the Company has good and marketable title to each Loan free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer such Loan to the Trustee; (l) as of the Cut-off Date there was no default, breach, violation or event permitting acceleration under any Loan (except for payment delinquencies permitted by clause (a) above), no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Loan, and the Company has not waived any of the foregoing; (m) each Loan is a fully-amortizing loan with a fixed rate of interest and provides for level payments over the term of such Loan; (n) each Loan contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral; (o) the description of each Loan set forth in the list delivered to the Trustee is true and correct; (p) there is only one original of each Loan; and (q) each Loan was originated or purchased in accordance with the Company's then-current underwriting guidelines.

  Under the terms of the Agreement, if the Company becomes aware of a breach of any such representation or warranty that materially adversely affects the Trust Fund's interest in any Loan or receives written notice of such a breach from the Trustee or the Servicer, then the Company will be obligated either to cure such breach or to repurchase or, if so provided in the related Prospectus Supplement, substitute for the affected Loan, in each case under the conditions further described herein and in the Prospectus Supplement. This repurchase obligation will constitute the sole remedy available to the Trust Fund and the Certificateholders for a breach of a representation or warranty under the Agreement with respect to the Loans (but not with respect to any other breach by the Company of its obligations under the Agreement). If a prohibited transaction tax under the REMIC provisions of the Code is incurred in connection with such repurchase, distributions otherwise payable to Residual Certificateholders will be applied to pay such tax. The Company will be required to pay the amount of such tax that is not funded out of such distributions.

  The "Repurchase Price" of a Loan at any time means the outstanding principal amount of such Loan (without giving effect to any Advances made by the Servicer or the Trustee), plus interest at the applicable Pass-Through Rate on such Loan from the end of the Due Period with respect to which the Obligor last made a payment (without giving effect to any Advances made by the Servicer or the Trustee) through the end of the immediately preceding Due Period.

Payments on Loans

  Each Certificate Account will be a trust account established by the Servicer as to each Series of Certificates in the name of the Trustee (i) with a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated within the two highest rating categories, or such other rating category as will not adversely affect the ratings assigned to the Certificates, by each rating agency rating the Certificates of such Series, (ii) with the trust department of a national bank, (iii) in an account or accounts the deposits in which are fully insured by the FDIC, (iv) in an account or accounts the deposits in which are insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained or (v) otherwise acceptable to the rating agency without reduction or withdrawal of the rating assigned to the relevant Certificates. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and certain other high-quality investments specified in the applicable Agreement ("Eligible Investments"). A Certificate Account may be maintained as an interest-bearing account, or the funds held therein may be invested pending each succeeding Payment Date in Eligible Investments.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer will deposit in the Certificate Account on a daily basis all proceeds and collections received or made by it with respect to the related Loans subsequent to the Cut-off Date (including scheduled payments of principal and interest due after the Cut-off Date but received by the Servicer on or before the Cut-off Date), including:

       (i) all Obligor payments on account of principal, including principal prepayments, on the Loans;

       (ii) all Obligor payments on account of interest on the Loans;

       (iii) all amounts received and retained in connection with the liquidation of defaulted Loans, net of liquidation expenses ("Net Liquidation Proceeds");

       (iv) any Advances made as described under "Advances" below and certain other amounts required under the Agreement to be deposited in the Certificate Account;

       (v) all amounts received from any credit enhancement provided with respect to a Series of Certificates; and

       (vi) all proceeds of any Loan or property acquired in respect thereof repurchased by the Servicer or the Company, as described under "Conveyance of Loans" above or under "Repurchase Option" below.

Distributions on Certificates

  Except as otherwise provided in the related Prospectus Supplement, on each Payment Date for a Series of Certificates, the Trustee will withdraw from the applicable Certificate Account and distribute to the Certificateholders of such Series of record on the preceding Record Date an amount equal to, in the aggregate, the "Amount Available" for such Payment Date. Unless otherwise specified in the applicable Prospectus Supplement, the "Amount Available" for a Payment Date is an amount equal to the aggregate of all amounts on deposit in the Certificate Account as of the seventh Business Day following the end of the related Due Period, or such other date as may be specified in the related Prospectus Supplement (the "Determination Date") except: (i) all payments on the Loans that were due on or before the Cut-off Date; (ii) all payments or collections received after the Due Period preceding the month in which the Payment Date occurs; (iii) all scheduled payments of principal and interest due on a date or dates subsequent to the Due Period preceding the Determination Date; (iv) amounts representing reimbursement for Advances, such reimbursement being limited, if so specified in the related Prospectus Supplement, to amounts received on particular Loans as late collections of principal or interest as to which the Servicer has made an unreimbursed Advance; and (v) amounts representing reimbursement for any unpaid Servicing Fee. In the case of a Series of Certificates which includes only one Class, the Amount Available for each Payment Date will be distributed pro rata to the holders of such Certificates. In the case of any other Series of Certificates, the Amount Available for each Payment Date will be allocated and distributed to holders of the Certificates of such Series pursuant to the method and in the order of priority specified in the applicable Prospectus Supplement. The amount of principal and interest specified in the related Prospectus Supplement to be distributed to Certificateholders is referred to herein as the "Certificate Distribution Amount."

  Within the time specified in the Agreement and described in the related Prospectus Supplement, the Servicer will furnish a statement to the Trustee setting forth the amount to be distributed on the related Payment Date on account of principal and interest, stated separately, and a statement setting forth certain information with respect to the Loans.

Advances

  Unless otherwise specified in the related Prospectus Supplement, to the extent that collections on a Loan in any Due Period are less than the scheduled payment due thereon, the Servicer will be obligated to make an advance of the uncollected portion of such scheduled payment. The Servicer will be obligated to advance a delinquent payment on a Loan only to the extent that the Servicer, in its sole discretion, expects to recoup such Advance from subsequent collections on the Loan or from liquidation proceeds thereof. The Servicer will deposit any Advances in the Certificate Account no later than one Business Day before the following Payment Date. The Servicer will be entitled to recoup its advances on a Loan from subsequent payments by or on behalf of the Obligor and from liquidation proceeds (including foreclosure resale proceeds), if any, of the Loan, and will release its right to reimbursements in conjunction with the purchase of the Loan by the Company for breach of representations and warranties. If the Servicer determines in good faith that an amount previously advanced will not ultimately be recoverable from payments by or on behalf of the Obligor or from liquidation proceeds (including foreclosure resale proceeds), if any, of the Loan (an "Uncollectible Advance"), the Servicer will be entitled to reimbursement from payments on other Loans or from other funds available therefor.

  Unless otherwise specified in the related Prospectus Supplement, if the Servicer fails to make an Advance required under the Agreement, the Trustee will be obligated to deposit the amount of such Advance in the Certificate Account on the Payment Date. The Trustee will not, however, be obligated to deposit any such amount if (i) the Trustee does not expect to recoup such Advance from subsequent collections on the Loan or from liquidation proceeds thereof, if any, or (ii) the Trustee determines that it is not legally able to make such Advance.

Example of Distributions

  The following is an example of the flow of funds as it would relate to a hypothetical Series of Certificates issued, and with a Cut-off Date occurring, in March 1996 (all weekdays are assumed to be business days):

March 1......................................... (1) Cut-off Date.
March 1-31...................................... (2) Due Period. Servicer
                                                     receives scheduled payments
                                                     on the Loans and any
                                                     principal prepayments made
                                                     by Obligors and applicable
                                                     interest thereon.
March 29........................................ (3) Record Date.
April 9......................................... (4) Determination Date.
                                                     Distribution amount
                                                     determined.
April 15........................................ (5) Payment Date.

  Succeeding months follow the pattern of (2) through (5). The flow of funds with respect to any Series of Certificates may differ from the above example, as specified in the related Prospectus Supplement.

--------
(1) The initial principal balance of the Loan Pool will be the aggregate principal balance of the Loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, which, together with corresponding interest payments, are not part of the Loan Pool and will not be passed through to Certificateholders.
(2) Scheduled payments and principal prepayments may be received at any time during this period and will be deposited in the Certificate Account by the Servicer for distribution to Certificateholders. When a Loan is prepaid in full, interest on the amount prepaid is collected from the Obligor only to the date of payment.
(3) Distributions on April 15 will be made to Certificateholders of record at the close of business on the last Business Day of March, being the month immediately preceding the month of distribution.
(4) On April 9 (the seventh Business Day following the end of the prior Due Period), the Servicer will determine the amounts of principal and interest which will be passed through on April 15. In addition, the Servicer may advance funds to cover any delinquencies, in which event the distribution to Certificateholders on April 15 will include the full amounts of principal and interest due during March. The Servicer will also calculate any changes in the relative interests evidenced by the Senior Certificates and the Subordinated Certificates in the Trust Fund.
(5) On April 15, the amounts determined on April 9 will be distributed to Certificateholders.

Indemnification

  The Agreement requires the Company to defend and indemnify the Trust Fund, the Trustee (including any agent of the Trustee) and the Certificateholders (which indemnification will survive any removal of the Servicer as servicer of the Loans) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation (a) arising out of or resulting from the use or ownership by the Company or the Servicer or any affiliate thereof of any real estate related to a Loan and (b) for any taxes which may at any time be asserted with respect to, and as of the date of, the conveyance of the Loans to the Trust Fund (but not including any federal, state or other tax arising out of the creation of the Trust Fund and the issuance of the Certificates).

  The Agreement also requires the Servicer, in connection with its duties as servicer of the Loans, to defend and indemnify the Trust Fund, the Trustee and the Certificateholders (which indemnification will survive any removal of the Servicer as servicer of the Loans) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken by the Servicer with respect to any Loan while it was the Servicer.

Servicing

  Pursuant to the Agreement, the Servicer will service and administer the Loans assigned to the Trustee as more fully set forth below. The Servicer will perform diligently all services and duties specified in each Agreement, in the same manner as prudent lending institutions of mortgage loans of the same type as the Loans in those jurisdictions where the related real properties are located or as otherwise specified in the Agreement. The duties to be performed by the Servicer will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, foreclosure of Loans.

  The Servicer will make reasonable efforts to collect all payments called for under the Loans and, consistent with the Agreement, will follow such collection procedures with respect to the Loans as it follows with respect to mortgage loans serviced by it that are comparable to the Loans.

  Evidence as to Compliance. Unless otherwise specified in the related Prospectus Supplement, each Agreement will require the Servicer to deliver to the Trustee a monthly report prior to each Payment Date, setting forth certain information regarding the Loan Pool and the Certificates of such Series as is specified in the related Prospectus Supplement. Each such report to the Trustee will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Agreement. On or before May 1 of each year, the Servicer will deliver to the Trustee a report of a nationally recognized accounting firm stating that such firm has examined certain documents and records relating to the servicing of home equity loans serviced by the Servicer under pooling and servicing agreements similar to the Agreement and stating that, on the basis of such procedures, such servicing has been conducted in compliance with the Agreement, except for any exceptions set forth in such report.

  Certain Matters Regarding the Servicer. The Servicer may not resign from its obligations and duties under an Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under such Agreement. The Servicer can only be removed as servicer upon the occurrence of an Event of Termination as discussed below.

  The Servicer shall keep in force throughout the term of the Agreement (i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by the Agreement, and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons which service a portfolio of home equity loans having an aggregate principal amount of $10 million or more and which are generally regarded as servicers acceptable to institutional investors.

  Servicing Compensation and Payment of Expenses. For its servicing of the Loans, the Servicer will receive servicing fees ("Servicing Fees") which include a Monthly Servicing Fee (which the Company may assign) for each Due Period (paid on the next succeeding Payment Date) equal to 1/12th of the product of the annual servicing fee rate described in the applicable Prospectus Supplement and the Pool Scheduled Principal Balance for such Payment Date. As long as the Company is the Servicer, the Trustee will pay the Company its Monthly Servicing Fee from any monies remaining after the Certificateholders have received all payments of principal and interest for such Payment Date.

  The Monthly Servicing Fee provides compensation for customary third-party servicing activities to be performed by the Servicer for the Trust Fund, for additional administrative services performed by the Servicer on behalf of the Trust Fund and for expenses paid by the Servicer on behalf of the Trust Fund.

  Customary servicing activities include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Loan. Administrative services performed by the Servicer on behalf of the Trust Fund include selecting and packaging the Loans, calculating distributions to Certificateholders and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee. Expenses incurred in connection with servicing of the Loans and paid by the Company from its Monthly Servicing Fees include payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Loans or foreclosure on collateral relating thereto, payment of Trustee's fees, and payment of expenses incurred in connection with distributions and reports to Certificateholders, except that the Servicer shall be reimbursed out of the liquidation proceeds of a liquidated Loan for customary out-of-pocket liquidation expenses incurred by it.

  Events of Termination. Except as otherwise specified in the related Prospectus Supplement, Events of Termination under each Agreement will occur if
(a) the Servicer fails to make any payment or deposit required under the Agreement (including an Advance) and such failure continues for four business days; (b) the Servicer fails to observe or perform in any material respect any other covenant or agreement in the Agreement which continues unremedied for thirty days; (c) the Servicer conveys, assigns or delegates its duties or rights under the Agreement, except as specifically permitted under the Agreement, or attempts to make such a conveyance, assignment or delegation; (d) a court having jurisdiction in the premises enters a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or similar official) of the Servicer, as the case may be, or enters a decree or order for any substantial liquidation of its affairs; (e) the Servicer commences a voluntary case under any applicable bankruptcy, insolvency or similar law, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or its creditors, or fails to, or admits in writing its inability to, pay its debts as they become due, or takes any corporate action in furtherance of the foregoing; (f) the Servicer fails to be an Eligible Servicer; or (g) if the Company is the Servicer, the Company's servicing rights under its master seller-servicer contract with GNMA are terminated. The Servicer will be required under the Agreement to give the Trustee and the Certificateholders notice of an Event of Termination promptly upon the occurrence of such event.

  Rights Upon Event of Termination. Except as otherwise specified in the related Prospectus Supplement, so long as an Event of Termination remains unremedied, the Trustee may, and at the written direction of Certificateholders representing 25% or more of the Aggregate Certificate Principal Balance of a Series shall, terminate all of the rights and obligations of the Servicer under the related Agreement and in and to the Loans, and the proceeds thereof, whereupon (subject to applicable law regarding the Trustee's ability to make advances) the Trustee or a successor Servicer under the Agreement will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements; provided, however, that neither the Trustee nor any successor Servicer will assume any obligation of the Company to repurchase Loans for breaches of representations or warranties, and the Trustee and such successor Servicer will not be liable for any acts or omissions of the prior Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by such Servicer of any of its obligations contained in the Agreement. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner the Company's obligation to repurchase certain Loans for breaches of representations or warranties under the Agreement. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a Servicer. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under the Agreement.

  The Trustee will be under no obligation to take any action or to institute, conduct or defend any litigation under the Agreement at the request, order or direction of any of the Holders of Certificates, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Trustee may incur.

Reports to Certificateholders

  The Trustee will forward to each Certificateholder on each Payment Date, or as soon thereafter as is practicable, as specified in the related Prospectus Supplement, a statement setting forth, among other things:

       (a) the amount of such distribution which constitutes Monthly Principal, specifying the amounts constituting scheduled payments by Obligors, principal prepayments on the Loans, and other payments with respect to the Loans;

       (b) the amount of such distribution which constitutes Monthly
  Interest;

       (c) the remaining Principal Balance represented by such Certificateholder's interest;

       (d) the amount of fees payable out of the Trust Fund;

       (e) the Pool Factor (a percentage derived from a fraction the numerator of which is the remaining Principal Balance of the Certificates and the denominator of which is the Initial Principal Amount of the Certificates) immediately before and immediately after such Payment Date;

       (f) the number and aggregate principal balance of Loans delinquent (i) 31-59 days, (ii) 60-89 and (iii) 90 or more days;

       (g) the number of Loans liquidated during the Due Period ending immediately before such Payment Date;

       (h) such customary factual information as is necessary to enable Certificateholders to prepare their tax returns; and

       (i) such other customary factual information available to the Servicer without unreasonable expense as is necessary to enable Certificateholders to comply with regulatory requirements.

Repurchase Option

  Unless otherwise specified in the related Prospectus Supplement, each Agreement will provide that on any Payment Date on which the Pool Scheduled Principal Balance is less than 10% of the Cut-Off Date Pool Principal Balance, the Company or the Servicer will have the option to repurchase, on 30 days' prior written notice to the Trustee, all outstanding Loans in the related Loan Pool at a price equal to the greatest of (i) the principal balance of the Loans on the prior Payment Date plus 30 days' accrued interest thereon at the applicable Pass-Through Rate and any delinquent payments of interest thereon, plus the fair market value (as determined by the Servicer) of any acquired properties, (ii) the fair market value of all of the assets of the Trust Fund, and (iii) an amount equal to the Aggregate Certificate Principal Balance of the related Certificates plus interest on such Certificates payable on and prior to the Payment Date occurring in the month following such repurchase (less amounts on deposit in the Certificate Account and available to pay such principal and interest). Such price will be paid on the Payment Date on which such purchase occurs to the Certificateholders of record on the last Business Day of the immediately preceding Due Period in immediately available funds against the Trustee's delivery of the Loans and any acquired properties to the Servicer. The distribution of such purchase price to Certificateholders will be in lieu of any other distribution to be made on such Payment Date with respect to the related Loans.

Amendment

  Unless otherwise specified in the related Prospectus Supplement, the Agreement may be amended by the Company, the Servicer and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein, (iii) if an election has been made with respect to a particular Series of Certificates to treat the Trust Fund as a real estate mortgage investment conduit ("REMIC") within the meaning of Section 860D(a) of the Code, to maintain the REMIC status of the Trust Fund and to avoid the imposition of certain taxes on the REMIC or (iv) to make any other provisions with respect to matters or questions arising under such Agreement that are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of the Certificateholders of the related Series. Unless otherwise specified in the related Prospectus Supplement, the Agreement may also be amended by the Company, the Servicer and the Trustee with the consent of the Certificateholders (other than holders of Residual Certificates) representing 66 2/3% or more of the Aggregate Certificate Principal Balance of a Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment that reduces in any manner the amount of, or delays the timing of, any payment received on or with respect to Loans which are required to be distributed on any Certificate may be effective without the consent of the Holders of each such Certificate.

Termination of the Agreement

  The obligations created by each Agreement will terminate (after distribution of all Monthly Principal and Monthly Interest then due to Certificateholders) on the earlier of (a) the Payment Date next succeeding the later of the final payment or other liquidation of the last Loan or the disposition of all property acquired upon foreclosure of any Loan; or (b) the Payment Date on which the Company or the Servicer repurchases the Loans as described under "Description of the Certificates--Repurchase Option." However, the Company's representations, warranties and indemnities will survive any termination of the Agreement.

The Trustee

  The Prospectus Supplement for a Series of Certificates will specify the Trustee under the related Agreement. The Trustee may have customary commercial banking relationships with the Company or its affiliates and the Servicer or its affiliates.

  The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

  The Trustee will make no representation as to the validity or sufficiency of the Agreement, the Certificates or any Loan, Loan file or related documents, and will not be accountable for the use or application by the Company of any funds paid to the Company, as seller, in consideration of the conveyance of the Loans, or deposited into or withdrawn from the Certificate Account by the Servicer. If no Event of Termination has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Agreement. Whether or not an Event of Termination has occurred, the Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

  Under the Agreement, the Servicer agrees to pay to the Trustee on each Payment Date (a) reasonable compensation for all services rendered by it thereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and (b) reimbursement for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Agreement (including reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee's negligence or bad faith. The Company has agreed to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Fund and the Trustee's duties thereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties thereunder.

           CERTAIN LEGAL ASPECTS OF THE LOANS; REPURCHASE OBLIGATIONS

  As a result of the Company's conveyance and assignment of a pool of Loans to a Trust Fund, the Certificateholders of such Series, as the beneficial owners of the Trust Fund, will succeed collectively to all of the rights thereunder (including the right to receive payment on the Loans). The following discussion contains summaries of certain legal aspects of home equity loans secured by residential properties which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the real estate securing the Loans may be situated or which may govern any Loan. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

Mortgages and Deeds of Trust

  The Loans will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the prevailing practice in the state in which the underlying property is located, and may have first, second or third priority. In some states, a mortgage creates a lien upon the real property encumbered by the mortgage or deed of trust. In other states, the mortgage conveys legal title to the property to the mortgagee subject to a condition subsequent, i.e., the payment of the indebtedness secured thereby. There are two parties to a mortgage: the mortgagor, who is the borrower, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or retail installment contract evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower, or trustor, the lender as beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure repayment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable state law, the express provisions of the deed of trust or mortgage, and, in some cases with respect to deeds of trust, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except that it has only two parties: a grantor (similar to a mortgagor) and a grantee (similar to a mortgagee). Mortgages, deeds of trust and deeds to secure debt are not prior to liens for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages, deeds of trust and deeds to secure debt and other encumbrances depends on their terms, the knowledge of the parties to such instrument in some cases and generally on the order of recordation of the mortgage, deed of trust or the deed to secure debt in the appropriate recording office.

Subordinate Mortgages; Rights of Senior Mortgagees or Beneficiaries

  A substantial number of the mortgages, security deeds, deeds to secure debt and deeds of trust securing the Loans in any Loan Pool are expected to be second or third mortgages or deeds of trust which are junior to mortgages or deeds of trust held by other lenders or institutional investors. The rights of the related Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the Loan to be sold upon default of the mortgagor or trustor under the senior mortgage or deed of trust, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Servicer on behalf of the Trust Fund asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. As discussed more fully below, a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or in some states may cure such default and bring the senior loan current, in either event usually adding the amounts expended to the balance due on the junior loan. Although the Company generally does not cure defaults under a senior mortgage or deed of trust, it is the Company's standard practice to protect its interest by attending any foreclosure sale and bidding for property only if it is in the Company's best interests to do so.

  The standard form of the mortgage or deed of trust used by most institutional lenders, like that of the Company, confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying first mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first mortgage or deed of trust. Proceeds in excess of the amount of first mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage or deed of trust.

  The form of mortgage or deed of trust used by institutional lenders may contain a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. The priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the mortgage or deed of trust, notwithstanding the fact that there may be junior mortgages or deeds of trust and other liens which intervene between the date of recording of the mortgage or deed of trust and the date of the future advance, and, in some states, notwithstanding that the senior mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance additional amounts or, in some states, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under the clause rests, in some states, on state statutes giving priority to all advances made under the loan agreement to a "credit limit" amount stated in the recorded mortgage.

  Another provision typically found in the form of the mortgage or deed of trust used by most institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by a senior mortgagee or beneficiary generally become part of the indebtedness secured by the senior mortgage or deed of trust.

Subordinate Financing

  Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. The bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Foreclosure

  Foreclosure is a legal procedure that allows the mortgagor to recover its mortgage debt by enforcing its rights and available remedies under the mortgage, deed of trust, deed to secure debt or security deed. Foreclosure of a mortgage is generally accomplished by judicial action. A foreclosure action is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action was such as to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a referee or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

  Foreclosure of a deed of trust or a deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust, security deed or deed to secure debt that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note, deed of trust, security deed or deed to secure debt. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, prior to a sale, the trustee must record a notice of default and send a copy to the borrower trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, prior to such sale, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. Certain states require that a notice of sale be posted in a public place and, in most states, published for a specified period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

  In some states, the borrower trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

  In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer, or by the trustee, is generally a public sale. However, because of the difficulty a potential third party buyer at the sale might have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. In some states, there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss resulting from such sale may be reduced by the receipt of mortgage insurance proceeds, if any.

  A second or third mortgagee (junior mortgagee) may not foreclose on the property securing a second or first mortgage (senior mortgages) unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Loans which are second or third mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

  The proceeds received by the referee or trustee from the sale are applied first to the costs, fees, and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeding.

  Some states impose prohibitions or limitations on remedies available to the mortgagee, including the right to recover the debt from the mortgagor. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

  In certain jurisdictions, real property transfer or recording taxes or fees may be imposed on the related Trust Fund with respect to its acquisition (by foreclosure or otherwise) and disposition of real property securing a Loan, and any such taxes or fees imposed may reduce liquidation proceeds with respect to such property, as well as distributions payable to the Certificateholders.

Second or Third Mortgages

  The Loans may be secured by second or third mortgages or deeds of trust, which are junior to first or second mortgages or deeds of trust held by other lenders. The rights of the Certificateholders as the holders of a junior deed of trust, junior mortgage, or junior security deed are subordinate in lien and in payment to those of the holder of the senior mortgage, deed of trust, or security deed including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor under the senior mortgage or deed of trust, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the senior deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. Such extinguishment will eliminate access to the collateral for the Loan. See "-- Foreclosure" herein.

  Furthermore, the terms of the junior mortgage, deed of trust, deed to secure debt or security deed are subordinate to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed. In the event of a conflict between the terms of the senior mortgage, deed of trust, deed to secure debt or security deed and the junior mortgage, deed of trust, deed to secure debt or security deed, the terms of the senior mortgage, deed of trust, deed to secure debt or security deed will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage, deed of trust, deed to secure debt or security deed. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under a junior mortgage, deed of trust, deed to secure debt or security deed.

Rights of Redemption

  The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to sale following judicial foreclosure, and not to sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

  Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sale.

  Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

  Other statutory provisions may limit any deficiency judgment against the borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

  In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

  In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding, the holder may not be able to obtain a lift of the automatic stay to foreclose if the borrower has equity and the home is necessary to the bankruptcy reorganization. Generally, with respect to the federal bankruptcy law, the filing of a petition acts as a stay against virtually all actions against the debtor, including the enforcement of remedies of collection of a debt and, often, no interest or principal payments are made during bankruptcy proceedings. A bankruptcy court may also grant the debtor a reasonable time to cure a payment default with respect to a mortgage loan on a debtor's residence by paying arrearages and reinstate the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. In the case of a mortgage loan not secured by the debtor's principal residence, courts with federal bankruptcy jurisdiction may also reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule.

  The Code provides priority to certain federal tax liens over the lien of the mortgage or deed of trust. The Bankruptcy Code also provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain state tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, state licensing requirements, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Consumer Protection Laws with respect to Loans

  Numerous Federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, and related statutes. The Home Ownership and Equity Protection Act of 1994 (the "Home Protection Act"), which became effective on October 1, 1995, adds provisions to Regulation Z which impose additional disclosure and other requirements on creditors involved in non-purchase money mortgage loans with high interest rates or high up-front fees and charges. It is possible that some Loans included in a Loan Pool may be subject to such provisions. The Home Protection Act applies to mortgage loans originated on or after the effective date of such regulations. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the contract.

  Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

  In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

  The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods, such as a home improvement contractor. Liability under this rule is limited to amounts paid under a Loan; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust Fund against such Obligor. The Home Protection Act provides that assignees of certain high-interest, non-purchase money mortgage loans (which may include some Loans) are subject to all claims and defenses that the debtor could assert against the original creditor, unless the assignee demonstrates that a reasonable person in the exercise of ordinary due diligence could not have determined that the mortgage loan was subject to the provisions of the Home Protection Act.

Enforceability of Certain Provisions

  The standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Under the Agreement, late charges (to the extent permitted by law and not waived by the Company) will be retained by the Company as additional servicing compensation.

  The standard forms of note, mortgage and deed of trust also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. Courts will generally enforce clauses providing for acceleration in the event of a material payment default. However, courts, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

  Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a junior mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under mortgages or the deeds of trust receive notices in addition to statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protection to the borrower.

"Due-on-Sale" Clauses

  All of the Loan documents will contain due-on-sale clauses unless the Prospectus Supplement indicates otherwise. These clauses permit the Servicer to accelerate the maturity of the loan on notice, which is usually 30 days, if the borrower sells, transfers or conveys the property without the prior consent of the mortgagee. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act"), which, after a three-year grace period, preempts state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans (including the Loans) made after the effective date of the Garn-St. Germain Act are enforceable within certain limitations as set forth in the Garn-St. Germain Act and the regulations promulgated thereunder.

  By virtue of the Garn-St. Germain Act, the Servicer generally may be permitted to accelerate any Loan which contains a "due-on-sale" clause upon transfer of an interest in the mortgaged property. This ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a mortgagor or trustor, or a transfer where the spouse or child(ren) becomes an owner of the mortgaged property in each case where the transferee(s) will occupy the mortgaged property, (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the mortgaged property, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the mortgaged property (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and (vi) other transfers as set forth in the Garn-St. Germain Act and the regulations thereunder. As a result, a lesser number of Loans which contain "due-on-sale" clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans. The extent of the effect of the Garn-St. Germain Act on the average lives and delinquency rates of the Loans, however, cannot be predicted.

  The inability to enforce a due-on-sale clause may result in Loans bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Loans and the number of Loans which may be outstanding until maturity.

Environmental Legislation

  Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party, even absent foreclosure, where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and thereupon become owners of collateral property, courts are inconsistent as to whether such ownership renders the secured creditor exemption unavailable. Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a Trust Fund and reduce the amounts otherwise distributable to the holders of the related Series of Certificates in certain circumstances if such cleanup costs were incurred. Moreover, certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an "environmental lien"). All subsequent liens on such property generally are subordinated to such an environmental lien and, in some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the Trustee in a related parcel of real property that is subject to such an environmental lien could be adversely affected.

  Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the Company has not made and will not make such evaluations prior to the origination of the Loans. Neither the Company nor any replacement Servicer will be required by any Agreement to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The Company does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the Company will not foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to Certificateholders of the related Series.

Soldiers' and Sailors' Civil Relief Act

  Application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation, which would not be recoverable from the related Loans, would result in a reduction of the amounts distributable to the Certificateholders. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected mortgage, deed of trust, deed to secured debt or security deed during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation applies to any Loan which goes into default, there may be delays in payment on the Certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Loans resulting from similar legislation or regulations may result in delays in payments or losses to Certificateholders.

Repurchase Obligations

  The Company will represent and warrant under each Agreement that each Loan complies with all requirements of law. Accordingly, if any Obligor has a claim against the related Trust Fund for violation of any law and such claim materially adversely affects the Trust Fund's interest in a Loan, such violation would constitute a breach of a representation and warranty under the Agreement and would create an obligation to repurchase such Loan unless the breach is cured. See "Description of the Certificates--Conveyance of Loans."

                              ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans"). Section 4975 of the Code imposes similar prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code ("Qualified Retirement Plans") and on Individual Retirement Accounts ("IRAs") described in
Section 408 of the Code (collectively, "Tax-Favored Plans").

  Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such plan that is a Qualified Retirement Plan and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

  In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving "plan assets" of ERISA Plans and Tax-Favored Plans (collectively, "Plans") and persons ("Parties in Interest" under ERISA or "Disqualified Persons" under the Code) who have certain specified relationships to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest (or Disqualified Persons) that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available.

Plan Asset Regulations

  Certain transactions involving the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased Certificates, if assets of the Trust Fund were deemed to be assets of the Plan. An investment of Plan Assets (as defined below) in Certificates may cause the underlying assets included in the Trust to be deemed "plan assets" of such Plan. The U.S. Department of Labor (the "DOL") has promulgated regulations at 29 C.F.R. section 2510.3-101 (the "DOL Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund), for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code, when a Plan acquires an "equity interest" (such as a Certificate) in such entity. Because of the factual nature of certain of the rules set forth in the DOL Regulations, Plan Assets either may be deemed to include an interest in the assets of the Trust Fund or may be deemed merely to include its interest in the Certificates. Therefore, neither Plans nor such entities should acquire or hold Certificates in reliance upon the availability of any exception under the DOL Regulations. For purposes of this Section the term "Plan Assets" or assets of a Plan has the meaning specified in the DOL Regulations and includes an undivided interest in the underlying assets of certain entities in which a Plan invests. The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to the Trust Fund and cause the Company, the Trust Fund, the Trustee, any successor, or certain affiliates thereof, to be considered or become Parties in Interest or Disqualified Persons with respect to an investing Plan (or of a Plan holding an interest in such an entity). If so, the acquisition or holding of Certificates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA and the Code, unless some statutory or administrative exemption is available. Certificates acquired by a Plan would be assets of that Plan. Under the DOL Regulations, the Trust Fund, including the assets held in the Trust Fund, may also be deemed to be assets of each Plan that acquires Certificates. Special caution should be exercised before Plan Assets are used to acquire a Certificate in such circumstances, especially if, with respect to such assets, the Company, the Trust Fund, the Trustee, any successor or an affiliate thereof either (i) has investment discretion with respect to the investment of Plan Assets; or (ii) has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets.

  Any person who has discretionary authority or control respecting the management or disposition of Plan Assets and any person who provides investment advice with respect to such assets for a fee (in the manner described above), is a fiduciary of the investing Plan. If the assets of the Trust Fund were to constitute Plan Assets then any party exercising management or discretionary control regarding those assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, if the assets of the Trust Fund were to constitute Plan Assets, then the acquisition or holding of Certificates by, on behalf of or with Plan Assets, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

  No purchases of Certificates by, on behalf of or with Plan Assets of any Plan will be registered unless the transferee, at its expense, delivers to the Trustee, the Servicer and the Company an opinion of counsel (satisfactory to the Trustee, the Servicer and the Company) that the purchase and holding of a Certificate by, on behalf of, or with Plan Assets of such Plan is permissible under applicable law, will not result in the assets of the Trust Fund being deemed to be Plan Assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Trust Fund, the Company or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring a Certificate will be deemed to represent to the Trustee, the Company and the Servicer that such person is neither a Plan, nor acting on behalf of a Plan, nor purchasing with Plan Assets of any Plan.

Consultation With Counsel

  Any fiduciary or other Plan investor that proposes to acquire or hold Certificates on behalf of or with Plan Assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to the proposed investment and the availability of any prohibited transaction exemption, as well as other issues and their potential consequences.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

  The following is a general discussion of certain federal income tax consequences relating to the purchase, ownership, and disposition of the Certificates. The discussion is based upon laws, regulations, rulings, and decisions now in effect, including Treasury Regulations issued on December 23, 1992, and generally effective for REMICs with startup days on or after November 12, 1991 (the "REMIC Regulations"), all of which are subject to change (which change may be retroactive) or possibly differing interpretations. The discussion does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors to determine the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the Certificates.

  Many aspects of the federal tax treatment of the purchase, ownership, and disposition of the Certificates will depend upon whether an election is made to treat the Trust Fund or a segregated portion thereof evidenced by a particular Series or sub-series of Certificates as a REMIC within the meaning of Section 860D(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The Prospectus Supplement for each series will indicate whether or not an election to be treated as a REMIC has been or will be made with respect thereto. The following discussion deals first with Series with respect to which a REMIC Election is made and then with Series with respect to which a REMIC Election is not made.

REMIC Series

  With respect to each Series of Certificates for which a REMIC Election is made, at the initial issuance of the Certificates in such Series the counsel to the Company identified in the applicable Prospectus Supplement will have advised the Company that in its opinion, assuming ongoing compliance with the applicable Agreement, the Trust Fund will qualify as a REMIC and the Certificates in such a Series ("REMIC Certificates") will be treated either as regular interests in the REMIC within the meaning of Section 860G(a)(1) of the Code ("Regular Certificates") or as residual interests in the REMIC within the meaning of Section 860G(a)(2) of the Code ("Residual Certificates").

  Qualification as a REMIC. Qualification as a REMIC involves ongoing compliance with certain requirements and the following discussion assumes that such requirements will be satisfied by the Trust Fund so long as there are any REMIC Certificates outstanding. Substantially all of the assets of the REMIC must consist of "qualified mortgages" and "permitted investments" as of the close of the third month beginning after the day on which the REMIC issues all of its regular and residual interests (the "Startup Day") and at all times thereafter. The term "qualified mortgage" means any obligation (including a participation or certificate of beneficial ownership in such obligation) which is principally secured by an interest in real property that is transferred to the REMIC on the Startup Day in exchange for regular or residual interests in the REMIC or is purchased by the REMIC within the three-month period beginning on the Startup Day pursuant to a fixed price contract in effect on the Startup Day. The REMIC Regulations provide that a Loan is principally secured by an interest in real property if the fair market value of the real property securing the Loan is at least equal to either (i) 80% of the issue price (generally, the principal balance) of the Loan at the time it was originated or
(ii) 80% of the adjusted issue price (the then-outstanding principal balance, with certain adjustments) of the Loan at the time it is contributed to a REMIC. The fair market value of the underlying real property is to be determined after taking into account other liens encumbering that real property. Alternatively, a Loan is principally secured by an interest in real property if substantially all of the proceeds of the Loan were used to acquire or to improve or protect an interest in real property that, at the origination date, is the only security for the Loan

(other than the personal liability of the obligor). A qualified mortgage also includes a qualified replacement mortgage that is used to replace any qualified mortgage within three months of the Startup Day or to replace a defective mortgage within two years of the Startup Day.

  "Permitted investments" consist of (a) temporary investments of cash received under qualified mortgages before distribution to holders of interests in the REMIC ("cash-flow investments"), (b) amounts, such as a Reserve Fund, if any, reasonably required to provide for full payment of expenses of the REMIC, the principal and interest due on regular or residual interests in the event of defaults on qualified mortgages, lower than expected returns on cash-flow investments, prepayment interest shortfalls or certain other contingencies ("qualified reserve assets"), and (c) certain property acquired as a result of foreclosure of defaulted qualified mortgages ("foreclosure property"). A reserve fund will not be qualified if more than 30% of the gross income from the assets in the reserve fund is derived from the sale or other disposition of property held for three months or less, unless such sale is necessary to prevent a default in payment of principal or interest on Regular Certificates. In accordance with Section 860G(a)(7) of the Code, a reserve fund must be "promptly and appropriately" reduced as payments on contracts are received. Foreclosure property will be a permitted investment only to the extent that such property is not held for more than two years.

  The Code requires that in order to qualify as a REMIC an entity must make reasonable arrangements designed to ensure that certain specified entities, generally including governmental entities or other entities that are exempt from United States tax, including the tax on unrelated business income ("Disqualified Organizations"), not hold residual interests in the REMIC. Consequently, it is expected that in the case of any Trust Fund for which a REMIC Election is made the transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization will be prohibited and the ability of a Residual Certificate to be transferred will be conditioned on the Trustee's receipt of a certificate or other document representing that the proposed transferee is not a Disqualified Organization. The transferor of a Residual Certificate must not, as of the time of the transfer, have actual knowledge that such representation is false. The Code further requires that reasonable arrangements must be made to enable a REMIC to provide the Internal Revenue Service (the "Service") and certain other parties, including transferors of residual interests in a REMIC, with the information needed to compute the tax imposed by Section 860E(e)(1) of the Code if, in spite of the steps taken to prevent Disqualified Organizations from holding residual interests, such an organization does, in fact, acquire a residual interest. See "REMIC Series--Restrictions on Transfer of Residual Certificates" below.

  If the Trust Fund fails to comply with one or more of the ongoing requirements for qualification as a REMIC, the Trust Fund will not be treated as a REMIC for the year during which such failure occurs and thereafter unless the Service determines, in its discretion, that such failure was inadvertent (in which case, the Service may require any adjustments which it deems appropriate). If the ownership interests in the assets of the Trust Fund consist of multiple classes, failure to treat the Trust Fund as a REMIC may cause the Trust Fund to be treated as an association taxable as a corporation. Such treatment could result in income of the Trust Fund being subject to corporate tax in the hands of the Trust Fund and in a reduced amount being available for distribution to Certificateholders as a result of the payment of such taxes.

  Two-Tier REMIC Structures. For certain series of Certificates, two separate elections may be made to treat segregated portions of the assets of a single Trust Fund as REMICs for federal income tax purposes (respectively, the "Subsidiary REMIC" and the "Master REMIC"). Upon the issuance of any such series of Certificates, Counsel will have advised the Company, as described above, that at the initial issuance of the Certificates, the Subsidiary REMIC and the Master REMIC will each qualify as a REMIC for federal income tax purposes, and that the Certificates in such a series will be treated either as Regular Certificates or Residual Certificates of the appropriate REMIC. Only REMIC Certificates issued by the Master REMIC will be offered hereunder. Solely for the purpose of determining whether such Regular Certificates will constitute qualifying real estate or real property assets for certain categories of financial institutions or real estate investment trusts as described below, both REMICs in a two-tier REMIC structure will be treated as one. See the discussion below under "REMIC Series--Taxation of Regular Interests."

  Taxation of Regular Interests. Regular Certificates will be treated as new debt instruments issued by the REMIC on the Startup Day. If a Regular Certificate represents an interest in a REMIC that consists of a specified portion of the interest payments on the REMIC's qualified mortgages, the stated principal amount with respect to that Regular Certificate may be zero. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of interest or a qualified variable rate on some or all of the qualified mortgages. Stated interest on a Regular Certificate will be taxable as ordinary income. Holders of Regular Certificates that would otherwise report income under a cash method of accounting will be required to report income with respect to such Regular Certificates under the accrual method. Under Temporary Treasury Regulations, if a Trust Fund, with respect to which a REMIC Election is made, is considered to be a "single-class REMIC," a portion of the REMIC's servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by the Company, will be allocated as a separate item of gross income and as a separate item of expense to those Regular Certificateholders that are "pass-through interest holders." Generally, a single-class REMIC is defined as a REMIC that would be treated as a fixed investment trust under applicable law but for its qualification as a REMIC, or a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the Temporary Treasury Regulations. Generally, a pass-through interest holder refers to individuals, trusts and estates, certain other pass-through entities beneficially owned by one or more individuals, trusts or estates, and regulated investment companies. Such an individual, estate, trust or pass-through entity that holds a Regular Certificate in such a REMIC will be allowed to deduct the foregoing separate item of expense under Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, it exceeds 2% of the adjusted gross income of the holder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($126,600 for 1999, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Furthermore, in determining the alternative minimum taxable income of such an individual, trust, estate or pass-through entity that is a holder of a Regular Certificate in such a REMIC, no deduction will be allowed for such holder's allocable portion of the foregoing expenses, even though an amount equal to the total of such expenses will be included in such holder's gross income for alternative minimum tax purposes. Unless otherwise stated in the related Prospectus Supplement, the foregoing expenses will not be allocated to holders of a Regular Certificate in a REMIC. If the foregoing limitations apply, certain holders of Regular Certificates in "single-class REMICs" may not be entitled to deduct all or any part of the foregoing expenses. Accordingly, Regular Certificates in such a "single class-REMIC" may not be appropriate investments for individuals, trusts, estates or pass-through entities beneficially owned by one or more individuals, trusts or estates. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in any such Regular Certificates.

  Tax Status of REMIC Certificates. In general, (i) Regular Certificates held by a thrift institution taxed as a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code will constitute "a regular ... interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code; and (ii) Regular Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and interest thereon will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. If less than 95% of the average adjusted basis of the assets comprising the REMIC are assets qualifying under any of the foregoing Sections of the Code (including assets described in Section 7701(a)(19)(C) of the Code), then the Regular Certificates will be qualifying assets only to the extent that the assets comprising the REMIC are qualifying assets. Furthermore, interest paid with respect to Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code to the same extent that the Certificates themselves are treated as real estate assets. Regular Certificates held by a regulated investment company or a real estate investment trust will not constitute "Government securities" within the meaning of Sections 851(b)(4)(A)(i) and 856(c)(5)(A) of the Code, respectively. In addition, the REMIC Regulations provide that payments on Loans held and reinvested pending distribution to Certificateholders will be considered to be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. Entities affected by the foregoing provisions of the Code that are considering the purchase of Certificates should consult their own tax advisors regarding these provisions.

  Original Issue Discount. Regular Certificates may be issued with "original issue discount." Rules governing original issue discount are set forth in Sections 1271-1273 and 1275 of the Code and the Treasury Regulations issued thereunder in January 1994 (the "OID Regulations"). The discussion herein is based in part on the OID Regulations, which generally apply to debt instruments issued on or after April 4, 1994, but which generally may be relied upon for debt instruments issued after December 21, 1992. Moreover, although the rules relating to original issue discount contained in the Code were modified by the Tax Reform Act of 1986 specifically to address the tax treatment of securities, such as the Regular Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets, regulations under that legislation have not yet been issued. Nonetheless, the Code requires that a prepayment assumption be used with respect to the underlying assets of a REMIC in computing the accrual of original issue discount on Regular Certificates, and that regular adjustments be made in the amount and the rate of accrual to reflect differences between the actual prepayment rate and the prepayment assumption. Although regulations have not been issued concerning the use of a prepayment assumption, the legislative history associated with the Tax Reform Act of 1986 indicates that such regulations are to provide that the prepayment assumption used with respect to a Regular Certificate must be the same as that used in pricing the initial offering of such Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, no representation is made hereby nor can there be any assurance that the underlying assets of a REMIC will in fact prepay at a rate conforming to the prepayment assumption or at any other rate. Certificateholders also should be aware that the OID Regulations do not address certain issues relevant to, or are not applicable to, prepayable securities such as the Regular Certificates.

  In general, in the hands of the original holder of a Regular Certificate, original issue discount, if any, is the difference between the "stated redemption price at maturity" of the Regular Certificate and its "issue price." The original issue discount with respect to a Regular Certificate will be considered to be zero if it is less than .25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years from the date of issue of such Regular Certificate to its maturity date. The OID Regulations, however, provide a special de minimis rule to apply to obligations such as the Regular Certificates that have more than one principal payment or that have interest payments that are not qualified stated interest as defined in the OID Regulations, payable before maturity ("installment obligations"). Under the special rule, original issue discount on an installment obligation is generally considered to be zero if it is less than
 .25% of the principal amount of the obligation multiplied by the weighted average maturity of the obligation as defined in the OID Regulations. Because of the possibility of prepayments, it is not clear whether or how the de minimis rules will apply to the Regular Certificates. As described above, it appears that the Prepayment Assumption will be required to be used in determining the weighted average maturity of the Regular Certificates. In the absence of authority to the contrary, the Company expects to apply the de minimis rule applicable to installment obligations by using the Prepayment Assumption.

  Generally, the original holder of a Regular Certificate that includes a de minimis amount of original issue discount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or initial interest rate holiday) includes that original issue discount in income as principal payments are made. The amount includable in income with respect to each principal payment equals a pro rata portion of the entire amount of de minimis original issue discount with respect to that Regular Certificate. Any de minimis amount of original issue discount includable in income by a holder of a Regular Certificate is generally treated as a capital gain if the Regular Certificate is a capital asset in the hands of the holder thereof. Pursuant to the OID Regulations, a holder of a Regular Certificate that uses the accrual method of tax accounting or that acquired such Regular Certificate on or after April 4, 1994, may, however, elect to include in gross income all interest that accrues on a Regular Certificate, including any de minimis original issue discount and market discount, by using the constant yield method described below with respect to original issue discount.

  The stated redemption price at maturity of a Regular Certificate generally will be equal to the sum of all payments, whether denominated as principal or interest, to be made with respect thereto other than "qualified stated interest." Pursuant to the OID Regulations, qualified stated interest is stated interest that is unconditionally payable at least annually at a single fixed rate of interest (or, under certain circumstances, a variable rate tied to an objective index) during the entire term of the Regular Certificate (including short periods). Under the OID Regulations, interest is considered unconditionally payable only if late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. It is possible that interest payable on Regular Certificates may not be considered to be unconditionally payable under the OID Regulations because Regular Certificateholders may not have default remedies ordinarily available to holders of debt instruments or because no penalties are imposed as a result of any failure to make interest payments on the Regular Certificates. Until further guidance is issued, however, the REMIC will treat the interest on Regular Certificates as unconditionally payable under the OID Regulations. In addition, under the OID Regulations, certain variable interest rates payable on Regular Certificates, including rates based upon the weighted average interest rate of a Loan Pool, may not be treated as qualified stated interest. In such case, the OID Regulations would treat interest under such rates as contingent interest which generally must be included in income by the Regular Certificateholder when the interest becomes fixed, as opposed to when it accrues. Until further guidance is issued concerning the treatment of such interest payable on Regular Certificates, the REMIC will treat such interest as being payable at a variable rate tied to a single objective index of market rates. Prospective investors should consult their tax advisors regarding the treatment of such interest under the OID Regulations. In the absence of authority to the contrary and if otherwise appropriate, the Company expects to determine the stated redemption price at maturity of a Regular Certificate by assuming that the anticipated rate of prepayment for all Loans will occur in such a manner that the initial Pass-Through Rate for a Certificate will not change. Accordingly, interest at the initial Pass-Through Rate will constitute qualified stated interest payments for purposes of applying the original issue discount provisions of the Code. In general, the issue price of a Regular Certificate is the first price at which a substantial amount of the Regular Certificates of such class are sold for money to the public (excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). If a portion of the initial offering price of a Regular Certificate is allocable to interest that has accrued prior to its date of issue, the issue price of such a Regular Certificate generally includes that pre-issuance accrued interest.

  If the Regular Certificates are determined to be issued with original issue discount, a holder of a Regular Certificate must generally include the original issue discount in ordinary gross income for federal income tax purposes as it accrues in advance of the receipt of any cash attributable to such income. The amount of original issue discount, if any, required to be included in a Regular Certificateholder's ordinary gross income for federal income tax purposes in any taxable year will be computed in accordance with Section 1272(a) of the Code and the OID Regulations. Under such Section and the OID Regulations, original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest. The amount of original issue discount to be included in income by a holder of a debt instrument, such as a Regular Certificate, under which principal payments may be subject to acceleration because of prepayments of other debt obligations securing such instruments, is computed by taking into account the Prepayment Assumption.

  The amount of original issue discount includable in income by a holder of a Regular Certificate is the sum of the "daily portions" of the original issue discount for each day during the taxable year on which the holder held the Regular Certificate. The daily portions of original issue discount are determined by allocating to each day in any accrual period a pro rata portion of the excess, if any, of the sum of (i) the present value of all remaining payments to be made on the Regular Certificate as of the close of the accrual period and (ii) the payments during the accrual period of amounts included in the stated redemption price of the Regular Certificate over the adjusted issue price of the Regular Certificate at the beginning of the accrual period. Generally, the accrual period for the Regular Certificates corresponds to the intervals at which amounts are paid or compounded with respect to such Regular Certificate, beginning with their date of issuance and ending with the maturity date. The "adjusted issue price" of a Regular Certificate at the beginning of any accrual period is the sum of the issue price and accrued original issue discount for each prior accrual period reduced by the amount of payments other than payments of qualified stated interest made during each prior accrual period. The Code requires the present value of the remaining payments to be determined on the bases of (a) the original yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period), (b) events, including actual prepayments, which have occurred before the close of the accrual period, and (c) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of original issue discount that a Regular Certificateholder must include in income to take into account prepayments with respect to the Loans held by the Trust Fund that occur at a rate that exceeds the Prepayment Assumption and to decrease (but not below zero for any period) the portions of original issue discount that a Regular Certificateholder must include in income to take into account prepayments with respect to the Loans that occur at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Regular Certificateholders based on the Prepayment Assumption, no representation is made to Regular Certificateholders that the Loans will be prepaid at that rate or at any other rate.

  A subsequent purchaser of a Regular Certificate will also be required to include in such purchaser's ordinary gross income for federal income tax purposes the original issue discount, if any, accruing with respect to such Regular Certificate, unless the price paid equals or exceeds the Regular Certificate's remaining stated redemption price. If the price paid exceeds the Regular Certificate's adjusted issue price, but does not equal or exceed the remaining stated redemption price of the Regular Certificate, the amount of original issue discount to be accrued will be reduced in accordance with a formula set forth in Section 1272(a)(7)(B) of the Code. Under this provision, the daily portions of original issue discount which must be included in gross income will be reduced by an amount equal to such daily portion multiplied by the fraction obtained by dividing (i) the excess of the purchase price therefor over the Regular Certificate's adjusted issue price by (ii) the aggregate original issue discount remaining to be accrued with respect to such Regular Certificate.

  The Company believes that the holder of a Regular Certificate determined to be issued with more than de minimis original issue discount will be required to include the original issue discount in ordinary gross income for federal income tax purposes computed in the manner described above. However, the OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount for obligations such as the Regular Certificates.

  Adjustable Rate Regular Certificates. Regular Certificates may bear interest at an adjustable rate. Under the OID Regulations, if an adjustable rate Regular Certificate provides for qualified stated interest payments computed on the basis of certain qualified floating rates or objective rates, then any original issue discount on such a Regular Certificate may be computed and accrued under the same methodology that applies to Regular Certificates paying qualified stated interest at a fixed rate. See the discussion above under "REMIC Series-- Original Issue Discount." If adjustable rate Regular Certificates are issued, the related Prospectus Supplement will describe the manner in which the original issue discount rules may be applied with respect thereto and the method to be used in preparing information returns to the holders of such adjustable rate Regular Certificates and to the Service.

  For purposes of applying the original issue discount provisions of the Code, all or a portion of the interest payable with respect to adjustable rate Regular Certificate may not be treated as qualified stated interest in certain circumstances, including the following: (i) if the adjustable rate of interest is subject to one or more minimum or maximum rate floors or ceilings which are not fixed throughout the term of the Regular Certificate and which are reasonably expected as of the issue date to cause the rate in certain accrual periods to be significantly higher or lower than the overall expected return on the Regular Certificate determined without such floor or ceiling; (ii) if it is reasonably expected that the average value of the adjustable rate during the first half of the term of the Regular Certificate will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the Regular Certificate; or (iii) if interest is not payable in all circumstances. In these situations, as well as others, it is unclear under the OID Regulations whether such interest payments constitute qualified stated interest payments, or must be treated as part of a Regular Certificate's stated redemption price at maturity resulting in original issue discount.

  Market Discount. Regular Certificates, whether or not issued with original issue discount, will be subject to the market discount rules of the Code. A purchaser of a Regular Certificate who purchases the Regular Certificate at a market discount (i.e., a discount from its adjusted issue price as described above) will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Certificate or upon the sale or exchange of the Regular Certificate. In general, the holder of a Regular Certificate may elect to treat market discount as accruing either (i) under a constant yield method that is similar to the method for the accrual of original issue discount or (ii) under a ratable accrual method (pursuant to which the market discount is treated as accruing in equal daily installments during the period the Regular Certificate is held by the purchaser), in each case computed taking into account the Prepayment Assumption. Because the regulations referred to above have not been issued, it is not possible to predict what effect, if any, such regulations, when issued, might have on the tax treatment of a Regular Certificate purchased at a discount in the secondary market.

  The Code provides that the market discount in respect of a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years remaining to its maturity after the holder acquired the obligation. If market discount is treated as de minimis under this rule, the actual discount would be allocated among a portion of each scheduled distribution representing the stated redemption price of such Regular Certificate and that portion of the discount allocable to such distribution would be reported as income when such distribution occurs or is due.

  The Code further provides that any principal payment with respect to a Regular Certificate acquired with market discount or any gain on disposition of such a Regular Certificate shall be treated as ordinary income to the extent it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the amount of ordinary income to be recognized with respect to subsequent payments on such a Regular Certificate is to be reduced by the amount previously treated as ordinary income.

  In general, limitations imposed by the Code that are intended to match deductions with the taxation of income will require a holder of a Regular Certificate having market discount to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry such Regular Certificate. Alternatively, a holder of a Regular Certificate may elect to include market discount in gross income as it accrues and, if he makes such an election, is exempt from this rule. The adjusted basis of a Regular Certificate subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

  Amortizable Premium. A holder of a Regular Certificate who holds the Regular Certificate as a capital asset and who purchased the Regular Certificate at a cost greater than its stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium. In general, the Regular Certificateholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method. A Regular Certificateholder's tax basis in the Regular Certificate will be reduced by the amount of the amortizable bond premium deducted. It appears that the Prepayment Assumption should be taken into account in determining the term of a Regular Certificate for this purpose. Amortizable bond premium with respect to a Regular Certificate will be treated as an offset to interest income on such Regular Certificate, and a Certificateholder's deduction for amortizable bond premium will be limited in each year to the amount of interest income derived with respect to such Regular Certificate for such year. Any election to deduct amortizable bond premium will apply to all debt instruments (other than instruments the interest on which is excludable from gross income) held by the Certificateholder at the beginning of the first taxable year to which the election applies or thereafter acquired, and may be revoked only with the consent of the Service. Bond premium on a Regular Certificate held by a Certificateholder who does not elect to deduct the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Regular Certificate. Certificateholders who pay a premium for a Regular Certificate should consult their tax advisors concerning such an election and rules for determining the method for amortizing bond premium.

     Realized Losses. Holders of a Regular Certificate acquired in connection with a trade or business should be allowed to deduct as ordinary losses any losses sustained during a taxable year in which the Regular Certificates become wholly or partially worthless as a result of one or more realized losses on the underlying assets of the REMIC. However, it appears that a noncorporate holder of a Regular Certificate that does not acquire such certificate in connection with a trade or business may not be entitled to deduct such a loss until such holder's certificate becomes wholly worthless, which may not occur until its outstanding principal balance has been reduced to zero. Any such loss may be characterized as a short-term capital loss.

  At present, the law is unclear with respect to the timing and character of any loss which may be realized by a holder of a Regular Certificate. Such a holder may be required to accrue interest and original issue discount with respect to such Regular Certificate without giving effect to any defaults or deficiencies on the underlying assets of the REMIC until such holder can establish that such losses will not be recoverable under any circumstances. As a result, the holder of a Regular Certificate may be required to report taxable income in excess of the amount of economic income actually accruing to the benefit of such holder in a particular period. It is expected, however, that the holder of such a Regular Certificate would eventually recognize a loss or reduction in income attributable to such income when such loss is, in fact, realized for federal income tax purposes.

  Gain or Loss on Disposition. If a Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized from the sale and the seller's adjusted basis in such Regular Certificate. The adjusted basis generally will equal the cost of such Regular Certificate to the seller, increased by any original issue discount included in the seller's ordinary gross income with respect to such Regular Certificate and reduced (but not below zero) by any payments on the Regular Certificate previously received or accrued by the seller (other than qualified stated interest payments) and any amortizable premium. Except as discussed below or with respect to market discount, any gain or loss recognized upon a sale, exchange, retirement, or other taxable disposition of a Regular Certificate will be capital gain if the Regular Certificate is held as a capital asset.

  Gain from the disposition of a Regular Certificate that might otherwise be capital gain, including any gain attributable to de minimis original issue discount or market discount, will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includable in the holder's income if the yield on such Regular Certificate had equaled 110% of the applicable federal rate determined as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Certificate.

  Taxation of Residual Interests. Generally, the "daily portions" of the taxable income or net loss of a REMIC will be includable as ordinary income or loss in determining the taxable income of holders of Residual Certificates ("Residual Holders"), and will not be taxed separately to the REMIC. The daily portions are determined by allocating the REMIC's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC on such day.

  REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting except that (i) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means a REMIC's gross income, including interest, original issue discount income, and market discount income, if any, on the Loans, plus any cancellation of indebtedness income due to realized losses with respect to Regular Certificates and income on reinvestment of cash flows and reserve assets, minus deductions, including interest and original issue discount expense on the Regular Certificates, bad debt losses with respect to the underlying assets of a REMIC, servicing fees on the Loans, other administrative expenses of a REMIC, and amortization of premium, if any, with respect to the Loans.

  The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of interest, original issue discount or market discount income, or amortization of premium with respect to the Loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates, on the other hand. In the event that an interest in the Loans is acquired by a REMIC at a discount, and one or more of such Loans is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding cash distribution because (i) the prepayment may be used in whole or in part to make distributions on Regular Certificates, and
(ii) the discount on the Loans which is includable in a REMIC's income may exceed its deduction with respect to the distributions on those Regular Certificates. When there is more than one class of Regular Certificates that receive payments sequentially (i.e., a fast-pay, slow-pay structure), this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates, when distributions are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of Regular Certificates, may increase over time as distributions are made on the lower yielding classes of Regular Certificates, whereas interest income with respect to any given Loan will remain constant over time as a percentage of the outstanding principal amount of that loan (assuming it bears interest at a fixed rate). Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching, or such holders must have unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "REMIC Series--Limitations on Offset or Exemption of REMIC Income." The mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Holder's after-tax rate of return.

  The amount of any net loss of a REMIC that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC reportable by the Residual Holder and decreased (but not below zero) by the amount of loss of the REMIC reportable by the Residual Holder. A cash distribution from the REMIC also will reduce such adjusted basis (but not below zero). Any loss that is disallowed on account of this limitation may be carried over indefinitely by the Residual Holder for whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC.

  If a Residual Certificate has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC's basis in its assets. The REMIC Regulations imply that residual interests cannot have a negative basis or a negative issue price. However, the preamble to the REMIC Regulations indicates that, while existing tax rules do not accommodate such concepts, the Service is considering the tax treatment of these types of residual interests, including the proper tax treatment of a payment made by the transferor of such a residual interest to induce the transferee to acquire that interest. Absent regulations or administrative guidance to the contrary, the Company does not intend to treat a class of Residual Certificates as having a value of less than zero for purposes of determining the basis of the related REMIC in its assets.

  Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Certificate is in excess of the corresponding portion of the REMIC's basis in the Loans, the Residual Holder will not recover such excess basis until termination of the REMIC unless Treasury Regulations yet to be issued provide for periodic adjustments to the REMIC income otherwise reportable by such holder.

  Treatment of Certain Items of REMIC Income and Expense. Generally, a REMIC's deductions for original issue discount will be determined in the same manner, and subject to the same uncertainties, as original issue discount income on Regular Certificates as described above under "REMIC Series--Original Issue Discount" and "--Adjustable Rate Regular Certificates," without regard to the de minimis rule described therein.

  The REMIC will have market discount income in respect of the Loans if, in general, the basis of the REMIC in such Loans is exceeded by their unpaid principal balances. The REMIC's basis in such Loans is generally the fair market value of the Loans immediately after the transfer thereof to the REMIC (which will equal the aggregate issue prices of the REMIC Certificates which are sold to investors and the estimated fair market value of any classes of Certificates which are retained). In respect of the Loans that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income. Market discount income generally should accrue in the manner described above under "REMIC Series--Market Discount."

  Generally, if the basis of a REMIC in the Loans exceeds the unpaid principal balances thereof, the REMIC will be considered to have acquired such Loans at a premium equal to the amount of such excess. As stated above, the REMIC's basis in the Loans is the fair market value of the Loans immediately after the transfer thereof to the REMIC. Generally, a REMIC that holds a Loan as a capital asset will elect to amortize premium on the Loans under a constant interest method. See the discussion under "REMIC Series--Amortizable Premium."

  Limitations on Offset or Exemption of REMIC Income. A portion (or all) of the REMIC taxable income includable in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Section 1274(d) of the Code, multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period.

  The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions will be subject to federal income tax in all events and may not be offset by other deductions on such Residual Holder's tax return, including net operating loss carry forwards. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by
Section 511 of the Code, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Section 511. In addition, if the Residual Holder is not a U.S. person, such Residual Holder's excess inclusions generally would be ineligible for exemption from or reduction in the rate of United States withholding tax. Finally, if a real estate investment trust or regulated investment company owns a Residual Certificate, a portion (allocated under Treasury Regulations yet to be issued) of dividends paid by such real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders and would constitute unrelated business taxable income for tax-exempt shareholders.

  Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

  Restrictions on Transfer of Residual Certificates. As described above under "REMIC Series--Qualification as a REMIC," an interest in a Residual Certificate may not be transferred to a Disqualified Organization. If any legal or beneficial interest in a Residual Certificate is, nonetheless, transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer, and
(ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under
Section 1274(d) of the Code as of the date of the transfer for a term ending on the close of the last quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit, under penalties of perjury, that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amount of tax as the Treasury Department may require (presumably, a corporate tax on the excess inclusion for the period the residual interest is actually held by the Disqualified Organization).

  In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal income tax rate imposed on corporations. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

  For these purposes, a "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury Regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

  Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder is disregarded for all federal income tax purposes if a significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of a non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Agreement with respect to each series of REMIC Certificates will require the transferee of a Residual Certificate to certify to the statements in clause (ii) of the preceding sentence as part of the affidavit described above under "Restrictions on Transfer of Residual Certificates."

     Mark-to-Market Rules. On December 24, 1996, the Service released final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a Residual Certificate acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to Residual Certificates.

  Sale or Exchange of a Residual Certificate. Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis as described above of such Residual Holder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC, a Residual Holder will have taxable income to the extent that any cash distribution to him from the REMIC exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC may be treated as a sale or exchange of a Residual Holder's Residual Certificate, in which case, if the Residual Holder has an adjusted basis in his Residual Certificate remaining when his interest in the REMIC terminates, and if he holds such Residual Certificate as a capital asset, then he will recognize a capital loss at that time in the amount of such remaining adjusted basis.

  Except as provided in Treasury Regulations, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" that is economically comparable to a Residual Certificate.

  Certain Other Taxes on the REMIC. The REMIC provisions of the Code impose a 100% tax on any net income derived by a REMIC from certain prohibited transactions. Such transactions are: (i) any disposition of a qualified mortgage, other than pursuant to the substitution of a qualified replacement mortgage for a qualified mortgage (or the repurchase in lieu of substitution of a defective obligation), a disposition incident to the foreclosure, default, or imminent default of a mortgage, the bankruptcy or insolvency of the REMIC, or a qualified liquidation of the REMIC; (ii) the receipt of income from assets other than qualified mortgages and permitted investments; (iii) the receipt of compensation for services; and (iv) the receipt of gain from the dispositions of cash flow investments. The REMIC Regulations provide that the modification of the terms of a Loan occasioned by default or a reasonably foreseeable default of the Loan, the assumption of the Loan, the waiver of a due-on-sale clause or the conversion of an interest rate by an Obligor pursuant to the terms of a convertible adjustable-rate Loan will not be treated as a disposition of the Loan. In the event that a REMIC holds Convertible ARM Loans which are convertible at the option of the Obligor into fixed-rate, fully amortizing, level payment Loans, a sale of such Loans by the REMIC pursuant to a purchase agreement or other contract with the Company or other party, if and when the Obligor elects to so convert the terms of the Loan, will not result in a prohibited transaction for the REMIC. The Code also imposes a 100% tax on contributions to a REMIC made after the Startup Day, unless such contributions are payments made to facilitate a cleanup call or a qualified liquidation of the REMIC, payments in the nature of a guaranty, contributions during the three-month period beginning on the Startup Day or contributions to a qualified reserve fund of the REMIC by a holder of a residual interest in the REMIC. The Code also imposes a tax on a REMIC at the highest corporate rate on certain net income from foreclosure property that the REMIC derives from the management, sale, or disposition of any real property, or any personal property incident thereto, acquired by the REMIC in connection with the default or imminent default of a loan. Generally, it is not anticipated that a REMIC will incur a significant amount of such taxes or any material amount of state or local income or franchise taxes. However, if any such taxes are imposed on a REMIC they will be paid by the Company or the Trustee, if due to the breach of the Company's or the Trustee's obligations, as the case may be, under the related Pooling and Servicing Agreement or in other cases, such taxes shall be borne by the related Trust Fund resulting in a reduction in amounts otherwise payable to holders of the related Regular or Residual Certificates.

  Liquidation of the REMIC. A REMIC may liquidate without the imposition of entity-level tax only in a "qualified liquidation." A liquidation is considered qualified if a REMIC adopts a plan of complete liquidation (which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur) and sells all of its assets (other than cash) within the ninety-day period beginning on the date of the adoption of the plan of liquidation, provided that it distributes to holders of Regular or Residual Certificates, on or before the last day of the ninety-day liquidation period, all the proceeds of the liquidation (including all cash), less amounts retained to meet claims.

  Taxation of Certain Foreign Investors. For purposes of this discussion, a "Foreign Holder" is a Certificateholder who holds a Regular Certificate and who is not (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity organized in or under the laws of the United States or a political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more United States trustees have authority to control all substantial decisions of the trust. Unless the interest on a Regular Certificate is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States, the Foreign Holder is not subject to federal income or withholding tax on interest (or original issue discount, if any) on a Regular Certificate (subject to possible backup withholding of tax, discussed below). To qualify for this tax exemption, the Foreign Holder will be required to provide periodically a statement signed under penalties of perjury certifying that the Foreign Holder meets the requirements for treatment as a Foreign Holder and providing the Foreign Holder's name and address. The statement, which may be made on a Form W-8 or substantially similar substitute form, generally must be provided in the year a payment occurs or in either of the two preceding years. The statement must be provided, either directly or through clearing organization or financial institution intermediaries, to the person that otherwise would withhold tax. This exemption may not apply to a Foreign Holder that owns both Regular Certificates and Residual Certificates. If the interest on a Regular Certificate is effectively connected with the conduct by a Foreign Holder of a trade or business within the United States, then the Foreign Holder will be subject to tax at regular graduated rates. In addition, the foregoing rules will not apply to exempt a U.S. shareholder of a controlled foreign corporation from taxation on such U.S. shareholder's allocable portion of the interest income received by such controlled foreign corporation. Foreign Holders should consult their own tax advisors regarding the specific tax consequences of their owning a Regular Certificate.

  Any gain recognized by a Foreign Holder upon a sale, retirement or other taxable disposition of a Regular Certificate generally will not be subject to United States federal income tax unless either (i) the Foreign Holder is a nonresident alien individual who holds the Regular Certificate as a capital asset and who is present in the United States for 183 days or more in the taxable year of the disposition and either the gain is attributable to an office or other fixed place of business maintained in the U.S. by the individual or the individual has a "tax home" in the United States, or (ii) the gain is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States.

  It appears that a Regular Certificate will not be included in the estate of a Foreign Holder and will not be subject to United States estate taxes. However, Foreign Holders should consult their own tax advisors regarding estate tax consequences.

  Unless otherwise stated in the related Prospectus Supplement, transfers of Residual Certificates to Foreign Holders will be prohibited by the related Agreement.

  Backup Withholding. Under certain circumstances, a REMIC Certificateholder may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a REMIC Certificateholder who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the Trustee. Backup withholding may apply, under certain circumstances, to a REMIC Certificateholder who is a foreign person if the REMIC Certificateholder fails to provide the Trustee or the REMIC Certificateholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the REMIC Certificate. Backup withholding, however, does not apply to payments on a Certificate made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. REMIC Certificateholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Certificate.

  Reporting Requirements and Tax Administration. The Company will report annually to the Service, holders of record of the Regular Certificates that are not excepted from the reporting requirements and, to the extent required by the Code, other interested parties, information with respect to the interest paid or accrued on the Regular Certificates, original issue discount, if any, accruing on the Regular Certificates and information necessary to compute the accrual of any market discount or the amortization of any premium on the Regular Certificates.

  The Treasury Department has issued temporary regulations concerning certain aspects of REMIC tax administration. Under those regulations, a Residual Certificateholder must be designated as the REMIC's "tax matters person." The tax matters person, generally, has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs. Unless otherwise indicated in the related Prospectus Supplement, the Company will be designated as tax matters person for each REMIC, and in conjunction with the Trustee will act as the agent of the Residual Certificateholders in the preparation and filing of the REMIC's federal and state income tax and other information returns.

Non-REMIC Series

  Tax Status of the Trust Fund. In the case of a Trust Fund evidenced by a series of Certificates, or a segregated portion thereof, with respect to which a REMIC Election is not made ("Non-REMIC Certificates"), Counsel will, unless otherwise specified in the related Prospectus Supplement, have advised the Company that, in their opinion, each Loan Pool and the arrangement to be administered by the Company under which the Trustee will hold and the Company will be obligated to service the Loans and pursuant to which Non-REMIC Certificates will be issued to Non-REMIC Certificateholders will not be classified as an association taxable as a corporation or a "taxable mortgage pool", within the meaning of Code Section 7701(i), but rather will be classified as a grantor trust under Subpart E, Part I of Subchapter J of the Code. In such event, each Non-REMIC Certificateholder will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust attributable to the Loan Pool in which its Certificate evidences an ownership interest and will be considered the equitable owner of a pro rata undivided interest in each of the Loans included therein. The following discussion assumes the Trust Fund will be so classified as a grantor trust.

  Tax Status of Non-REMIC Certificates. In general, (i) Certificates held by a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code may be considered to represent "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and (ii) Certificates held by a real estate investment trust may constitute "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and interest thereon may be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. See the discussions of such Code provisions above under "REMIC Series Tax Status of REMIC Certificates." Investors should review the related Prospectus Supplement for a discussion of the treatment of Non-REMIC Certificates and Loans under these Code sections and should, in addition, consult with their own tax advisors with respect to these matters.

  Tax Treatment of Non-REMIC Certificates. Subject to the discussion below of the "stripped bond" rules of the Code, Non-REMIC Certificateholders will be required to report on their federal income tax returns, and in a manner consistent with their respective methods of accounting, their pro rata share of the entire income arising from the Loans comprising such Loan Pool, including interest, market or original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the Company, and any gain upon disposition of such Loans. (For purposes of this discussion, the term "disposition," when used with respect to the Loans, includes scheduled or prepaid collections with respect to the Loans, as well as the sale or exchange of a Non-REMIC Certificate.) Subject to the discussion below of certain limitations on itemized deductions, Non-REMIC Certificateholders will be entitled under Section 162 or 212 of the Code to deduct their pro rata share of related servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by the Company. An individual, an estate, or a trust that holds a Non-REMIC Certificate either directly or through a pass-through entity will be allowed to deduct such expenses under Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the holder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($196,600 for 1999, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Furthermore, in determining the alternative minimum taxable income of an individual, trust, estate or pass-through entity that is a holder of a Non-REMIC Certificate, no deduction will be allowed for such holder's allocable portion of the foregoing expenses, even though an amount equal to the total of such expenses will be included in such holder's gross income for alternative minimum tax purposes. To the extent that a Non-REMIC Certificateholder is not permitted to deduct servicing fees allocable to a Non-REMIC Certificate, the taxable income of the Non-REMIC Certificateholder attributable to that Non-REMIC Certificate will exceed the net cash distributions related to such income. Non-REMIC Certificateholders may deduct any loss on disposition of the Loans to the extent permitted under the Code.

  To the extent that any of the Loans comprising a Loan Pool were originated on or after March 2, 1984 and under circumstances giving rise to original issue discount, Certificateholders will be required to report annually an amount of additional interest income attributable to such discount in such Loans prior to receipt of cash related to such discount. See the discussion above under "REMIC Series--Original Issue Discount." Similarly, Code provisions concerning market discount and amortizable premium will apply to the Loans comprising a Loan Pool to the extent that the loans were originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under "REMIC Series--Market Discount" and "REMIC Series--Amortizable Premium." However, it is unclear whether a prepayment assumption should be used in accruing or amortizing any such discount or premium.

  Stripped Non-REMIC Certificates. Certain classes of Non-REMIC Certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Loan from ownership of the right to receive some or all of the related interest payments. Non-REMIC Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following: (i) if any servicing compensation is deemed to exceed a reasonable amount; (ii) if the Company or any other party retains a Retained Yield with respect to the Loans comprising a Loan Pool;
(iii) if two or more classes of Non-REMIC Certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Loans; or (iv) if Non-REMIC Certificates are issued which represent the right to interest only payments or principal only payments.

  Although not entirely clear, each Stripped Certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate, if any, must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant-yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. See "REMIC Series--Original Issue Discount" above. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above. A purchaser of a Stripped Certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either
(i) the amount of original issue discount with respect to the certificate was treated as zero under the original issue discount de minimis rule when the certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off of the Loans. See "REMIC Series--Market Discount" above.

  Although the OID Regulations suggest that a prepayment assumption is not to be used in computing the yield on the underlying assets of a Trust Fund with respect to which a REMIC election is not made, the Code appears to require that such a prepayment assumption be used in computing yield with respect to Stripped Certificates. In the absence of authority to the contrary, the Company intends to base information reports and returns to the Service and the holders of Stripped Certificates taking into account an appropriate prepayment assumption. Holders of Stripped Certificates should refer to the related Prospectus Supplement to determine whether and in what manner the original issue discount rules will apply thereto.

  When an investor purchases more than one class of Stripped Certificates it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of applying the original issue discount rules described above.

  It is possible that the Service may take a contrary position with respect to some or all of the foregoing tax consequences. For example, a holder of a Stripped Certificate may be treated as the owner of (i) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Loan or (ii) a separate installment obligation for each Loan representing the Stripped Certificate's pro rata share of principal and/or interest payments to be made with respect thereto. As a result of these possible alternative characterizations, investors should consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

  The servicing compensation to be received by the Company and the fee for credit enhancement, if any, may be questioned by the Service with respect to certain Certificates or Loans as exceeding a reasonable fee for the services being performed in exchange therefor, and a portion of such servicing compensation could be recharacterized as an ownership interest retained by the Company or other party in a portion of the interest payments to be made pursuant to the Loans. In this event, a Certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules.

  Gain or Loss on Disposition. Upon sale or exchange of a Non-REMIC Certificate, a Non-REMIC Certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the Loans represented by the Non-REMIC Certificate. Generally, the aggregate adjusted basis will equal the Non-REMIC Certificateholder's cost for the Non-REMIC Certificate increased by the amount of any previously reported income or gain with respect to the Non-REMIC Certificate and decreased by the amount of any losses previously reported with respect to the Non-REMIC Certificate and the amount of any distributions received thereon. Except as provided above with respect to the original issue discount and market discount rules, any such gain or loss would be capital gain or loss if the Non-REMIC Certificate was held as a capital asset.

  Tax Treatment of Certain Foreign Investors. Generally, interest or original issue discount paid to or accruing for the benefit of a Non-REMIC Certificateholder who is a Foreign Holder (as defined above under "REMIC Series--Taxation of Certain Foreign Investors") will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. Such Non-REMIC Certificateholder will be entitled to receive interest payments and original issue discount on the Non-REMIC Certificates free of United States federal income tax, but only to the extent the Loans were originated after July 18, 1984 and provided that such Non-REMIC Certificateholder periodically provides the Trustee (or other person who would otherwise be required to withhold tax) with a statement certifying under penalty of perjury that such Non-REMIC Certificateholder is not a United States person and providing the name and address of such Non-REMIC Certificateholder. For additional information concerning interest or original issue discount paid by the Company to a Foreign Holder and the treatment of a sale or exchange of a Non-REMIC Certificate by a Foreign Holder, which will generally have the same tax consequences as the sale of a Regular Certificate, see the discussion above under "REMIC Series--Taxation of Certain Foreign Investors."

  Tax Administration and Reporting. The Company will furnish to each Non-REMIC Certificateholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. In addition, the Company will furnish, within a reasonable time after the end of each calendar year, to each Non-REMIC Certificateholder who was a Certificateholder at any time during such year, information regarding the amount of servicing compensation received by the Company and any sub-servicer and such other customary factual information as the Company deems necessary or desirable to enable Certificateholders to prepare their tax returns. Reports will be made annually to the Service and to holders of record that are not excepted from the reporting requirements regarding information as may be required with respect to interest and original issue discount, if any, with respect to the Non-REMIC Certificates.

Other Tax Consequences

  No advice has been received as to local income, franchise, personal property, or other taxation in any state or locality, or as to the tax effect of ownership of Certificates in any state or locality. Certificateholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property, or other tax consequences arising out of their ownership of Certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

  Unless otherwise indicated in the applicable Prospectus Supplement, any Certificates offered hereby are not expected to constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because there will be a substantial number of Loans that are secured by liens on real estate that are not first liens, as required by SMMEA. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Certificates.

  The Federal Financial Institutions Examination Council, The Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency and the National Credit Union Administration have proposed or adopted guidelines regarding investment in various types of mortgage-backed securities. In addition, certain state regulators have taken positions that may prohibit regulated institutions subject to their jurisdiction from holding securities representing residual interests, including securities previously purchased. There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                                    RATINGS

  It is a condition precedent to the issuance of any Class of Certificates sold under this Prospectus that they be rated by at least one nationally recognized statistical rating organization in one of its four highest rating categories (within which there may be sub-categories or gradations indicating relative standing). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of any Series of Certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

                                  UNDERWRITING

  The Company may sell Certificates of each Series to or through underwriters (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters, and also may sell and place Certificates directly to other purchasers or through agents. The Company intends that Certificates will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Certificates may be made through a combination of such methods.

  The distribution of the Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  If so specified in the Prospectus Supplement relating to a Series of Certificates, the Company or any affiliate thereof may purchase some or all of one or more Classes of Certificates of such Series from the Underwriter or Underwriters at a price specified in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Certificates so purchased directly, through one or more Underwriters to be designated at the time of the offering of such Certificates or through broker-dealers acting as agent and/or principal. Such offering may be restricted in the manner specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

  In connection with the sale of the Certificates, Underwriters may receive compensation from the Company or from purchasers of Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the Certificates of a Series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Certificates of a Series may be deemed to be Underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Securities Act"). Any such Underwriters or agents will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.

  Under agreements which may be entered into by the Company, Underwriters and agents who participate in the distribution of the Certificates may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

  If so indicated in the Prospectus Supplement, the Company will authorize Underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase the Certificates from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligation of any purchaser under any such contract will be subject to the condition that the purchaser of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject from purchasing such Certificates. The Underwriters and such other agents will not have responsibility in respect of the validity or performance of such contracts.

  The Underwriters may, from time to time, buy and sell Certificates, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

  Certain of the Underwriters and their associates may engage in transactions with and perform services for the Company in the ordinary course of business.

                                 LEGAL MATTERS

  The legality and material federal income tax consequences of the Certificates will be passed upon for the Company by the counsel to the Company identified in the applicable Prospectus Supplement.

                                    EXPERTS

  The consolidated financial statements of the Company as of December 31, 1997 and for each of the years in the three-year period ended December 31, 1997 incorporated by reference herein have been audited by KPMG Peat Marwick LLP, independent accountants, as stated in their opinion given upon their authority as experts in accounting and auditing.


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      For 90 days after the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a copy of this prospectus supplement and the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



[GreenTree Logo]



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